   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 1999
                                                               PRELIMINARY COPY

================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             ---------------------

                           SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 1)

                             ---------------------

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:


[X] Preliminary Proxy Statement


[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))


[ ] Definitive Proxy Statement


[ ] Definitive Additional Materials


[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      MIDAMERICAN ENERGY HOLDINGS COMPANY
               (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.


[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)   Title of each class of securities to which transaction applies:

   (2)   Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

   (4)   Proposed maximum aggregate value of transaction:

   (5)   Total fee paid:


[X] Fee paid previously with preliminary materials.



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)   Amount Previously Paid:

   (2)   Form, Schedule or Registration Statement No.:

   (3)   Filing Party:

   (4)   Date Filed:

================================================================================

                                                               PRELIMINARY COPY



                                     [LOGO]



                      MIDAMERICAN ENERGY HOLDINGS COMPANY
                               666 GRAND AVENUE
                            DES MOINES, IOWA 50309


                                                              December   , 1999


Dear MidAmerican Shareholder:


     We invite you to attend a special meeting of shareholders of MidAmerican Energy Holdings Company to be held at 9:00 a.m., Central time, on January 27,
2000, at     .


     At the special meeting, we will ask you to approve the merger of a company formed by an investor group including Berkshire Hathaway Inc., Walter Scott, Jr., a director of MidAmerican, and David L. Sokol, MidAmerican's Chairman and Chief Executive Officer, with MidAmerican pursuant to a merger agreement that we entered into on October 24, 1999. If we complete the merger, MidAmerican shareholders will receive $35.05 in cash for each MidAmerican share they own and MidAmerican will become 100% owned by Berkshire Hathaway, Mr. Scott, Mr. Sokol and, possibly, other members of MidAmerican's current management. The $35.05 per share being paid in the merger represents a premium of approximately 29% over the $27.25 closing price of MidAmerican common stock on October 22, 1999, the last trading day before we announced the signing of the merger agreement.


     We cannot complete the merger unless the conditions to closing are satisfied, including obtaining the approval of holders of a majority of the outstanding shares of MidAmerican common stock and satisfying various regulatory requirements. We currently expect that the regulatory approvals will be obtained, and that the closing of the merger will occur, by no later than the end of April 2000.

     A special committee consisting of four independent members of MidAmerican's Board of Directors carefully reviewed, considered and negotiated the terms and conditions of the proposed merger. Based on its review, the special committee has unanimously determined that the terms of the merger agreement and the merger are fair to and in the best interests of MidAmerican and its unaffiliated shareholders. In making this determination, the special committee considered, among other things, opinions received from Lehman Brothers Inc. and Warburg Dillon Read LLC, the special committee's independent financial advisors, to the effect that the $35.05 per share to be received by you in the merger is fair to you from a financial point of view.

     THE BOARD OF DIRECTORS OF MIDAMERICAN, TAKING INTO ACCOUNT THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, HAS UNANIMOUSLY DETERMINED (WITH THREE DIRECTORS AFFILIATED WITH THE INVESTOR GROUP RECUSING THEMSELVES) THAT THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF MIDAMERICAN AND ITS UNAFFILIATED SHAREHOLDERS AND HAS APPROVED THE MERGER AGREEMENT AND THE MERGER. ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.


     The attached notice of special meeting and proxy statement explain the proposed merger and provide specific information concerning the special meeting. Please read these materials (including the appendices) carefully.

     Your vote is important. Whether or not you plan to attend the special meeting, you should complete, sign, date and promptly return the enclosed proxy card to ensure that your shares will be represented at the meeting. If you attend the special meeting and wish to vote in person, you may withdraw your proxy and do so.

     If you have any questions regarding the proposed transaction, please call MacKenzie Partners, Inc., our proxy solicitors, toll-free at 1-800-322-2885 or collect at (212) 929-5500, or our investor relations department at (515) 281-2204.


                                 Very truly yours,




                                 Stanley J. Bright
                                 Vice Chairman of the Board of Directors and Chairman of the Special Committee





 THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.





This proxy statement is dated December , 1999 and was first mailed to MidAmerican shareholders on December , 1999.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY
                               666 GRAND AVENUE
                            DES MOINES, IOWA 50309


                            ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON JANUARY 27, 2000

                            ---------------------

To the Shareholders of MidAmerican Energy Holdings Company:



     A special meeting of shareholders of MidAmerican Energy Holdings Company
will be held at 9:00 a.m., Central time, on January 27, 2000, at       , for the
following purposes:



   1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of October 24, 1999, among Teton Formation L.L.C., Teton Acquisition Corp. and MidAmerican, and the merger of Teton Acquisition Corp. with and into MidAmerican. In the merger, (a) each issued and outstanding share of MidAmerican common stock (other than shares held by MidAmerican, Teton Formation, Teton Acquisition and their respective subsidiaries and other than shares held by shareholders who perfect dissenters' rights under Iowa law) will be converted into the right to receive $35.05 per share in cash and (b) the articles of incorporation of MidAmerican will be amended and restated to be substantially in the form attached as Appendix B to the proxy statement. We refer to this proposal in the proxy statement as the "merger proposal;" and


   2. To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.



     The close of business on December 27, 1999 has been selected as the record date for determining shareholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the meeting. A list of shareholders entitled to vote at the special meeting will be available for examination at MidAmerican's principal executive offices, during ordinary
business hours, from December   , 1999 until the meeting.


     You have the right to dissent from the proposed merger and, upon compliance with the procedural requirements of the Iowa Business Corporation Act, to receive the "fair value" of your shares if the merger is completed. See "Special Factors--Dissenters' Rights of Shareholders" and Appendix E (which contains the relevant provisions of the Iowa Act) in the attached proxy statement.



     You should not send any certificates representing common stock with your proxy card.


     Whether or not you plan to attend the special meeting, you should complete, sign, date and promptly return the enclosed proxy card to ensure that your shares will be represented at the meeting. If you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.


                              By Order of the Board Directors



                              Steven A. McArthur
                              Senior Vice President, Mergers and Acquisitions, and Corporate Secretary


Dated: December   , 1999

                               TABLE OF CONTENTS





                                                    PAGE
                                                ------------
QUESTIONS AND ANSWERS
   ABOUT THE MERGER .........................          1
SUMMARY .....................................          3
   The Parties ..............................          3
   The Special Meeting ......................          3
   The Merger ...............................          4
   Selected Historical Financial Data of
      MidAmerican ...........................         10
INFORMATION CONCERNING THE
   SPECIAL MEETING ..........................         11
   Date, Time and Place of the Special
      Meeting ...............................         11
   Purpose of the Special Meeting ...........         11
   Record Date; Quorum; Outstanding
      Common Stock Entitled to Vote .........         11
   Voting Rights ............................         11
   Voting and Revocation of Proxies .........         11
   Solicitation of Proxies ..................         12
   Other Matters ............................         12
SPECIAL FACTORS .............................         13
   Background of the Merger .................         13
   Purpose of the Merger; Certain
      Effects of the Merger .................         20
   Recommendations of the Special
      Committee and the Board of
      Directors; Reasons for the Merger .....         21
   Fairness Opinions of Lehman
      Brothers and Warburg Dillon Read.......         25
   Position of the Investor Group as to
      the Fairness of the Merger ............         36
   Certain Projections Provided to
      Financial Advisors and the Investor
      Group .................................         37
   Interests in the Merger That Differ
      From Your Interests ...................         38
   Plans for MidAmerican Following the
      Merger ................................         41
   Merger Financing; Source of Funds ........         42
   Certain Federal Income Tax
      Consequences ..........................         44
   Accounting Treatment .....................         45
   Dissenters' Rights of Shareholders .......         45
THE MERGER AGREEMENT ........................         48
   The Merger ...............................         48
   Representations and Warranties ...........         49


                                                    PAGE
                                                ------------
   Certain Covenants ........................         50
   Other Agreements .........................         51
   No Solicitation of Transactions ..........         51
   Employee Benefit Plans ...................         52
   Conditions to the Merger .................         52
   Termination of the Merger
      Agreement .............................         53
   Termination Fees .........................         54
   Expenses .................................         55
   Amendment; Waiver ........................         55
REGULATORY MATTERS ..........................         56
   Antitrust Considerations .................         56
   Federal Power Act ........................         56
   Iowa Public Utility Regulation ...........         56
   Illinois Public Utility Regulation .......         56
   Public Utility Holding Company Act
      of 1935 ...............................         57
   Nuclear Regulatory Commission
      Regulation ............................         57
   European/U.K. Competition Filings ........         57
   Other Regulatory Matters .................         57
PARTIES TO THE MERGER .......................         58
SECURITY OWNERSHIP OF
   CERTAIN BENEFICIAL
   OWNERS AND MANAGEMENT ....................         60
PRICE RANGE OF COMMON
   STOCK AND DIVIDENDS ......................         61
CAUTIONARY STATEMENT
   REGARDING FORWARD-
   LOOKING STATEMENTS .......................         63
OTHER INFORMATION ...........................         63
   Proposals by Shareholders of
      MidAmerican ...........................         63
   Independent Auditors .....................         64
   Where You Can Find More
      Information ...........................         64
   Incorporation by Reference ...............         64
APPENDIX A: Agreement and Plan
   of Merger ................................        A-1
APPENDIX B: Form of Amended
   and Restated Articles of
   Incorporation of MidAmerican .............        B-1
APPENDIX C: Opinion of Lehman
   Brothers Inc. ............................        C-1

                                                 PAGE
                                                -----
APPENDIX D: Opinion of Warburg
   Dillon Read LLC ..........................     D-1
APPENDIX E: Dissenters' Rights
   Under Iowa Law ...........................     E-1
APPENDIX F: Transactions Involving
   MidAmerican Common Stock by
   Berkshire Hathaway Inc., Walter
   Scott, Jr., David L. Sokol, Teton
   Formation L.L.C., Teton Acquisition
   Corp., MidAmerican and Certain
   Executive Officers and Directors .........     F-1


                                                 PAGE
                                                -----
APPENDIX G: Information Relating
   to Berkshire Hathaway Inc., Walter
   Scott, Jr., David L. Sokol, Teton
   Formation L.L.C., Teton Acquisition
   Corp., MidAmerican and Certain
   Executive Officers and Directors .........    G-1

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:      WHAT EFFECT WILL THE MERGER HAVE ON MIDAMERICAN?

A: MidAmerican will be merged with Teton Acquisition Corp., a corporation formed by an investor group that includes Berkshire Hathaway Inc., Walter Scott, Jr., a director of MidAmerican, and David L. Sokol, MidAmerican's Chairman and Chief Executive Officer. MidAmerican will be the surviving company in the merger. After the merger has been completed, the common stock of MidAmerican will be 100% owned by members of the investor group and will no longer be publicly traded. In addition, at the effective time of the merger, the articles of incorporation of MidAmerican will be amended and restated to permit the issuance to Berkshire Hathaway of certain preferred securities of MidAmerican.

Q:      WHAT WILL I RECEIVE IN THE MERGER?

A: If the merger is completed, you will receive $35.05 in cash in exchange for each share of MidAmerican common stock that you own at the time of the merger. The $35.05 per share to be paid in the merger represents a premium of approximately 29% over the $27.25 closing price of MidAmerican common stock on October 22, 1999, the last trading day before we announced the signing of the merger agreement.

Q:      WHAT IS THE BOARD'S RECOMMENDATION?

A: The Board has unanimously determined (with three directors affiliated with the investor group recusing themselves) that the merger agreement and the merger are fair to you and in your and MidAmerican's best interests and recommends that you vote "FOR" approval of the merger proposal. In making this determination, the Board took into account the recommendation of a special committee consisting of four independent members of the Board following the special committee's review and evaluation of the fairness of the merger. The special committee and the Board considered the opinions of their financial advisors, Lehman Brothers and Warburg Dillon Read, to the effect that the $35.05 per share to be received by you in the merger is fair to you from a financial point of view.

Q.      WHAT VOTE OF SHAREHOLDERS IS REQUIRED TO APPROVE THE MERGER PROPOSAL?

A: The merger proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of MidAmerican common stock.

Q.      WHAT DO I NEED TO DO NOW?

A: You should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting, even if you plan to attend the meeting in person.

Q.      MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may change your vote by sending in a later dated, signed proxy card or a written revocation before the special meeting or by attending the special meeting and voting in person. Your attendance at the meeting will not, by itself, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

Q:      SHOULD I SEND MY STOCK CERTIFICATES NOW?

A: No. If the merger is completed, we will send you written instructions for exchanging your stock certificates for the merger consideration.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the procedures provided by your broker as to how to vote your shares.

Q:      WHAT HAPPENS IF I DO NOT SEND IN MY PROXY OR IF I ABSTAIN FROM VOTING?

A: If you do not send in your proxy or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against the merger proposal.

Q:      WHAT REGULATORY APPROVALS AND FILINGS ARE NEEDED TO COMPLETE THE MERGER?

A:      Before we can complete the merger, we will be required to:

         o await the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

         o receive approvals from the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission;

         o receive orders from Iowa and Illinois utility regulators permitting the merger;

         o notify utility regulators in Nebraska and South Dakota regarding the merger; and

         o await the receipt by the members of the investor group of evidence reasonably satisfactory to them that neither they nor their affiliates will be subject to regulation as a registered holding company under the Public Utility Holding Company Act of 1935, as amended (referred to in this proxy statement as the "1935 Act").

Q: WHEN DO YOU EXPECT TO MAKE THE REQUIRED REGULATORY FILINGS AND OBTAIN THE REQUIRED REGULATORY APPROVALS?

A: We currently expect that the above regulatory filings will be made and that the required approvals will be obtained by the end of April 2000. However, we cannot assure you that all required approvals will be obtained by this time.

Q:      WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?


A: The merger will be a taxable transaction to you for federal income tax purposes. A brief summary of the possible tax consequences to you appears on pages 43-44 of this proxy statement. You should consult your tax advisor as to the tax effect of your particular circumstances.


Q:      WHAT RIGHTS DO I HAVE TO DISSENT FROM THE MERGER?


A: If you wish, you may dissent from the merger and seek an appraisal of the fair value of your shares, but only if you comply with all requirements of Iowa law which are set forth in Appendix E and summarized on pages 44-46 of this proxy statement. The appraised fair value of your shares may be more or less than the price per share to be paid in the merger.


Q:      WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have additional questions about the merger or would like additional copies of the proxy statement, you should call MacKenzie Partners, our proxy solicitors, toll-free at 1-800-322-2885 or collect at (212) 929-5500, or our investor relations department at (515) 281-2204.

                                    SUMMARY


     This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. For additional information concerning the merger and the terms and conditions of the merger agreement, you should read this entire proxy statement, including the appendices, and the other documents referred to or incorporated by reference into this proxy statement. A copy of the merger agreement is attached to this proxy statement as Appendix A.

THE PARTIES (PAGES 58-59)


MIDAMERICAN ENERGY HOLDINGS COMPANY

MidAmerican is headquartered in Des Moines, Iowa and has approximately 9,800 employees. Through its retail utility subsidiaries, MidAmerican provides electric service to 2.2 million customers and natural gas service to 1.2 million customers worldwide. MidAmerican also manages and owns interests in approximately 8,300 megawatts of diversified power generation facilities in operation, construction and development. MidAmerican's common stock is traded on the New York Stock Exchange, the Pacific Exchange and the London Stock Exchange under the symbol "MEC." Information about MidAmerican and its three principal subsidiary companies is available on the Internet at http://www.midamerican.com.


TETON FORMATION L.L.C.
TETON ACQUISITION CORP.

Teton Formation. Teton Formation L.L.C. was formed as an Iowa limited liability company on October 14, 1999 by an investor group consisting of Berkshire Hathaway Inc., Walter Scott, Jr. and David L. Sokol for the purpose of entering into the merger agreement. Teton Formation has not engaged in any business activity other than in connection with the merger and the related transactions.


Teton Acquisition. Teton Acquisition Corp. was formed as an Iowa corporation on October 13, 1999 for the purpose of entering into the merger agreement. Teton Acquisition is a wholly owned subsidiary of Teton Formation and has not engaged in any business activity other than in connection with the merger and related transactions. Substantially all of the assets of Teton Acquisition consist of subscription agreements with the members of the investor group, under which such members have agreed to provide the financing required to complete the merger.

The Investor Group. Berkshire Hathaway is a holding company owning subsidiaries engaged in a number of diverse business activities, the most important of which is the property and casualty insurance and reinsurance business. Warren E. Buffett is Chairman of the Board and Chief Executive Officer of Berkshire Hathaway. Berkshire Hathaway is traded on the New York Stock Exchange under the symbols "BRKA" for its Class A Common Stock and "BRKB" for its Class B Common Stock.

Mr. Scott is a director of both MidAmerican and Berkshire Hathaway and has served as Chairman of the Board of Level 3 Communications, Inc., a communications and information services company, since September 1979. Level 3 Communications was formerly known as Peter Kiewit Sons', Inc., for which, until the spin-off of its construction operations in March 1998, Mr. Scott also served as Chief Executive Officer. Certain of Mr. Scott's family members and related family interests may hold equity interests in MidAmerican following the merger.

Mr. Sokol has been MidAmerican's Chairman of the Board since 1994 and its Chief Executive Officer since 1993.


THE SPECIAL MEETING

Date, Time, Place and Matters to be Considered (page 11)


The special meeting will be held at 9:00 a.m., Central time, on January 27,
2000, at    . At the special meeting, you will be asked to consider and vote upon the merger proposal.


Vote Required (page 11)

The merger proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of MidAmerican common stock. To the knowledge of MidAmerican after reasonable inquiry, each of the directors and executive officers of

MidAmerican (including Messrs. Scott and Sokol), who collectively beneficially own an aggregate of 5,235,791 shares of MidAmerican common stock, or 8.5% of the shares outstanding as of November 1, 1999, have indicated their intention to vote their shares in favor of the merger proposal.


Record Date for Voting (page 11)


The close of business on December 27, 1999 is the record date for determining holders of shares of MidAmerican common stock entitled to vote at the special meeting. Each share of common stock will be entitled to one vote. On the record
date, there were     shares entitled to vote at the special meeting.

Revocation of Proxies (page 11-12)


You may revoke your proxy at any time before the special meeting by delivering a written notice of revocation to our Corporate Secretary, by executing and delivering a later-dated proxy or by attending the meeting and giving oral notice of your intention to vote in person. Your attendance at the meeting will not by itself constitute a revocation of your proxy.

Unless contrary instructions are indicated on your proxy, all of your shares represented by valid proxies will be voted FOR the approval of the merger proposal.


THE MERGER


What You will Receive in the Merger (pages 48-55)


You will receive $35.05 per share in cash in exchange for each share of MidAmerican common stock that you own. The merger price represents a 29% premium over the $27.25 per share closing price of MidAmerican common stock on October 22, 1999, the last trading day before we announced the signing of the merger agreement.


Background of the Merger; Reasons for the Merger (pages 13-25)


For a description of the events leading to the approval of the merger by the Board, you should refer to "Special Factors -- Background of the Merger" and "--Recommendations of the Special Committee and the Board of Directors; Reasons for the Merger."


Purpose of the Merger; Certain Effects of the Merger (pages 20-21)



The principal purpose of the merger is to enable the members of the investor group to own all of the equity interests in MidAmerican and to provide you with the opportunity to receive a cash price for your shares at a premium over the market prices at which the common stock traded before announcement of the merger agreement.


The merger will terminate all common equity interests in MidAmerican held by shareholders other than the members of the investor group, and the members of the investor group will be the sole beneficiaries of any earnings and growth of MidAmerican following the merger.


Upon completion of the merger, our common stock will be delisted from the stock exchanges on which it currently trades and will no longer be publicly traded.



Recommendations of the Special Committee and the Board (page 21)



The Board, taking into account the recommendation of the special committee and the opinions of Lehman Brothers and Warburg Dillon Read, has unanimously determined (with three directors affiliated with the investor group recusing themselves) that the merger is fair to you and in your and MidAmerican's best interests and recommends that you vote FOR approval of the merger proposal.



Opinions of Lehman Brothers and Warburg Dillon Read (pages 25-35)



Lehman Brothers and Warburg Dillon Read each delivered an opinion to the special committee and the Board to the effect that, as of the date of its opinion, the price per share to be received by you in the merger was fair to you from a financial point of view. We have attached copies of these opinions as Appendix C and Appendix D to this proxy statement. The opinions of Lehman Brothers and Warburg Dillon Read are addressed to the special committee and the Board and do not constitute a recommendation as to how you should vote at the special meeting.

Interests in the Merger That Differ From Your Interests (pages 38-41)


In considering the Board's recommendation that you vote in favor of the merger proposal, you should be aware that some of our directors and officers have interests in the merger that are different from your interests as a shareholder, including the following:

 o Walter Scott, Jr., a director of MidAmerican, and David L. Sokol, the Chairman and Chief Executive Officer of MidAmerican, are members of the investor group and, in connection therewith, will contribute cash and/or certain of their existing shares of MidAmerican common stock and options to acquire MidAmerican common stock to Teton Acquisition immediately prior to completion of the merger in exchange for equity interests in Teton Acquisition. Those equity interests in Teton Acquisition will be converted into equivalent equity interests in MidAmerican (valued at the merger price) at the time of completion of the merger. The exchange of MidAmerican common stock and options for equivalent equity interests in Teton Acquisition, and the subsequent conversion of such interests for equivalent equity interests in MidAmerican, is expected to be accomplished on a tax-free basis. It is expected that Mr. Scott, possibly together with certain of his family members and related family interests, will own approximately 18% of the equity interests and 88.1% of the voting interests in MidAmerican following the merger and that Mr. Sokol will own approximately 0.4% of the equity interests and 2% of the voting interests in MidAmerican following the merger.

 o If invited by Mr. Sokol, prior to completion of the merger, up to three other members of our management may become a part of the investor group and, in connection therewith, may be given the opportunity to contribute to Teton Acquisition all or a portion of their existing equity interests in MidAmerican in exchange for equivalent equity interests in Teton Acquisition. These equity interests in Teton Acquisition will be converted into equivalent equity interests in MidAmerican (valued at the merger price) at the time of completion of the merger. The maximum amount that may be so exchanged by additional management participants, if any, may not exceed $12.5 million in equity value. The potential participation by additional management members, if any, would cause a small downward adjustment to the ownership percentages of the other members of the investor group (other than the percentage voting interest of Berkshire Hathaway). No such offer has yet been made to any other members of our management.

 o Upon a change of control of MidAmerican (including completion of the merger), all of Mr. Sokol's options to acquire 1,650,000 shares of MidAmerican common stock will become immediately vested and exercisable. In addition, under the terms of a proposed amended employment agreement between us and Mr. Sokol that would take effect upon the completion of the merger, assuming that Mr. Sokol contributes all of the MidAmerican common stock and options that he owned on October 23, 1999 to Teton Acquisition, Mr. Sokol would be entitled to receive additional options to purchase 549,277 shares of MidAmerican common stock at a price of $35.05 per share. Under the amended employment agreement, if the merger is completed, the exercise term of Mr. Sokol's presently outstanding options would also be extended to a term of eight years from the completion of the merger. Furthermore, under Mr. Sokol's employment agreement with us, if Mr. Sokol's employment were terminated by us without cause, or by Mr. Sokol for good reason, Mr. Sokol would be entitled to severance payments of approximately $8.6 million, whether or not the merger is completed.

 o It is anticipated that the additional management participants, if any, who subsequently are invited to join the investor group would receive additional options similar to those to be received by Mr. Sokol in respect of a number of shares of MidAmerican common stock equal to 30% of the total number of shares presently owned by them or subject to options owned by them, but only if they contribute all of their MidAmerican common stock and options to Teton Acquisition. In addition, such additional management participants would have the term of their presently outstanding options similarly extended to an eight year term, but only if they contribute at least 65% of their existing holdings of MidAmerican common stock and options to Teton Acquisition.

 o Under the terms of various employment agreements with a number of our other executive officers, if any executive officer's employment were terminated by us without cause, or, following a change of control of MidAmerican (including upon completion of the merger), by the executive for good reason, the executive would be entitled to severance payments in an amount equal to two years of compensation plus continued employee benefits. In addition, some executives, including Mr. Sokol, would receive additional participation and vesting credit under our supplemental retirement plan. These severance payments, excluding the severance payments to Mr. Sokol discussed above, would total approximately $14.2 million if all of these executives were terminated. Finally, some executives, including Mr. Sokol, would be compensated if excise taxes were payable by such executives as a result of their compensation arrangements.

 o Mr. Scott is a director of both Berkshire Hathaway and MidAmerican. As a result, he may owe duties to Berkshire Hathaway and its shareholders that conflict with his duties to MidAmerican and its shareholders.

 o Our directors and executive officers, excluding Messrs. Scott and Sokol, hold a total of 117,450 shares of MidAmerican common stock and options to purchase 1,945,844 shares of MidAmerican common stock. Upon completion of the merger, these stock options will vest and become immediately exercisable and will be converted into the right to receive the difference between the $35.05 per share merger price and the exercise price of each option.

 o In the merger agreement, we are required to indemnify our directors and officers, to keep in place the indemnification rights of our directors and officers under our articles of incorporation and by-laws and to maintain directors' and officers' liability insurance following the merger.

The special committee and the Board were aware of these interests and considered them in making their recommendations.


Merger Financing; Source of Funds (pages 42-44)


The maximum total amount of funds required to complete the merger, including related costs and expenses, is expected to be approximately $2.41 billion. This amount assumes that no shareholders perfect their dissenters' rights under Iowa law, but excludes approximately $120 million of MidAmerican shares and options (valued at the merger price) which are expected to be contributed to Teton Acquisition by Mr. Scott and possibly his family members and related family interests, and by Mr. Sokol. It also includes approximately $345 million that we will be required to pay to holders of our convertible preferred securities if they choose to convert all such securities into common stock at or before the completion of the merger.

The members of the investor group have entered into subscription agreements with Teton Acquisition to provide an aggregate of up to $2.35 billion in cash and MidAmerican securities to Teton Acquisition in exchange for securities of Teton Acquisition or a trust to be formed by Teton Acquisition, with the proceeds of such contributions to be used for purposes of funding the merger. This amount includes approximately $120 million of MidAmerican shares and options (valued at the merger price) which are expected to be contributed to Teton Acquisition by Mr. Scott and possibly his family members and related family interests, and by Mr. Sokol. Upon completion of the merger, these securities and all other Teton Acquisition securities will convert into equivalent securities of MidAmerican.

The closing under each of the subscription agreements is conditioned on, among other things, all conditions to the merger being satisfied or waived, the simultaneous closings under the other subscription agreements and the execution by Teton Acquisition and the members of the investor group of a shareholders agreement containing put and call rights and transfer restrictions.

The investor group expects to fund the balance of the merger consideration, including any amounts payable to holders of our convertible preferred securities who convert such securities into common stock before completion of the merger and related costs and expenses from our available cash or by drawing up to $180 million under our existing revolving credit agreement. However, if and to the extent such funds are not available, Berkshire Hathaway has agreed under its subscription agreement to lend Teton Acquisition up to $180 million to provide the remaining funds required to complete the merger.


Conditions to the Merger (pages 52-53)


Each party's obligation to complete the merger is subject to a number of conditions, including the following:

 o  approval by our shareholders of the merger proposal;

 o  the absence of any order or injunction prohibiting the merger;

 o the receipt of all required approvals and final orders by governmental or regulatory authorities; and

 o the expiration or termination of the waiting period under the Hart-Scott-Rodino Act.

Our obligation to complete the merger is subject to the following additional conditions:

 o the material accuracy of the representations and warranties of Teton Formation and Teton Acquisition, and the performance in all material respects of their obligations under the merger agreement; and

 o  our receipt of customary closing certificates and legal opinions.

The obligations of Teton Formation and Teton Acquisition to complete the merger are subject to the following additional conditions:

 o the material accuracy of our representations and warranties and the performance in all material respects of our obligations under the merger agreement;

 o the absence of any circumstance that would have, or could reasonably be expected to have, a material adverse effect on us or our ability to complete the merger;

 o  the receipt of all material third party consents to the merger;

 o  the satisfactory resolution of certain insurance matters;

 o the receipt by Teton Formation of customary closing certificates and legal opinions;

 o the receipt by the members of the investor group of evidence reasonably satisfactory to them that neither they nor their affiliates will be subject to regulation as a registered holding company under the 1935 Act as a result of the merger;

 o the cancellation of all outstanding stock options under our option plans (which will be cashed out in the merger); and

 o the holders of not more than 10% of our outstanding shares perfecting dissenters' rights under Iowa law.

The obligations of Teton Formation and Teton Acquisition to complete the merger are not subject to a financing condition.


Regulatory Filings and Approvals (pages 56-57)


We must make filings with and receive approvals of various federal, state and foreign regulatory agencies before the merger can be completed. At the federal level, these approvals include the approval of the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission and the expiration or termination of the waiting period under the Hart-Scott-Rodino Act. At the state level, the Iowa Utilities Board and Illinois Commerce Commission must permit the merger to occur. The parties are also required to comply with notice requirements in Nebraska and South Dakota. In addition, the merger is conditioned on the members of the investor group receiving evidence reasonably satisfactory to them that neither they nor their affiliates will be subject to regulation as a registered holding company under the 1935 Act as a result of the merger.



Termination of the Merger Agreement (pages 53-54)



The parties to the merger agreement can mutually agree to terminate the merger agreement at any time, whether before or after receiving shareholder approval, without completing the merger. The merger agreement may also be terminated:


 o by us or Teton Formation if the merger is not completed by April 30, 2000, although this deadline will be automatically extended to July 31, 2000 if the completion of the merger is delayed only because the required governmental approvals have not yet been received;


 o by us or Teton Formation if our shareholders do not approve the merger proposal;


 o by us or Teton Formation if a law or court order permanently prohibits the merger;


 o by us prior to the shareholder vote if our Board concludes in good faith that its fiduciary duties could reasonably require it to accept a third party acquisition proposal, provided that:


    -- the acquisition proposal is reasonably capable of being completed;


    -- the third party has demonstrated that financing for the acquisition proposal is reasonably likely to be obtained;


    -- the Board concludes, after considering applicable law and consulting with outside counsel, that a failure to do so could reasonably be expected to constitute a breach of the Board's fiduciary duties under applicable law;


    -- we have complied with the no solicitation covenant and with our obligations under the merger agreement to hold a shareholder meeting, mail a proxy statement and recommend the merger;

    -- the person making the acquisition proposal has agreed in writing to pay the termination fee required by the merger agreement; and

    -- we have negotiated with Teton Formation to make adjustments to the terms and conditions of the merger as would enable us to proceed with the merger;

 o by Teton Formation if our Board withdraws or modifies, in a manner adverse to Teton Formation, the Board's approval of the merger agreement, fails to affirm its approval or recommendation of the merger or recommends an alternative transaction;

 o by us if Teton Formation or Teton Acquisition materially breaches its representations, warranties or covenants under the merger agreement after notice and an opportunity to cure the breach;

 o by Teton Formation if we materially breach our representations, warranties or covenants under the merger agreement after notice and an opportunity to cure the breach; or

 o by us if the subscription agreements are terminated without being replaced, as provided in the merger agreement.


Termination Fees (pages 54-55)


We will be required to pay to Teton Formation a termination fee of $40 million, plus $8 million as reimbursement of expenses, if:

 o the merger agreement is terminated by Teton Formation because the Board withdraws or modifies, in a manner adverse to Teton Formation, its recommendation of the merger agreement, fails to reaffirm such recommendation or recommends any alternative transaction;

 o the merger agreement is terminated by us in connection with a third party acquisition proposal after the Board has concluded in good faith that its fiduciary duties under applicable law could reasonably require it to accept the acquisition proposal; or

 o  the merger agreement is terminated under circumstances where:

       -- the termination is due to (1) our shareholders failing to approve the merger proposal, (2) the merger failing to be completed by the applicable termination date or (3) a material breach of our representations, warranties or covenants;

       -- at the time of termination, a third party had made an acquisition proposal which has not been rejected and withdrawn; and

       -- within 18 months of such termination, we enter into an agreement with the third party to complete an alternative transaction.

Teton Formation has agreed to pay us a termination fee of $40 million, plus additional damages (but only to the extent proven) up to $40 million, if we terminate the merger agreement because Teton Formation and Teton Acquisition have failed to deposit the merger consideration with the exchange agent at a time when all conditions to Teton Formation's obligations under the merger agreement have been satisfied or waived.


Dissenters' Rights (pages 45-47 and Appendix E)


You are entitled to exercise dissenters' rights in connection with the merger. If you elect to exercise dissenters' rights, you must deliver to us, before the shareholder vote to approve the merger proposal is taken, written notice of your intent to demand payment of the "fair value" of your shares if the merger is completed, and you must not vote to approve the merger proposal.


Federal Income Tax Consequences (pages 44-45)


You will be taxed on the cash you receive in the merger to the extent that the cash exceeds your tax basis in your MidAmerican shares or, conversely, you will recognize loss to the extent that your tax basis exceeds the cash you receive. You should consult your tax advisor regarding the U.S. federal income tax consequences of the merger, as well as any tax consequences under state, local or foreign laws.

               SELECTED HISTORICAL FINANCIAL DATA OF MIDAMERICAN

     The following selected historical financial data for each of the years ended December 31, 1994 through 1998 have been derived from our audited consolidated financial statements incorporated by reference into this proxy statement. The selected historical financial data for each of the nine-month periods ended September 30, 1998 and 1999 have been derived from our unaudited consolidated financial statements incorporated by reference into this proxy statement. This information is only a summary and you should read it together with the historical financial statements and related notes contained in the annual reports and other information that we have filed with the SEC and incorporated by reference. See "Where You Can Find More Information."

                                                                      YEARS ENDED DECEMBER 31,
                                           ------------------------------------------------------------------------------
                                                 1994          1995(2)         1996(3)         1997(4)        1998(5)
                                           --------------- --------------- --------------- -------------- ---------------
                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Operating revenue                            $   154,562     $   335,630     $   518,934     $2,166,338     $ 2,555,206
Net income (loss) ........................        36,827          63,415          92,461        (84,027)        127,003
Net income (loss) per share ..............   $      0.96     $      1.32     $      1.69     $    (1.25)    $      2.11
Basic common shares outstanding ..........        33,189          47,249          54,739         67,268          60,139
Net income (loss) per share-diluted.......   $      0.90     $      1.22     $      1.54     $    (1.22)    $      2.01
Diluted common shares outstanding.........        39,203          56,195          65,072         68,686          74,100
BALANCE SHEET DATA:
Total assets .............................   $ 1,131,145     $ 2,654,038     $ 5,630,156     $7,487,626     $ 9,103,524
Total liabilities ........................       867,703       2,084,474       4,181,052      5,282,162       7,598,040
MidAmerican-obligated mandatorily
 redeemable convertible preferred
 securities of subsidiary trusts .........            --              --         103,930        553,930         553,930
Preferred securities of subsidiaries .....            --              --         136,065         56,181          66,033
Redeemable preferred stock ...............        63,600              --              --             --              --
OTHER DATA:
Ratio of earnings to fixed charges .......           1.7x            1.5x            1.6x           1.4x            1.4x
Book value per share .....................   $      5.65     $     10.74     $     13.88     $     9.41     $     13.88



                                                  NINE MONTHS ENDED
                                                  SEPTEMBER 30, (1)
                                           --------------------------------
                                               1998(5)          1999(6)
                                           --------------- ----------------
                                           (IN THOUSANDS, EXCEPT PER SHARE
                                                       AMOUNTS)
INCOME STATEMENT DATA:
Operating revenue                            $ 1,813,302     $  2,864,047
Net income (loss) ........................       107,384          110,492
Net income (loss) per share ..............   $      1.78     $       1.84
Basic common shares outstanding ..........        60,330           59,945
Net income (loss) per share-diluted.......   $      1.67     $       1.73
Diluted common shares outstanding.........        74,274           72,397
BALANCE SHEET DATA:
Total assets .............................   $ 9,096,619     $ 11,009,554
Total liabilities ........................     7,597,106        9,311,453
MidAmerican-obligated mandatorily
 redeemable convertible preferred
 securities of subsidiary trusts .........       553,930          450,000
Preferred securities of subsidiaries .....        66,043          147,192
Redeemable preferred stock ...............            --               --
OTHER DATA:
Ratio of earnings to fixed charges .......           1.5x             1.5x
Book value per share .....................   $     13.82     $      15.59

----------
(1) MidAmerican's results have historically been seasonal in nature; therefore, operating results for interim periods are not indicative of the results for the full fiscal year.

(2)   Reflects the acquisition of Magma Power Company on February 24, 1995.

(3) Reflects the acquisition of the remaining 50% of its partners' interests in four generating plants in Southern California on April 17, 1996, the acquisition of Falcon Seaboard Resources, Inc. on August 7, 1996 and the acquisition of majority ownership of Northern Electric plc by CE Electric on December 24, 1996. In March 1997, the acquisition of Northern Electric was completed.

(4) Reflects a 1997 non-recurring Indonesian asset impairment charge of $87 million or $1.29 per share.

(5)   Reflects the acquisition of Kiewit Diversified Group on January 2, 1998.

(6) Reflects the acquisition of MidAmerican Energy Holdings Company by CalEnergy Company, Inc. on March 12, 1999.

                   INFORMATION CONCERNING THE SPECIAL MEETING


DATE, TIME AND PLACE OF THE SPECIAL MEETING


     This proxy statement is furnished to you in connection with the solicitation of proxies by the MidAmerican Board of Directors for the meeting of shareholders to be held at 9:00 a.m., Central time, on January 27, 2000, at
                       , or any postponement or adjournment of the meeting. This proxy statement, the Notice of Special Meeting and the accompanying form
of proxy card are first being mailed to shareholders on or about December   ,
1999.



PURPOSE OF THE SPECIAL MEETING

   At the special meeting, you will be asked:

   -- to consider and vote upon a proposal to approve the merger agreement and the merger of Teton Acquisition with and into MidAmerican. In the merger, (a) each issued and outstanding share of MidAmerican common stock (other than shares held by MidAmerican, Teton Formation, Teton Acquisition and their respective subsidiaries and other than shares held by shareholders who perfect dissenters' rights under Iowa law) will be converted into the right to receive $35.05 per share in cash and (b) the articles of incorporation of MidAmerican will be amended and restated to be substantially in the form attached as Appendix B to this proxy statement; and

   -- to transact any other business that may properly come before the special meeting or any adjournment or postponement of the meeting.


RECORD DATE; QUORUM; OUTSTANDING COMMON STOCK ENTITLED TO VOTE


     All record holders of shares of MidAmerican common stock at the close of business on December 27, 1999 are entitled to notice of, and to vote at, the special meeting. The presence, in person or by proxy, of holders of a majority of the outstanding shares of common stock is required to constitute a quorum for the transaction of business. A list of record holders will be available for
examination at our principal executive offices from December   , 1999 until the
special meeting. At the close of business on December 27, 1999, there were shares of MidAmerican common stock outstanding.



VOTING RIGHTS


     You are entitled to one vote for each share of common stock that you held as of the close of business on the record date. The affirmative vote of the holders of a majority of the outstanding shares of MidAmerican common stock is required to approve the merger proposal. Under Iowa law, in determining whether approval of the merger proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against approval of the merger proposal. To the knowledge of MidAmerican after reasonable inquiry, each of the directors and executive officers of MidAmerican (including Messrs. Scott and Sokol), who collectively beneficially own an aggregate of 5,235,791 shares of MidAmerican common stock, or 8.5% of the shares outstanding as of November 1, 1999, have indicated their intention to vote their shares in favor of the merger proposal.



VOTING AND REVOCATION OF PROXIES

     A form of proxy card for your use at the special meeting accompanies this proxy statement. All properly executed proxies that are received prior to or at the special meeting and not revoked will be voted at the special meeting in the manner specified. If you execute and return a proxy and do not specify otherwise, the shares represented by your proxy will be voted "FOR" approval of the merger proposal in accordance with the recommendation of the Board. In that event, you will not have the right to dissent from the merger and seek an appraisal of the fair value of your shares.

     If you have given a proxy pursuant to this solicitation, you may nonetheless revoke it by attending the special meeting and giving oral notice of your intention to vote in person. In addition, you may revoke any proxy you give at any time before the special meeting by delivering to our Secretary a written statement revoking it or by delivering a duly executed proxy bearing a later date. If you have executed and delivered a proxy to us, your attendance at the special meeting will not in and of itself constitute a revocation of your proxy. If you vote in favor of the merger proposal, you will not have the right to dissent and seek appraisal of the fair value of your shares. If you do not send in your proxy or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against the merger proposal.


SOLICITATION OF PROXIES



     We will bear the cost of the solicitation of proxies. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of common stock they hold of record. We have retained MacKenzie Partners to coordinate the solicitation of proxies for a fee of $25,000, plus reasonable out-of-pocket expenses.



OTHER MATTERS



         We do not know of any matters other than those described in this proxy statement which may come before the special meeting. If any other matters are properly presented to the special meeting for action, we intend that the persons named in the enclosed form of proxy card will vote in accordance with their best judgment. These matters may include an adjournment or postponement of the special meeting from time to time if our Board so determines, except that proxies that are voted against the merger proposal may not be voted by the persons named in the enclosed form of proxy card for an adjournment or postponement of the special meeting. If any adjournment or postponement is made, we may solicit additional proxies during the adjournment period.



     Your vote is important. Please return your marked proxy card promptly so your shares can be represented, even if you plan to attend the meeting in person.



     You should not send any certificates representing common stock with your proxy card. If we complete the merger, the procedure for the exchange of certificates representing common stock will be as described on pages 47-48 of this proxy statement.

                                SPECIAL FACTORS


BACKGROUND OF THE MERGER


     At a regularly scheduled meeting of the MidAmerican Board on August 19, 1999, the Board discussed the future direction of MidAmerican in light of the failure of MidAmerican's common stock to respond favorably following the merger in March 1999 pursuant to which MidAmerican's predecessor, CalEnergy Company, Inc., and the former MidAmerican Energy Holdings Company were combined and the subsequent stock price decline of approximately $4 per share which was attributed by MidAmerican to the electric distribution price review announced by the U.K. power regulator in August 1999 which resulted in a significant lowering of permissible prices charged by MidAmerican's electric and gas utility in the United Kingdom. At this meeting, the Board noted that MidAmerican's stock price had not performed in a manner consistent with the Board's expectation that, following the merger of MidAmerican and CalEnergy, such price would exceed the performance of the Standard & Poor's Utility Index. Instead, the MidAmerican common stock price underperformed the Index over the time period from March 12, 1999 (when the merger of CalEnergy and MidAmerican was consummated) through the date of the August 19, 1999 Board meeting and declined significantly following the August 1999 announcement of the distribution price review described above. The Board's expectation of a potential improvement in MidAmerican's stock price was based, in part, on the anticipation that, following the closing of that merger, MidAmerican's price-to-earnings multiple would increase as a result of MidAmerican's announced strategy and its prospects, including the Board's view as to the strength and potential of MidAmerican's combined independent power production and utility operations. The Board attributed the failure to achieve such a multiple to, among other things, (1) the failure of the trading markets to fully understand MidAmerican's strategy and properly value a combined independent power producer and utility company with MidAmerican's growth prospects at a significantly higher multiple than the average multiples applicable to traditional electric utility company stocks and (2) the impact on MidAmerican of the adverse United Kingdom regulatory developments described above, which the Board believed would be long term.

     At the conclusion of the Board's discussion at its August 19th meeting, the Board authorized management to commission investment bankers to consider, on a preliminary basis, the options available to MidAmerican to enhance shareholder value. Following this meeting, management engaged Credit Suisse First Boston Corporation ("CSFB") and Lehman Brothers to review and analyze MidAmerican's strategic alternatives and, upon completion of such review and analysis, to report their findings to the Board. In connection with their review, CSFB and Lehman Brothers were provided complete access to the historical and projected financial data of MidAmerican and to MidAmerican's management team.


     Following the August 19, 1999 meeting, David L. Sokol, Chairman and Chief Executive Officer of MidAmerican, began to consider the possibility of acquiring MidAmerican with one or more other investors and conceptually discussed this possibility with Walter Scott, Jr., a director of MidAmerican. At a social gathering on September 23, 1999, Mr. Scott asked Warren E. Buffett, Chairman and Chief Executive Officer of Berkshire Hathaway, if he would be interested in discussing a possible investment involving MidAmerican, and Mr. Buffett indicated that he would. On September 29, 1999, at a meeting with Mr. Scott and Mr. Buffett, Mr. Sokol introduced to Mr. Buffett the general topic of possible participation in an acquisition group that would include Mr. Sokol. At the conclusion of that meeting, Mr. Buffett indicated his preliminary interest in continued discussions if the Board were to authorize Mr. Sokol to propose a consensual transaction.


     At a meeting of the Board on October 1, 1999, CSFB and Lehman Brothers made presentations with respect to MidAmerican's strategic alternatives, which included (1) maintaining the status quo by continuing to operate MidAmerican as an independent public entity, (2) effecting a financial restructuring of MidAmerican (including a possible repurchase of up to 25% of MidAmerican's common stock or implementation of a dividend policy), (3) acquiring one or more other companies in the power or gas industry, (4) selling selected assets of MidAmerican, (5) spinning off MidAmerican's independent power production business and (6) selling MidAmerican to a financial or strategic buyer (whether by negotiated purchase, auction or otherwise). CSFB and Lehman Brothers also made presentations to the Board with respect to their preliminary valuation analyses of MidAmerican and indicated that MidAmerican's common stock was undervalued based on most of their valuation measures and was more appropriately valued between $34-$38 per share.


     During the Board's consideration of the alternatives presented by CSFB and Lehman Brothers at the October 1, 1999 meeting, CSFB and Lehman Brothers noted their view that:

    o Maintaining the status quo would, in the near term, be unlikely to result in any significant improvement in MidAmerican's stock price due, in significant part, to the recent U.K. price review developments, the perception that MidAmerican's near term earnings growth was predominantly concentrated in its Philippines projects and the failure of investors to understand and properly value MidAmerican's strategy and prospects. Moreover, given MidAmerican's undervalued share price, pursuing MidAmerican's growth strategy would likely be difficult in the foreseeable near term due, in part, to MidAmerican's limited capacity to incur additional debt and the fact that the use of MidAmerican's stock as acquisition currency would, in most of the reviewed cases, be dilutive.

    o A financial restructuring achieved through the repurchase of up to 25% of MidAmerican's outstanding common shares could be accretive to MidAmerican's earnings per share calculation and, like the alternative of implementing a current regular dividend policy, would result in greater immediate cash yields to shareholders than would the status quo alternative or several of the other alternatives considered. However, the long term benefits of any such financial restructuring would be dependent predominantly upon the subsequent stock price performance of MidAmerican. In that regard, such a financial restructuring would likely signal to the stock market that MidAmerican's growth is declining or that it has identified no more positive uses for its cash, resulting in negative effects on MidAmerican's price to earnings multiple and stock price. Furthermore, a significant stock repurchase would reduce the liquidity in the stock and adversely affect its investment characteristics. Finally, either such restructuring alternative, particularly a significant stock repurchase (which would require MidAmerican to incur significant additional borrowings or sell a substantial portion of its assets in order to fund the repurchase) could lead to downward ratings pressure, with a strong likelihood that MidAmerican's investment grade debt rating would be reduced to non-investment grade. This would significantly increase MidAmerican's cost of capital and limit its access to the capital markets.

    o One or more acquisitions could be pursued with a view to potentially transforming or otherwise benefitting MidAmerican. CSFB and Lehman Brothers had identified various possibilities in the power and gas sectors (in both the U.S. and internationally) which might positively impact MidAmerican's shareholders in the long term through an increase or improvement in the combined company's scale, market presence, market access or asset base. CSFB and Lehman Brothers informed the Board, however, that most of the possible acquisition targets identified by CSFB and Lehman Brothers involved potentially significant regulatory issues or were viewed as being unwilling to engage in an acceptably structured consensual transaction with MidAmerican or were believed likely to be dilutive to the earnings of MidAmerican if MidAmerican's stock were issued as a substantial portion of the consideration. In this regard, it was considered that MidAmerican was already highly leveraged and therefore the incurrence of substantial additional debt in the context of an acquisition would likely jeopardize MidAmerican's investment grade rating. In addition, it was observed that many potential acquisitions in the power sector are subject to complex regulatory approvals in the United States, take significant time (possibly as much as 2 years) and, as a general matter, involve substantial risks and uncertainties.

    o A sale of specific assets of MidAmerican, which could include the sale of Northern Electric and/or MidAmerican's Philippines business, could raise cash for distribution to shareholders by way of a one-time stock buyback or a one-time dividend or could permit the cash proceeds to be utilized by MidAmerican to acquire another business or businesses. CSFB and Lehman noted, however, that, any such disposition was considered to be difficult to achieve at acceptable values in the current market and was likely to be dilutive to earnings. In addition, largely because of the recently announced adverse U.K. distribution price review, a sale of Northern Electric in the near term was viewed by CSFB and Lehman Brothers as not presently being an attractive alternative for MidAmerican. A sale of other parts, such as the Philippines projects and MidAmerican's U.S. based independent power producing assets, also appeared to CSFB and Lehman Brothers to be too small, in the case of the U.S. based power assets, to achieve a meaningful improvement in shareholder value and, in each case, to be dilutive to earnings. Finally, CSFB and Lehman Brothers observed that the use of the proceeds from any such disposition to fund a stock buyback or a one-time dividend would be likely to have the adverse consequences described above and that the satisfactory replacement of the earnings contributed by such disposed of assets through an acquisition or other reinvestment in MidAmerican's business was unlikely to be achieved on acceptable terms.

    o A spin-off of MidAmerican's U.S. based independent power producing assets would likely have only a minimal impact on shareholder value given the small size of the business unit and would possibly not be feasible under existing indebtedness restrictions.

    o A sale of MidAmerican to a strategic or financial investor (potentially including a leveraged buyout) could be the most immediate and effective way to create enhanced shareholder value. The potential existed, depending on the acquiror's regulatory and financial profile and the transaction structure proposed by the acquiror, to choose to engage in a sale transaction which would, relative to other potential sale transactions, enable MidAmerican to increase certainty of closure, minimize time delays related to required regulatory approvals, minimize adverse credit rating impacts and minimize potential adverse impacts on employees, rate payers and other concerned constituencies. Accordingly, CSFB and Lehman Brothers viewed this alternative as being the most likely of the range of alternatives considered to result in enhanced shareholder value in the near term.


     During the Board's review of strategic alternatives at its October 1st meeting, David L. Sokol, MidAmerican's Chairman and Chief Executive Officer, informed the Board that he had been considering the possibility of seeking to formulate, with one or more other investors, a proposal to acquire MidAmerican. Mr. Sokol described his reasons for desiring to make a proposal, including his belief that the public trading markets undervalued MidAmerican's businesses and that MidAmerican could experience greater long-term growth if it were no longer a public company with institutional shareholders who, to various degrees, are focused on maximizing their short-term returns at the expense of longer-term investments by MidAmerican. Mr. Sokol then requested the Board's permission to attempt to formulate such a proposal which, if deemed feasible, would be presented to the Board for its consideration, and requested that Mr. Scott be permitted to consider participating with him in making such a proposal. Mr. Sokol also requested the Board's consent to use CSFB as his financial advisor and Willkie Farr & Gallagher as his legal counsel, despite their previous representation of MidAmerican.

     During the Board's consideration of Mr. Sokol's request, Mr. Sokol and Mr. Scott recused themselves from the meeting and agreed to recuse themselves from all subsequent Board meetings at which their proposal would be discussed. Representatives of Skadden, Arps, Slate, Meagher & Flom LLP were then invited by the remaining members of the Board to advise the Board with respect to its legal duties in considering Mr. Sokol's request. After an extensive discussion of the Board's alternatives, the Board determined to permit Mr. Sokol and one or more other investors, including Mr. Scott, to attempt to formulate a proposal to acquire MidAmerican, which, if deemed feasible, would be presented to the Board, and consented to his use of CSFB and Willkie Farr (and possibly certain regulatory counsel, including LeBoeuf, Lamb, Greene & MacRae, L.L.P.) as advisors. In light of the potential conflicts of interest presented by the possibility of Messrs. Scott and Sokol making a proposal to acquire MidAmerican, the Board appointed a special committee of independent directors, consisting of Edgar D. Aronson, Stanley J. Bright, Richard R. Jaros and Bernard
W. Reznicek, to evaluate any acquisition proposal that might be made by Mr. Sokol or others and to negotiate the terms of such a proposal on behalf of MidAmerican should any such proposal appear attractive.

     Immediately following the October 1st Board meeting, the special committee held its initial meeting and appointed Mr. Reznicek to serve as its Chairman. The special committee determined to retain Lehman Brothers as its independent financial advisor, to retain Lehman Brothers and Warburg Dillon Read to provide fairness opinions and to retain Skadden Arps as its independent legal counsel. At the meeting, the members of the special committee reviewed with representatives of Skadden Arps their duties in connection with their consideration of any acquisition proposal that might be made by Mr. Sokol or any other party. The special committee also determined to instruct Lehman Brothers to prepare revised valuation analyses of MidAmerican giving effect to certain adjustments to its assumptions, including with respect to MidAmerican's development portfolio, the effects of a pending distribution price review in the United Kingdom and anticipated cost savings if MidAmerican were no longer subject to public company reporting obligations, in order to assist the special committee in evaluating any proposal that might be made by Mr. Sokol or others.


     A draft confidentiality agreement relating to Mr. Sokol's use of MidAmerican's confidential information in connection with his efforts to formulate an acquisition proposal was delivered by Skadden Arps to Willkie Farr in the evening of October 1, 1999. Drafts of similar agreements between MidAmerican and CSFB and Willkie Farr were subsequently distributed. During discussions of the terms of such agreements, MidAmerican agreed that Mr. Sokol could use confidential information regarding MidAmerican and provide it on a confidential basis to credit rating agencies in connection with their preliminary review of a possible transaction.

     At a meeting with Mr. Scott and Mr. Buffett on October 3, 1999, Mr. Sokol summarized the study of strategic alternatives discussed at the Board meeting on October 1, 1999 and presented his views as to potential acquisition proposals, including an unleveraged transaction proposal in which Berkshire Hathaway might consider participating. Mr. Buffett indicated his willingness to consider a sizeable equity investment along the lines proposed by Mr. Sokol if an acceptable structure and other terms could be developed. Mr. Sokol agreed to attempt to promptly develop a definitive proposal which would include a significant economic participation by Berkshire Hathaway, and Mr. Buffett authorized discussions toward that goal with his attorneys, Munger, Tolles & Olson LLP.

     Promptly following the October 3rd meeting, Mr. Sokol instructed his special regulatory counsel, LeBoeuf Lamb, to attempt to ascertain whether the transaction structure proposed by Mr. Sokol would require any participant in the investor group to register under the 1935 Act. On the same date, Mr. Sokol instructed CSFB to prepare for meetings with the specified rating agencies later that week.

     On October 4, 1999, Mr. Sokol instructed Willkie Farr to commence drafting term sheets and a proposed form of merger agreement for possible presentation to Mr. Buffett and Mr. Scott in connection with the development and structuring of a definitive proposal by Mr. Sokol. On the same date, Willkie Farr, Munger Tolles and Mr. Scott's attorneys, Fraser Stryker, Meusey, Olson, Boyer & Bloch, P.C., commenced preliminary discussions in that regard.

     On October 4, 1999, senior management of MidAmerican (excluding Mr. Sokol) met with Lehman Brothers, Warburg Dillon Read and Skadden Arps to discuss the revised valuation analyses that were being prepared for the special committee and potential contractual and other issues that could arise if Mr. Sokol were to make a proposal to acquire MidAmerican.

     On October 7, 1999, Mr. Sokol and CSFB held separate meetings with Standard & Poors Corporation and Moody's Investor Services to present a possible acquisition proposal primarily funded by significant equity and equity-related investments by Berkshire Hathaway and Mr. Scott. At the conclusion of these meetings, each agency indicated its preliminary view that the proposed structure would permit the existing investment grade ratings on MidAmerican's and its subsidiary utility's existing public debt to be maintained or, in the case of MidAmerican, possibly increased within the investment grade rating categories, subject to its review of a final proposal if one were to be made.

     On October 9, 1999, in a meeting with Mr. Scott, Mr. Sokol presented his recommendations as to a structure and a proposal which would include participation by Mr. Sokol, Mr. Scott and Berkshire Hathaway. Mr. Scott indicated that the proposal was acceptable conceptually, subject to agreement on definitive terms and a viable structure.

     On October 10, 1999, Mr. Sokol advised Mr. Buffett by telephone of the outline of his current proposal and Mr. Buffett indicated that it provided a basis upon which he would be prepared to attempt to negotiate an agreement, subject to development of mutually agreeable definitive terms and a viable structure.

     At a meeting of the special committee on October 11, 1999, representatives of Lehman Brothers reviewed MidAmerican's strategic alternatives that were discussed at the October 1st Board meeting and discussed Lehman Brothers' revised preliminary valuation analyses with the special committee. Representatives of Skadden Arps and Lehman Brothers also reviewed with the special committee certain contractual terms, regulatory approvals and financing arrangements that were anticipated in connection with a proposal to acquire MidAmerican.

     On October 13, 1999, MidAmerican executed confidentiality agreements with each of Mr. Sokol, CSFB and Willkie Farr.

     From October 12, 1999 through October 14, 1999, following development of a structure believed likely to satisfy regulatory requirements, the legal representatives of Mr. Sokol, Berkshire Hathaway and Mr. Scott engaged in extensive negotiations to attempt to reach agreement in respect of the organization and funding of an acquisition vehicle and the making of a formal acquisition proposal to the Board. The negotiations and various telephone calls between the principals on October 13th and 14th resulted in a mutual agreement on October 14th as to the definitive terms and conditions upon which the acquisition vehicle would be formed and funded and an acquisition proposal would be made to MidAmerican. Later on October 14th, Berkshire Hathaway, Mr. Scott and Mr. Sokol executed subscription agreements relating to the funding of the investor group's acquisition vehicle.

     On October 14, 1999, Mr. Sokol delivered a letter to Mr. Bright, as Vice Chairman of the Board, proposing an acquisition of all of the outstanding common stock of MidAmerican by Berkshire Hathaway, Mr. Scott and Mr. Sokol for $34.60 per share in cash in a one-step merger. The proposal indicated, among other things, that it: (1) was fully financed through commitments from the investor group; (2) had been structured so as to minimize the potential for any regulatory risk, business disruption and employee uncertainty; (3) was capable of being completed within 90 to 120 days, which would provide a premium to MidAmerican's shareholders long before the 12 to 24 month period that other bidders would require to close a transaction; and (4) was preliminarily viewed by credit rating agencies as credit positive for MidAmerican and its operating subsidiaries. The proposal also stated that it would be withdrawn if it were not accepted by 11:59 p.m., Central time, on October 24, 1999. A draft merger agreement setting forth the terms of the proposed merger was attached to Mr. Sokol's letter.

     Following receipt of the proposal, members of senior management of MidAmerican (excluding Mr. Sokol) met with representatives of Lehman Brothers, Warburg Dillon Read and Skadden Arps to discuss the terms of the proposal and the principal issues raised by the draft merger agreement.

     At a special committee meeting on October 15, 1999, after becoming aware on October 14th of Berkshire Hathaway's participation in the investor group, Mr. Reznicek offered his resignation as Chairman and as a member of the special committee due to the fact that Mr. Reznicek is employed by a subsidiary of Berkshire Hathaway. Mr. Reznicek then recused himself from the meeting, and the special committee appointed Mr. Bright to serve as its Chairman. The special committee then discussed the terms of the investor group's proposal with representatives of Lehman Brothers, Warburg Dillon Read and Skadden Arps. Representatives of Lehman Brothers and Warburg Dillon Read discussed the proposal in light of their revised preliminary valuation analyses of MidAmerican, and representatives of Skadden Arps reviewed the duties of the members of the special committee in connection with their consideration of the proposal.

     Immediately following the special committee's meeting, the Board (with Messrs. Sokol, Scott and Reznicek recusing themselves from this and all subsequent meetings) met to discuss the proposal received from Mr. Sokol. The special committee reported to the Board on its activities since the Board's previous meeting, including the resignation of Mr. Reznicek from the special committee, after which the Board appointed Jack W. Eugster, an independent director of MidAmerican, to serve on the special committee. The Board then reviewed the terms of the investor group's proposal and received presentations from Lehman Brothers and Warburg Dillon Read with respect to their preliminary valuation analyses. The Board then engaged in a discussion of (1) the various valuation analyses prepared by Lehman Brothers and Warburg Dillon Read; (2) the historical trading prices for MidAmerican's common stock; (3) the premiums paid in acquisitions in the power industry and recent developments in the industry generally; (4) MidAmerican's potential strategic partners; and (5) the anticipated regulatory approvals and timing associated with any acquisition of MidAmerican by the investor group or by other potential acquirors.

     Following the Board's discussion of the proposal, the Board authorized the special committee to continue negotiations with the investor group to: (1) seek to increase the price offered in connection with the proposal; (2) ensure that after signing a definitive agreement, MidAmerican's Board would not be precluded from considering, in accordance with its fiduciary duties, acquisition proposals made by third parties to acquire MidAmerican; and (3) seek to reduce the termination fees payable by MidAmerican if the agreement is terminated to pursue an alternative transaction.

     At a meeting of the special committee held in the morning of October 16, 1999, the special committee discussed possible strategies for responding to the investor group's proposal. Following the special committee's meeting, Mr. Bright called Mr. Sokol to inform him that the special committee and the Board were seeking a higher price than the proposed $34.60 per share offered by the investor group and a lower termination fee if the agreement were terminated. Mr. Bright also informed Mr. Sokol of the special committee's request for greater flexibility than that provided in the draft merger agreement to provide information to, and engage in negotiations with, third parties making competing acquisition proposals following the execution, if applicable, of a definitive merger agreement.

     Later that evening, Skadden Arps delivered a letter to Willkie Farr requesting additional information regarding the investor group's proposed acquisition structure. The letter also requested copies of any agreements among the members of the investor group and any documents provided to third parties or prepared by the investor group relating to their evaluation of an acquisition of MidAmerican.

     At a meeting of the special committee on October 17, 1999, the special committee discussed Mr. Bright's conversation with Mr. Sokol. Mr. Bright informed the special committee, among other things, that a meeting of the investor group's and the special committee's advisors had been scheduled for October 18th to discuss certain aspects of the investor group's proposal, including the investor group's proposed acquisition structure and the principal contractual issues raised by the draft merger agreement.

     On October 18, 1999, Mr. Sokol, together with representatives of CSFB and Willkie Farr, met with senior management of MidAmerican and representatives of Lehman Brothers, Warburg Dillon Read and Skadden Arps to discuss the proposed ownership structure of the acquisition vehicle that would be used to acquire MidAmerican under the investor group's proposal and related regulatory issues and the investor group's response to the information request delivered by Skadden Arps on October 16th. The parties also discussed the principal contractual issues raised by the draft merger agreement delivered by the investor group, including the scope of the representations and warranties and covenants, the conditions to closing, the circumstances giving rise to termination fees and the ability of the Board to provide information to and engage in negotiations with third parties making competing acquisition proposals following the execution of a definitive merger agreement.

     In the afternoon of October 18, 1999, the special committee met with senior management (other than Mr. Sokol) and representatives of Lehman Brothers, Warburg Dillon Read and Skadden Arps to receive an update on the discussions with the investor group and to further discuss the principal issues raised by the investor group's proposal. Later that afternoon, Skadden Arps sent to Willkie Farr the special committee's comments on the no solicitation covenant and termination fee provisions of the merger agreement. On the morning of October 19, 1999, comments on the remainder of the draft merger agreement were delivered to Willkie Farr, along with draft confidentiality agreements for Berkshire Hathaway, LeBoeuf Lamb and Munger Tolles.

     In the evening of October 19, 1999, Mr. Sokol delivered a letter to Mr. Bright outlining the terms of a revised proposal by the investor group. The letter, among other things, increased the price offered by the investor group to $35.00 per share and indicated that such price represented the investor group's "last and final" proposal to acquire MidAmerican. The letter also noted that significant changes had been made to the terms of the merger agreement in response to the comments received from the special committee, including a reduction in the termination fee from $90 million (including expenses) to $48 million (including expenses) and increased flexibility of the Board to consider competing acquisition proposals after the execution of a definitive merger agreement. A revised draft of the merger agreement incorporating the terms of the revised proposal was delivered by Willkie Farr to Skadden Arps on the morning of October 20, 1999.


     Upon receiving the investor group's revised proposal and draft merger agreement and despite its being characterized as "last and final," Mr. Bright delivered a letter to Mr. Sokol requesting that the investor group increase its offer price and consider improving other terms, such as, for example, by including Berkshire Hathaway Inc. common stock as part of the offer consideration and/or by adding a daily "ticking fee" component to the price, under which the per share price would be increased by an interest rate component if the closing were not to occur by a predetermined date. Mr. Bright called Mr. Sokol shortly after delivering the letter to discuss the investor group's valuation of MidAmerican and to reiterate the special committee's request that the investor group increase the offer price.


     In the afternoon of October 20, 1999, the special committee met to discuss the investor group's revised proposal and Mr. Bright's conversation with Mr. Sokol. Representatives of Lehman Brothers and Warburg Dillon Read reviewed their valuation analyses of MidAmerican and discussed the $35.00 per share offer with the special committee. In connection with their analysis, the representatives of Lehman Brothers compared the discounted present value of the investor group's offer with the discounted present values of other hypothetical acquisition prices assuming a longer time to close than the investor group's proposal, in light of the view of the special committee, based in part on the investor group's assurances, that completing the investor group's proposal would be expected to require only 90-120 days as compared to the 12-24 months it was anticipated any other bidder would require to complete an acquisition of MidAmerican. Representatives of Lehman Brothers also reviewed MidAmerican's other alternatives, including continuing to operate MidAmerican as an independent public entity, selling MidAmerican to another financial or strategic buyer (whether by negotiated purchase, auction or otherwise), acquiring one or more other companies in the power industry, recapitalizing MidAmerican and paying a cash dividend on its common stock.

     Following the special committee's meeting, a meeting of the Board was held at which the special committee reported to the Board on the terms of the investor group's revised proposal. Representatives of Lehman Brothers and Warburg Dillon Read then presented to the Board their respective valuation analyses of MidAmerican and reviewed with the Board the other strategic alternatives available to MidAmerican. Representatives of Skadden Arps reviewed the changes made to the draft merger agreement and reviewed the directors' duties in connection with their evaluation of the revised proposal. At the conclusion of the meeting, the Board requested that the special committee continue negotiations with the investor group in order to seek to increase the price offered in connection with the proposal and to continue to negotiate the no solicitation covenant and other material provisions of the merger agreement.


     On October 21, 1999, Skadden Arps delivered to the investor group additional comments on the revised draft merger agreement and met with Willkie Farr to discuss the remaining outstanding issues raised by the draft merger agreement. Following these discussions, the special committee met to discuss the status of the negotiations with the investor group and to discuss the presentation that would be made to the Board by the investor group later in the day.

     Following the special committee meeting on October 21, 1999, a meeting of the Board was held to receive a report of the special committee and to provide Messrs. Sokol and Scott and their advisors an opportunity to discuss the investor group's proposal. Following the investor group's presentation, Messrs. Sokol and Scott responded to questions from directors and then recused themselves from the meeting. After they left the meeting, the Board engaged in an extensive discussion of the investor group's proposal and instructed the special committee to continue to negotiate with the investor group to seek to increase the price offered and obtain additional flexibility for the Board to consider alternative acquisition proposals following the signing of a definitive agreement.

     Mr. Bright met with Mr. Sokol following the special committee meeting to discuss the special committee's request. At the conclusion of such discussions, Mr. Sokol indicated that the investor group would be willing to increase the price offered to $35.05 per share and would agree to additional changes to the no solicitation covenant to permit the Board additional flexibility to consider alternative acquisition proposals following the signing of a definitive agreement, as well as certain other requested changes to the merger agreement.


     The special committee met on October 24, 1999 to consider the investor group's revised offer. At this meeting, representatives of Lehman Brothers and Warburg Dillon Read indicated that they were each prepared to issue an opinion to the special committee and the Board to the effect that the $35.05 per share to be received in the proposed merger by MidAmerican's public shareholders was fair to such shareholders from a financial point of view. Following a discussion, the special committee unanimously determined that the terms of the proposed merger agreement and the merger were fair to and in the best interests of MidAmerican and its unaffiliated shareholders and recommended to the Board that it approve the proposed merger agreement and merger.

     At a meeting of the Board following the special committee meeting, Mr. Bright informed the Board of the investor group's revised offer and the special committee's recommendation of the merger agreement and the merger. Representatives of Skadden Arps reviewed the directors' fiduciary duties in connection with their consideration of the proposed transaction and summarized the terms of the draft merger agreement which had previously been distributed to the directors. Representatives of Lehman Brothers and Warburg Dillon Read then delivered to the Board their oral opinions, later confirmed in writing, to the effect that the $35.05 per share to be received in the proposed merger by MidAmerican's public shareholders was fair to such shareholders from a financial point of view. After further review and full discussion, the Board (with Messrs. Sokol, Scott and Reznicek recusing themselves) determined that the merger agreement and the merger are fair to and in the best interests of MidAmerican and its unaffiliated shareholders and unanimously adopted resolutions approving the merger agreement and the merger and determined to recommend to MidAmerican shareholders that they vote to approve the merger agreement and the merger.


     Following the Board meeting, the parties finalized and executed the merger agreement. Prior to the opening of trading on October 25, 1999, MidAmerican issued a press release announcing that the merger agreement had been executed.

PURPOSE OF THE MERGER; CERTAIN EFFECTS OF THE MERGER

     The principal purpose of the merger is to enable the members of the investor group to own all of our outstanding common stock and afford our public shareholders the opportunity to receive a cash price for their shares that represents a premium over the market price at which the shares traded prior to the announcement of the merger. This will be accomplished by a merger of Teton Acquisition, a corporation formed by the investor group to effect the merger, with and into MidAmerican, with MidAmerican as the surviving company. In the merger, all of the shares of MidAmerican common stock held by our shareholders (other than MidAmerican, Teton Formation, Teton Acquisition and their subsidiaries and other than dissenting shareholders who perfect dissenters' rights) will be converted into the right to receive the merger consideration of $35.05 per share. The members of the investor group proposed the transaction based on their belief that our stock price did not reflect the underlying value of our businesses.

     The merger will terminate all common equity interests in MidAmerican held by shareholders other than the members of the investor group, and the members of the investor group will be the sole beneficiaries of any earnings and growth of MidAmerican following the merger. Accordingly,

MidAmerican shareholders whose shares will be converted into cash in the merger will no longer benefit from any increase in the value of MidAmerican, nor will they bear the risk of any decrease in the value of MidAmerican following the merger.


     Our common stock is currently registered under the Securities Exchange Act of 1934 and is listed for trading on the New York Stock Exchange, Pacific Exchange and London Stock Exchange under the symbol "MEC." Upon the completion of the merger, our common stock will be delisted from these exchanges and registration of our common stock under the Exchange Act will be terminated. Because our common stock will be privately held, we will enjoy certain efficiencies, such as the elimination of the time devoted by management and certain other employees to comply with the reporting obligations of the Exchange Act with respect to the common stock, and the directors, officers and beneficial owners of more than 10% of the common stock will be relieved of their reporting requirements and restrictions under Section 16 of the Exchange Act. In addition, we will be relieved of certain listing and reporting requirements under the rules of the stock exchanges on which our common stock is listed. We will be able to reduce certain costs, which we expect will result in combined savings of approximately $1 million per year, including the costs of preparing, printing and mailing annual reports and proxy statements, the expenses of a transfer agent and registrar, the costs associated with the number of members of our Board and the costs of certain investor relations activities.


     The merger is structured as a one-step transaction. If the merger proposal is approved by shareholders and all other conditions to the merger are satisfied, Teton Acquisition will merge with and into MidAmerican. It is anticipated that Teton Formation will liquidate upon the completion of the merger and that all of our common stock will be owned by the members of the investor group.

     Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of MidAmerican common stock but does not require a separate approval of the holders of a majority of the common stock held by shareholders other than the members of the investor group. The transaction was not structured to require the approval of a majority of the common stock held by shareholders other than the members of the investor group because such approval is not required under Iowa law. Moreover, as described elsewhere in this proxy statement, the special committee, the Board and the members of the investor group believe that the fairness of the transaction was established by other factors, including the arm's-length bargaining between the investor group and the special committee as to the terms of the transaction, the opinions of Lehman Brothers and Warburg Dillon Read and the other factors taken into account by the special committee and the Board and described under "--Recommendations of the Special Committee and the Board of Directors; Reasons for the Merger."

RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS; REASONS FOR THE MERGER

     RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS


     On October 24, 1999, the special committee unanimously determined that the merger agreement and the merger are fair to and in the best interests of MidAmerican and its unaffiliated shareholders and unanimously voted to recommend that the Board approve the merger agreement and the merger and recommend to MidAmerican shareholders that they vote to approve the merger proposal.

     Following the special committee meeting on October 24, 1999, the Board unanimously determined (with Messrs. Sokol, Scott and Reznicek recusing themselves) that the terms of the merger are fair to and in the best interests of MidAmerican and its unaffiliated shareholders and approved the merger agreement and the merger. Accordingly, the Board unanimously recommends that MidAmerican shareholders vote "FOR" the approval of the merger proposal.


     REASONS FOR THE MERGER


     The Special Committee. In reaching its determination that the merger agreement and the merger are fair to, and in the best interests of, MidAmerican and its unaffiliated shareholders, and in recommending that the Board approve the merger and recommend to shareholders that they vote to approve the merger proposal, the special committee consulted with MidAmerican's executive officers (other than Mr. Sokol) and its financial and legal advisors and considered the following factors:


    o The special committee's review of possible alternatives to the merger, including continuing to operate MidAmerican as an independent public entity, restructuring MidAmerican through a stock repurchase or implementation of a dividend policy acquiring one or more other companies in the power industry, selling specific assets of MidAmerican, spinning off certain assets and selling MidAmerican to a financial or strategic buyer. Based on a variety of factors, including presentations by Lehman Brothers as to MidAmerican's alternatives and presentations by Lehman Brothers and Warburg Dillon Read as to various valuation matters and the factors relating to MidAmerican's alternatives which are described under "--Background of the Merger" above, the special committee concluded that none of the alternatives considered was reasonably likely to provide greater value to MidAmerican's shareholders than the merger;


    o The fact that the $35.05 per share to be paid in the merger represents an approximately 29% premium over the closing price per share of common stock on October 22, 1999, the last trading day before announcement of the signing of the merger agreement;

    o The financial presentations made by each of Lehman Brothers and Warburg Dillon Read, including their respective opinions, dated October 24, 1999, that as of such date the consideration to be received by MidAmerican's public shareholders in the merger was fair from a financial point of view to such shareholders;


    o The special committee's belief that the $35.05 per share to be received in the merger was fair relative to its own assessment of MidAmerican's current and expected future financial condition, earnings, business opportunities, strategies and competitive position and the nature of the regulatory environment in which MidAmerican operates. In this regard, the special committee believed that, based on the analyses presented by its financial advisors, the present value of the merger consideration (with an assumed regulatory approval time frame of six months) was more attractive on a risk-adjusted basis than both the present value of MidAmerican's reasonably achievable possible future stock price based on the future projected earnings growth of MidAmerican described under "Certain Projections Provided to Financial Advisors and the Investor Group--October 21 Projections" and the present value on a risk-adjusted basis of reasonably feasible alternative acquisition transactions (with an assumed 12-24 month regulatory approval time frame because of their relatively greater regulatory complexity for those acquisition alternatives). Further, the special committee believed that the attainment of MidAmerican's projected future earnings would be considered to be subject to a variety of risks based on the uncertainties associated with (1) MidAmerican's future performance in deregulating United States energy markets; (2) MidAmerican's ability to implement sophisticated information technology systems and processes to meet customer needs; (3) the possibility of adverse regulatory action in the United States and United Kingdom relating to MidAmerican's regulated utility businesses; (4) environmental compliance and the possible costs associated therewith; (5) the increasingly competitive nature of the energy markets in which MidAmerican operates; and (6) the anticipation that further consolidation in these energy markets would result in larger and financially stronger competitors.


    o The arm's-length negotiations between the special committee and the investor group with respect to the consideration to be paid in the merger to MidAmerican shareholders and the other material terms of the merger agreement. As a result of its negotiations, the special committee believed that the investor group would not be willing to pay more than $35.05 per share;

    o The fact that the per share price to be received in the merger is payable in cash, thereby eliminating any uncertainties in valuing the consideration to be received by MidAmerican shareholders;

    o The terms and conditions of the merger agreement, including provisions which are designed to ensure that the Board could fulfill its fiduciary duties if presented with an acquisition proposal that is more favorable to MidAmerican's shareholders than the merger. In particular, the special committee considered that the merger agreement:

      (1) permits the Board, in certain circumstances, to provide information to and engage in negotiations with third parties who have made a proposal to acquire MidAmerican, to modify or withdraw its recommendation of the merger and to terminate the merger agreement in order to pursue a more favorable transaction;

      (2) contains termination fee and expense reimbursement obligations of MidAmerican that the special committee does not believe would discourage competing third party offers to acquire MidAmerican; and


      (3) does not contain a financing condition to the investor group's obligation to complete the merger;

    o The investor group's financial ability to complete the merger, including the fact that all of the funds necessary to complete the merger have been committed pursuant to subscription agreements with limited closing conditions. In this regard, the special committee considered that the investor group's financing arrangements would not require any borrowing by MidAmerican or its subsidiaries (other than a maximum of $180 million which could be required under certain circumstances and would either be borrowed under MidAmerican's existing revolving credit facility or loaned to MidAmerican by Berkshire Hathaway) and that MidAmerican's credit rating was expected to be maintained and could be enhanced as a result of the merger. The special committee also recognized that Berkshire Hathaway, a highly credit-worthy company with no previous affiliation with MidAmerican, was providing a substantial majority of the funds required by the investor group;

    o The relatively higher likelihood and greater speed of obtaining all necessary regulatory approvals in connection with the merger as compared to a sale of MidAmerican to other third parties, in light of the proposed ownership structure and financing arrangements of the proposed merger and the fact that the investor group is not subject to traditional utility regulation. In view of the increased likelihood and speed of closing, the special committee considered that the discounted present value of the merger consideration compared favorably to the discounted present value of merger consideration that might have been offered by other third party acquirors;

    o The investor group's stated intention to preserve MidAmerican's management team, maintain MidAmerican's headquarters in Des Moines, Iowa and not lay off employees following the merger;

    o The extensive experience and substantial success of the members of the investor group in structuring and completing transactions similar to the merger. Specifically, the special committee considered the reputation of Berkshire Hathaway and Mr. Scott as long-term investors not interested in maximizing short-term gain at the expense of employees of a company or the communities in which it operates;

    o The investor group's support of management's strategy of continuing to deliver the highest quality service to its customers while increasing operating efficiencies to lower costs to the consumer; and

    o To a lesser extent, the views expressed by Mr. Sokol, the Chairman and Chief Executive Officer of MidAmerican, that the investor group's proposal, in contrast to other strategic alternatives, was the most effective means of maximizing shareholder value. In this regard, the special committee considered the possibility that, if the Board were to reject the investor group's proposal, such rejection could be perceived by Mr. Sokol as evidence of a significant philosophical difference between him and the Board. The Board accordingly recognized that one possible outcome of its rejection of the investor group's proposal could be his unwillingness to continue to serve as chief executive officer of MidAmerican. The special committee also considered that the potential negative impact of such a loss would be mitigated in substantial part by the continued service of other experienced members of senior management who were expected to remain with MidAmerican if the merger were not approved.

     The special committee believed that each of the above factors generally supported its determination and recommendation, other than the last factor, which the Board viewed as part of the general mix of information available without being clearly favorable or unfavorable to its determination. The special committee did, however, consider the following potentially negative factors in its deliberations concerning the merger:


    o The fact that MidAmerican common stock has, on 19 trading days in 1999, closed at a trading price above $35.05 per share, including a high closing price of $36.00 per share on January 5, 1999;


    o The fact that, following the proposed merger, MidAmerican shareholders, other than the members of the investor group, will no longer participate in the future earnings or growth of MidAmerican or benefit from any increases in the value of MidAmerican's stock or assets;

    o The actual or potential conflicts of interest which certain officers and directors of MidAmerican have in connection with the merger, including the fact that Mr. Scott, a director of MidAmerican and Berkshire Hathaway, would own approximately 18% of the equity interests and 88.1% of the voting interests of MidAmerican following the merger and that Mr. Sokol, the Chairman and Chief Executive Officer of MidAmerican, would own approximately 0.4% of the outstanding equity interests and 2% of the voting interests of MidAmerican following the merger. The special committee believed, however, that these conflicts of interests were mitigated in substantial part by the establishment of the special committee to negotiate the terms of the merger agreement and to evaluate the fairness of the merger; and

    o The fact that MidAmerican shareholders may, depending on their tax basis in their MidAmerican stock, recognize a taxable gain upon the completion of the merger.

     The above discussion concerning the information and factors considered by the special committee is not intended to be exhaustive, but includes all of the material factors considered by the special committee in making its determination. In view of the variety of factors considered in connection with its evaluation of the merger agreement and the proposed merger, the special committee did not quantify or otherwise attempt to assign relative weights to the specific factors it considered. In addition, individual members of the special committee may have given different weight to different factors and therefore may have viewed certain factors more positively or negatively than others.

     The Board of Directors. In determining to approve the merger and recommend the merger proposal, and in reaching its determination that the merger agreement and the merger are fair to, and in the best interests of, MidAmerican and its shareholders, the Board consulted with MidAmerican's executive officers (other than Mr. Sokol) and its financial and legal advisors, and considered the following factors:

    o The determination and recommendation of the special committee;

    o Each of the factors referred to above under "--The Special Committee" which were taken into account by the special committee in its deliberations;

    o The nature of the arm's-length negotiations between the special committee and its advisors, on the one hand, and the investor group and its advisors, on the other hand. In considering the arm's-length nature of the negotiations and the procedural fairness of the merger, the Board noted that:

      -- The special committee, which consisted solely of independent directors of the Board, represented the interests of MidAmerican and its shareholders;

      -- The members of the special committee were experienced and sophisticated in business and financial matters and were well informed about the business and operations of MidAmerican;

      -- The special committee retained and was advised by independent legal counsel experienced in advising on transactions similar to the merger;

      -- The special committee retained and was advised by Lehman Brothers and Warburg Dillon Read to assist the special committee in its evaluation of the proposed merger; and

      -- The special committee had met on a number of occasions and engaged in extensive deliberations to evaluate the merger and potential alternatives to the merger.

     In connection with its consideration of the determination by the special committee, and as part of its determination with respect to the fairness of the consideration to be received by the shareholders in the merger, the Board adopted the conclusion and underlying analysis of the special committee, based upon the view of the Board as to the reasonableness of such analysis.

     In considering the fairness of the merger, the special committee and the Board did not consider MidAmerican's net book value or liquidation value because they believed those values were not material indicators of MidAmerican's value as a going concern. MidAmerican's book value per outstanding share as of September 30, 1999 was $15.59 per share, substantially below the $35.05 per share consideration to be paid in the merger.


     Except as noted above, all of the factors described above which were considered by the special committee and the Board supported their conclusions that the merger is fair to and in the best interests of MidAmerican's unaffiliated shareholders.


     The special committee and the Board also considered the fact that although the merger is conditioned upon the approval of the affirmative vote of a majority of the shares of MidAmerican common stock, it was not structured to require the approval of a majority of the votes entitled to be cast by shareholders unaffiliated with the investor group. The special committee and the Board did not structure the transaction to require the approval of a majority of the common stock held by shareholders unaffiliated with the investor group because such approval is not required under Iowa law and because the special committee and the Board believed that the substantive and procedural fairness of the transactions was established by the factors set forth above.

     The above discussion concerning the information and factors considered by the Board is not intended to be exhaustive, but includes all of the material factors considered by the Board in making its determination. In view of the variety of factors considered in connection with its evaluation of the merger agreement and the proposed merger, the Board did not quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determination. In addition, individual members of the Board may have given different weight to different factors and therefore may have viewed certain factors more positively or negatively than others.


FAIRNESS OPINIONS OF LEHMAN BROTHERS AND WARBURG DILLON READ

     OPINION OF LEHMAN BROTHERS

     The special committee engaged Lehman Brothers to act as its financial advisor in connection with MidAmerican's evaluation of strategic alternatives. At the meetings of the special committee and the Board on October 24, 1999, Lehman Brothers delivered its oral opinion, which was subsequently followed by a written opinion as of the same date, to the special committee and the Board that as of such date and based upon and subject to certain matters stated in the opinion, from a financial point of view, the consideration to be paid to the public shareholders of MidAmerican in the merger was fair to such shareholders.

     THE FULL TEXT OF LEHMAN BROTHERS' WRITTEN OPINION DATED OCTOBER 24, 1999 IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT AND IS INCORPORATED IN THIS PROXY STATEMENT BY REFERENCE. SHAREHOLDERS SHOULD READ THE OPINION FOR A DISCUSSION OF ASSUMPTIONS MADE, MATTERS CONSIDERED AND

LIMITATIONS ON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS IN RENDERING ITS OPINION. THE SUMMARY OF THE OPINION CONTAINED IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF LEHMAN BROTHERS' OPINION.


     No limitations were imposed by MidAmerican on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion, except that MidAmerican did not authorize Lehman Brothers to solicit, and Lehman Brothers did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of MidAmerican's business. The form and amount of the consideration to be paid to MidAmerican's shareholders in the merger was determined through arm's-length negotiations between the parties. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to MidAmerican, but rather made its determination as to the fairness, from a financial point of view, of the consideration to be paid to MidAmerican's unaffiliated shareholders in the merger on the basis of the financial and comparative analyses described below. Lehman Brothers' opinion is for the use and benefit of the special committee and the Board and was rendered to the special committee and the Board in connection with its consideration of the merger. Lehman Brothers' opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the merger proposal. Lehman Brothers was not requested to opine as to, and its opinion does not address, MidAmerican's underlying business decision to proceed with or effect the merger.


     In arriving at its opinion, Lehman Brothers reviewed and analyzed:

     (1) the merger agreement and the specific terms of the merger;


     (2) historical and projected financial and operating information with respect to the business, operations and prospects of MidAmerican and its operating business units furnished by MidAmerican (which projected financial information is summarized in this proxy statement under "Special Factors--Certain Projections Provided to Financial Advisors and the Investor Group--October 21 Projections");


     (3) publicly available information concerning MidAmerican that Lehman Brothers believes to be relevant to its analysis, including MidAmerican's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

     (4) a trading history of MidAmerican's common stock from October 27, 1997 to October 18, 1999 and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant;

     (5) a comparison of the historical financial results and present financial condition of MidAmerican with those of other companies that Lehman Brothers deemed relevant;

     (6) a comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant;

     (7) after consultation with MidAmerican's regulatory counsel, the estimated time required to complete the merger; and

     (8) alternative transactions that possibly could be entered into by MidAmerican, including the time required to complete these transactions.

     In addition, Lehman Brothers has had discussions with the management of MidAmerican concerning its business, operations, assets, financial condition and prospects and has undertaken such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

     In arriving at its opinion, Lehman Brothers has assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of MidAmerican management that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of MidAmerican, upon advice from

MidAmerican, Lehman Brothers assumed that the projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of MidAmerican management as to the future financial performance of MidAmerican and that MidAmerican will perform substantially in accordance with the projections. In arriving at its opinion, Lehman Brothers has not conducted a physical inspection of the properties and facilities of MidAmerican and has not made or obtained any evaluations or appraisals of the assets or liabilities of MidAmerican. Lehman Brothers' opinion necessarily is based upon market, economic and other conditions as they existed on, and can be evaluated as of, the date of its opinion.

     In connection with the preparation and delivery of its opinion to the special committee and the Board, Lehman Brothers performed a variety of financial and comparative analyses, as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of MidAmerican. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth in these analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     Lehman Brothers performed a series of analyses utilizing the following methodologies: discounted cash flow analysis, leveraged buyout valuation analysis, comparable transaction analysis and comparable company trading analysis. In applying the discounted cash flow analysis, Lehman Brothers used both a sum of the parts approach and a whole company approach. The sum of the parts approach involved analyzing MidAmerican's business units separately by applying appropriate discount rates and, in selected cases, terminal value multiples to the appropriate business unit. The business units separately analyzed included: (1) MidAmerican's U.S. utility, MidAmerican Energy Company,
(2) MidAmerican's United Kingdom utility, Northern Electric plc, (3) CE Generation, LLC, (4) Casecnan and the Philippines, (5) power generation and mineral extraction projects in advanced stages of development and (6) MidAmerican's other projects in earlier stages of development. The whole company approach involved analyzing MidAmerican by applying to consolidated financial data a range of discount rates and terminal value multiples based on the composition of all of MidAmerican's businesses.

     Certain of the analyses presented below include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     Discounted Cash Flow Analysis

     In the whole company analysis, Lehman Brothers performed a discounted cash flow analysis using unleveraged after-tax cash flows for the period from January 1, 2000 through December 31, 2004 and a terminal value as of December 31, 2004 based on financial forecasts provided by MidAmerican. Unleveraged after-tax cash flows are defined for this purpose as after-tax earnings before interest, plus depreciation and amortization, less capital expenditures, and plus or minus changes in deferred taxes and changes in working capital. In the whole company analysis, the terminal value excluded the value associated with Casecnan and the Philippines which was calculated separately using discounted cash flows over the term of key contracts. Except in the case of Casecnan and the Philippines, terminal values reflect ranges of multiples of earnings before interest, taxes, depreciation and amortization ("EBITDA") in the year 2004.

     In the case of the sum of the parts analysis, MidAmerican Energy Company and Northern Electric cash flows were discounted over the same five-year time period as described for the whole company analysis above, and the terminal value was calculated as of December 31, 2004. For the other assets, cash flows over a time period were selected ranging from ten years to the contract term plus a terminal value based upon a multiple of EBITDA. For projects in earlier stages of development, after consulting with MidAmerican about the status of each project, Lehman Brothers weighed the probability of completing such projects. A summary of the assumptions is provided below.


                                                                                           TERMINAL VALUE EBITDA
                                                            DISCOUNT RATE RANGE                MULTIPLE RANGE
                                                        ----------------------------   ------------------------------
Whole Company Analysis ..............................       8.5%    --         9.5%       6.5 x    --          7.75x
Sum of the Parts Analysis
 MidAmerican Energy Company .........................       7.5%    --         8.0%       7.00x    --          7.50x
 Northern Electric ..................................       7.5%    --         8.5%       6.25x    --          6.75x
 Philippines and Casecnan ...........................      10.5%    --        14.0%                N/A
 Projects in advanced stages of development .........       6.5%    --         8.0%       7.50x    --          8.50x
 Projects in earlier stages of development ..........       8.5%    --        11.0%       7.50x    --          8.50x


     Based on the above discount rates and terminal value multiples, Lehman Brothers calculated enterprise value ranges. Where appropriate, Lehman Brothers adjusted these enterprise value ranges for appropriate on- and off-balance sheet items, such as debt, cash (including option proceeds) and indicative values for other operations (such as CE Generation and various non-core assets), in order to arrive at an equity value range in dollars per common share.

     The discounted cash flow analysis based on the whole company approach implied a valuation range of $30.02-$40.50 per share of MidAmerican common stock. The discounted cash flow analysis based on the sum of the parts approach implied a valuation range of $30.08-$38.97 per share of MidAmerican common stock, excluding projects in early stages of development. Including the projects in early stages of development with each project probability adjusted, the discounted cash flow analysis implied a valuation range of $32.40-$42.08 per share of MidAmerican common stock. In the case of the sum of the parts analysis, cost savings related to a going private transaction as estimated by management were included.



  Leveraged Buyout Valuation Analysis


     Lehman Brothers performed a leveraged buyout analysis based on financial forecasts provided by MidAmerican. This analysis was prepared from the consolidated company perspective and reflects an EBITDA terminal value multiple range of 6.75x to 7.75x in the year 2004.

     In determining a purchase price, Lehman Brothers applied additional leverage to MidAmerican pro forma for a leveraged acquisition of MidAmerican. Lehman Brothers determined a year five exit equity value by subtracting from the exit enterprise value appropriate on- and off- balance sheet items such as debt (including existing debt and incremental transaction-related borrowings) and other items. In this analysis, the calculated terminal value is synonymous with the exit enterprise value. The price per common share for MidAmerican was calculated using this equity exit value and an estimate of internal rates of return required by financial sponsors on the amount of equity (net of debt) financing required, which estimate was based, in part, upon other leveraged transaction acquisitions deemed relevant by Lehman Brothers. Based upon such estimates of market rates of return for a financial sponsor on the equity deemed necessary to complete the transaction within target credit limitations, Lehman Brothers calculated that a leveraged buyout of MidAmerican could range in value between $32.00-$37.00 per common equity share.

     Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of MidAmerican and the acquired businesses analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of its analysis of market rates of return and, accordingly, also made qualitative judgments concerning differences between the characteristics of the proposed merger and other transactions.

  Comparable Transactions Analysis

     Lehman Brothers applied multiples derived from all proposed or completed integrated, domestic electric utility transactions from January 1, 1997 through September 1, 1999 to certain operating statistics of MidAmerican. The transactions reviewed included the following:

    o Carolina Power & Light Company and Florida Progress Corporation
    o Energy East Corporation and CMP Group, Inc.
    o Dynegy Inc. and Illinova Corporation
    o Laurel Hill Partners and TNP Enterprises, Inc.
    o Utilicorp United Inc. and Empire District Electric Company
    o Northern States Power Co. and New Century Energies Inc.
    o National Grid Group Plc and New England Electric System
    o ScottishPower PLC and PacifiCorp
    o Boston Edison Company and Commonwealth Energy Corp.
    o AES Corporation and CILCORP, Inc.
    o CalEnergy Company, Inc. and MidAmerican
    o Consolidated Edison, Inc. and Orange and Rockland Utilities Inc.
    o Sierra Pacific Resources and Nevada Power Co.
    o American Electric Power Company, Inc. and Central and South West
      Corporation
    o LG&E Energy Corporation and KU Energy Corporation
    o Allegheny Power System and DQE, Inc.

     Multiples used to determine enterprise values were applied to MidAmerican's latest twelve months EBITDA and earnings before interest and taxes ("EBIT"). Multiples used to determine equity values were applied to pro forma net income for the latest twelve months giving effect to the merger between CalEnergy Company, Inc. and MidAmerican and MidAmerican's estimates of pro forma net income for 1999 and December 31, 1999 book value (as adjusted for conversion of certain convertible securities). The range of multiples used are summarized in the table below.

Enterprise Value/EBITDA (LTM) .................       7.50x    --         8.00x
Enterprise Value/EBIT (LTM) ...................      12.50x    --        13.50x
Equity Value/Net Income (LTM - 1999E) .........      17.00x    --        20.00x
Equity Value/Book Value (1999E) ...............       1.75x    --         2.25x

     Where appropriate, Lehman Brothers adjusted the enterprise value ranges for appropriate on- and off-balance sheet items, such as debt and cash, including option proceeds, in order to arrive at an equity value range in dollars per common share.

     The comparable transactions analysis implied a valuation range of $34.17-$42.06 per share of MidAmerican common stock. This valuation range was not adjusted for time value of money (see sensitivity analysis below).

     Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of MidAmerican and the acquired businesses analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and, accordingly, also made qualitative judgments concerning differences between the characteristics of the proposed merger and other transactions.

     Comparable Transaction Sensitivity Analysis for Time Value of Money. Based upon consultation with MidAmerican's regulatory counsel, the proposed merger has been assumed to be able to close more rapidly than alternative transactions. After consultation with MidAmerican's regulatory counsel, Lehman Brothers assumed for purposes of this analysis that alternative transactions would require an incremental 12-18 months to close. Discount rates of 10-12% were selected to reflect the equity-related present value cost (assuming monthly compounding of interest) of a delay relative to a $35.05 price per common share.

Present Value Cost of a Delay from Anticipated         10%          11%          12%
Closing of Proposed Merger                         ----------   ----------   ----------
12 month delay .................................     $ 3.51       $ 3.86       $ 4.21
15 month delay .................................     $ 4.43       $ 4.88       $ 5.33
18 month delay .................................     $ 5.39       $ 5.94       $ 6.49

     As shown above, under certain assumptions the relative present value cost of a delay ranges from $3.51 to $6.49 per share. To equate the proposed merger to alternative transactions involving an all cash proposal or a fixed value proposal, the $35.05 price per common share would be increased by these amounts to arrive at a range of adjusted values per common share of $38.56 to $41.54.


  Comparable Company Trading Analysis

     Lehman Brothers applied multiples derived from selected publicly traded, integrated electric utility companies to projected financial data of MidAmerican. Lehman Brothers included large capitalization integrated electric utility companies with significant non-regulated operations (like MidAmerican) including Alliant Energy Corporation, CMS Energy Corporation, Duke Energy, Edison International, El Paso Energy and Reliant Energy, Inc. Lehman Brothers calculated and analyzed enterprise and common equity market values multiples based upon projected management financial data. These statistics are summarized below.

Enterprise Value/EBITDA (1999E) .................       6.75x    --         7.75x
Enterprise Value/EBIT (1999E) ...................      11.00x    --        12.00x
Equity Value/Net Income (1999E - 2000E) .........      12.00x    --        14.00x
Equity Value/Book Value (1999E) .................       1.50x    --         2.00x

     The comparable company trading analysis yielded implied valuations for MidAmerican in the range of $26.29 to $34.17 per share of MidAmerican common stock.

     Because of the inherent differences between the businesses, operations and prospects of MidAmerican and the businesses, operations and prospects of the companies included in the comparable company group, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and, accordingly, also made qualitative judgments concerning differences between the financial and operating characteristics of MidAmerican and companies in the comparable company groups that would affect the public trading values of MidAmerican and such comparable companies.


  Premium Paid Analysis

     Lehman Brothers conducted an analysis of premiums paid in all integrated electric utility transactions between January 1, 1997 and September 1, 1999. In addition, Lehman Brothers separately analyzed premiums paid based upon the implied price on the date of the announced transaction relative to the target company's closing stock price one trading day prior to the transaction announcement in the CalEnergy/MidAmerican and Laurel Hill Partners/TNP Enterprises transactions. The average premiums for all such integrated electric utilities is 25%; the premium for the CalEnergy/MidAmerican transaction is 33%; and the premium for Laurel Hill Partners/TNP Enterprises transaction is 26%.

     Based on the closing price of $27.25 on October 22, 1999, the last trading day before announcement of the merger, and the merger price of $35.05 per share, the premium to be paid in the merger for MidAmerican's common stock is 29%.

     Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The special committee selected Lehman Brothers because of its expertise, reputation and familiarity with MidAmerican in particular and the power industry in general and because its investment banking professionals have substantial experience in transactions similar to the merger.

     As compensation for its services in connection with the merger, MidAmerican has agreed to pay Lehman Brothers a fee of $7,500,000, of which (1) $500,000 became payable upon the execution of the merger agreement, (2) $3,000,000 will become payable upon receipt of all required shareholder approvals to effect a sale of MidAmerican and (3) the balance will be payable upon the closing of a sale of MidAmerican. In addition, MidAmerican has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the merger and to indemnify Lehman Brothers for certain liabilities, including liabilities under the federal securities laws, that may arise out of its engagement by MidAmerican and the rendering of its opinion. It is the opinion of the SEC that indemnification for liabilities arising under the federal securities laws is against public policy and may therefore be unenforceable.

     Lehman Brothers is acting as financial advisor to MidAmerican in connection with the merger. Lehman Brothers has also performed various investment banking services for MidAmerican in the past and has received customary fees for such services. In the ordinary course of its business, Lehman Brothers actively trades in the common stock of MidAmerican for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

  OPINION OF WARBURG DILLON READ

     On October 24, 1999, Warburg Dillon Read delivered to the special committee and the Board its oral opinion, which was subsequently followed by a written opinion as of the same date, that, as of that date and subject to the various considerations, assumptions, limitations and qualifications described in the opinion, the purchase price of $35.05 per share of MidAmerican common stock was fair, from a financial point of view, to MidAmerican's public shareholders.

     WE URGE YOU TO READ THE ACTUAL WARBURG DILLON READ OPINION, WHICH HAS BEEN CONFIRMED AS OF THE DATE OF THIS PROXY STATEMENT. THE FULL TEXT OF THE WARBURG DILLON READ OPINION IS ATTACHED AS APPENDIX D TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE WARBURG DILLON READ OPINION DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW ANY MIDAMERICAN SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

     In arriving at its opinion, Warburg Dillon Read, among other things:

     (1) reviewed certain publicly available business and historical financial information relating to MidAmerican;


     (2) reviewed certain internal financial information and other data relating to the business and financial prospects of MidAmerican, including estimates and financial forecasts prepared by management of MidAmerican, that were provided to it by MidAmerican and were not publicly available (which estimates and financial forecasts are summarized in this proxy statement under "Special Factors--Certain Projections Provided to Financial Advisors and the Investor Group--October 21 Projections");


     (3) reviewed the historical market prices and trading volumes of MidAmerican common stock;

     (4) conducted discussions with members of the senior management of MidAmerican;

     (5) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business Warburg Dillon Read believed to be generally comparable to those of MidAmerican;

     (6) compared the financial terms of the merger with the publicly available financial terms of certain other transactions which Warburg Dillon Read considered relevant;

     (7) reviewed the October 21, 1999 draft of the merger agreement; and

     (8) conducted such other financial studies, analyses and investigations, and considered such other information as Warburg Dillon Read deemed necessary or appropriate.

     Warburg Dillon Read did not independently verify any of the above information and relied, with MidAmerican's consent, on the information being materially complete and accurate. Warburg Dillon Read has not made any independent evaluation or appraisal of any of the assets or liabilities of MidAmerican or any of its subsidiaries, and no one has furnished Warburg Dillon Read with any such evaluation or appraisal. Warburg Dillon Read assumed that the financial forecasts referred to above were reasonably prepared on bases reflecting the best currently available estimates and judgments of MidAmerican's management as to the future financial performance of MidAmerican.


     Warburg Dillon Read's opinion does not address MidAmerican's underlying business decision to effect the merger or constitute a recommendation to any shareholder of MidAmerican as to how such shareholder should vote with respect to the merger. Warburg Dillon Read was not asked to, nor did it, offer any opinion as to the material terms of the merger agreement or the form of the merger. In rendering its opinion, Warburg Dillon Read assumed that the parties will comply with all the material terms of the merger agreement. Warburg Dillon Read did not negotiate the terms of the merger and was not authorized to and did not solicit indications of interest in a business combination with MidAmerican from any party. Except as discussed above, MidAmerican did not limit Warburg Dillon Read regarding the procedures to be followed or factors to be considered in rendering its opinion.

     Warburg Dillon Read's opinion is based on economic, monetary and market conditions existing on the date thereof.

     No company, transaction or business used in the analysis described below under "Comparable Company Trading Analysis" and "Comparable Company Acquisition Analysis" is identical to MidAmerican or the proposed merger. Accordingly, the analysis of the results necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors.

     In connection with rendering its opinion, Warburg Dillon Read considered a variety of valuation methods. Warburg Dillon Read considered the valuation of MidAmerican both as a consolidated entity and as the sum of distinct segments. The following discussion summarizes the material valuation methods considered by Warburg Dillon Read.

     The consolidated entity valuation consists of a discounted cash flow analysis, comparable company trading analysis and comparable company acquisition analysis for MidAmerican.

     Discounted Cash Flow Analysis. Warburg Dillon Read performed a discounted cash flow analysis valuation of MidAmerican based upon projections furnished by MidAmerican. Warburg Dillon Read divided the valuation of the consolidated entity into two segments. Utilizing the projections furnished by MidAmerican, Warburg Dillon Read valued MidAmerican's projects in the Philippines apart from the rest of MidAmerican. The projects in the Philippines have finite lives and consist of power generation projects that will generate cash flows for MidAmerican through the year 2007 and a hydroelectric plant near the Casecnan river which will generate cash flows for MidAmerican through the year 2020. Due to the finite nature and the risk profile of these projects, Warburg Dillon Read valued these projects separately from the rest of MidAmerican's businesses. Warburg Dillon Read discounted to present value the free unlevered cash flows through the year 2007 for the power generation projects at a discount rate of 11% and discounted to present value the free unlevered cash flows through the year 2020 for the hydroelectric plant near the Casecnan river at a discount rate of 14%. Warburg Dillon Read valued the rest of MidAmerican by discounting to present value, under assumed discount rates ranging from 8% to 9%, the free unlevered cash flows through the year 2004 for MidAmerican, excluding the free unlevered cash flows contributed by the projects in the Philippines. Terminal values for the rest of MidAmerican were determined by applying multiples of EBITDA of 6.5x to 7.5x, based on the EBITDA multiples of public companies deemed comparable to MidAmerican, to the projected 2004 EBITDA figure for MidAmerican, excluding the contribution to 2004 projected EBITDA by the projects in the Philippines. The terminal value was then discounted to present value, under assumed discount rates ranging from 8% to 9%.

     The sum of the present values of the projects in the Philippines and the rest of MidAmerican resulted in per share values for MidAmerican of $29.38 to $44.11.

     Comparable Company Trading Analysis. Using publicly available information, Warburg Dillon Read compared multiples of certain financial criteria for MidAmerican to multiples based upon market trading values at the time for a set of companies which, in Warburg Dillon Read's judgment, were generally comparable to MidAmerican. The factors Warburg Dillon Read considered in selecting companies for comparison included size, geographic location, financial condition and scope of business operations. The companies used in the comparison to MidAmerican were PP&L Resources Inc., CMS Energy Corporation, Northern States Power Company, Reliant Energy Inc. and Utilicorp United Inc.

     In evaluating the current market value of MidAmerican common stock, Warburg Dillon Read determined ranges of multiples for selected measures of financial performance for the comparable companies, including the market value of outstanding common stock as a multiple of:

    o net income per share of common stock for the latest 12-month period; and


    o estimated net income per share of common stock for the current and the following fiscal years as projected by Institutional Brokers Estimate System.

     In addition, Warburg Dillon Read determined ranges of multiples for selected measures of financial performance for the comparable companies, including the adjusted market value of such companies (defined as the market value of outstanding common stock plus total debt, preferred and minority interests, less cash and equivalents) as a multiple of:

    o operating income, or EBIT, for the latest 12-month period; and

    o operating cash flow, or EBITDA, for the latest 12-month period.

     Warburg Dillon Read then applied such multiples to the corresponding data for MidAmerican. This analysis produced a range of values per share for MidAmerican. The results are summarized in the following table, which shows the range of valuations produced for each of the measures of MidAmerican's financial performance:


                                                              COMPARABLE               LOW END      HIGH END
MEASURE OF FINANCIAL PERFORMANCE                          COMPANY MULTIPLES           OF RANGE      OF RANGE
-------------------------------------------------   ------------------------------   ----------   -----------
Latest Twelve Months Earnings Per Share .........       11.5x    --         13.5x     $ 23.89       $ 28.04
1999 Estimated Earnings Per Share ...............       11.5x    --         12.5x     $ 23.49       $ 25.54
2000 Estimated Earnings Per Share ...............       10.5x    --         11.5x     $ 24.74       $ 27.10
Latest Twelve Months EBIT .......................       13.0x    --         14.0x     $ 24.87       $ 33.31
Latest Twelve Months EBITDA .....................        8.0x    --          8.5x     $ 33.24       $ 40.62
Mean of Above ...................................                                     $ 26.05       $ 30.92
Median of Above .................................                                     $ 24.74       $ 28.04

     As shown above, this analysis produced a range of mean and median values of $24.74 to $30.92 per share of MidAmerican common stock.

     Comparable Company Acquisition Analysis. Warburg Dillon Read reviewed comparable transactions involving acquisitions of electric utility companies or holding companies for electric utility companies. The set of 16 comparable transactions was selected based on size and excluded transactions involving a merger of equals.

     The set of comparable transactions included the following proposed or completed transactions:

    o Consolidated Edison, Inc. and Northeast Utilities
    o Carolina Power & Light Company and Florida Progress Corporation
    o Energy East Corporation and CMP Group, Inc.
    o Laurel Hill Partners and TNP Enterprises, Inc.
    o Utilicorp United Inc. and Empire District Electric Company
    o Utilicorp United Inc. and St. Joseph Light & Power Company
    o New England Electric System and Eastern Utilities Associates
    o National Grid Group Plc and New England Electric System

    o ScottishPower PLC and PacifiCorp
    o BEC Energy and Commonwealth Energy System
    o AES Corporation and CILCORP, Inc.
    o CalEnergy Company, Inc. and MidAmerican
    o Consolidated Edison, Inc. and Orange & Rockland Utilities, Inc.
    o American Electric Power Company, Inc. and Central and South West
      Corporation
    o LG&E Energy Corporation and KU Energy Corporation
    o Allegheny Power System and DQE, Inc.

     Warburg Dillon Read calculated the equity consideration to be received by the second company's shareholders for each of the comparable transactions as a multiple of various measures of financial performance for that company including:

    o net income per share of common stock for the latest 12-month period as of the date of each respective transaction announcement; and

    o projected net income per share of common stock for the then current and the following fiscal years as projected by Institutional Brokers Estimate System.

     In addition, Warburg Dillon Read calculated the adjusted market value for each of the comparable transactions as a multiple of each acquired company's:

    o operating income, or EBIT, for the latest 12-month period as of the date of each respective transaction announcement; and

    o operating cash flow, or EBITDA, for the latest 12-month period as of the date of each respective transaction announcement.

     In addition, Warburg Dillon Read calculated the equity consideration to be received as a premium to the unaffected market price (defined as the market price one month prior to announcement of a transaction) for each of the comparable transactions.

     Warburg Dillon Read then applied such multiples to the corresponding data for MidAmerican. This analysis produced a range of values per share for MidAmerican. The results are summarized in the following table, which shows the range of valuations produced for each of the measures of MidAmerican financial performance:

                                                              COMPARABLE               LOW END      HIGH END
MEASURE OF FINANCIAL PERFORMANCE                        TRANSACTION MULTIPLES         OF RANGE      OF RANGE
-------------------------------------------------   ------------------------------   ----------   -----------
Latest Twelve Months Earnings Per Share .........       17.5x    --         19.0x     $ 36.35       $ 39.47
1999 Estimated Earnings Per Share ...............       16.5x    --         18.5x     $ 33.71       $ 37.79
2000 Estimated Earnings Per Share ...............       15.5x    --         18.0x     $ 36.52       $ 42.41
Latest Twelve Months EBIT .......................       12.5x    --         14.0x     $ 20.64       $ 33.31
Latest Twelve Months EBITDA .....................        7.5x    --          8.5x     $ 25.86       $ 40.62
Market Premium ..................................       25.0%    --         40.0%     $ 34.06       $ 38.15
Mean of Above ...................................                                     $ 31.19       $ 38.63
Median of Above .................................                                     $ 33.89       $ 38.81

     As shown above, this analysis produced a range of mean and median values of $31.19 to $38.81 per share of MidAmerican common stock.

     Sum of the Parts Analysis. Warburg Dillon Read performed valuation analysis of MidAmerican based on a sum of the parts analysis. Warburg Dillon Read analyzed the business segments of MidAmerican and applied valuation techniques, including discounted cash flow analysis in several instances, to these business segments based upon projections furnished by MidAmerican. Utilizing these projections, Warburg Dillon Read discounted to present value, under assumed discount rates ranging from 7.5% to 15.0%, the projected cash flows for each of the relevant business segments. Where necessary, terminal values were determined utilizing multiples of EBITDA ranging from 7.0x to 9.0x. In certain segments where public market valuations were available, the public market valuation was used for that business segment.

     The sum of the parts analysis of MidAmerican produced a valuation range from $28.23 to $39.53 per share of MidAmerican common stock.

     The valuation analysis of MidAmerican can be summarized as shown in the following table:


                                                         LOW END      HIGH END
VALUATION METHODOLOGY                                   OF RANGE      OF RANGE
----------------------------------------------------   ----------   -----------
       Discounted Cash Flow Analysis ...............    $ 29.38       $ 44.11
       Comparable Company Trading Analysis .........    $ 24.74       $ 30.92
       Comparable Acquisition Analysis .............    $ 31.19       $ 38.81
       Sum-of-the-Parts Analysis ...................    $ 28.23       $ 39.53

     As shown above, the valuation analysis produced a range of values for MidAmerican of $24.74 to $44.11 per share of MidAmerican common stock.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to particular circumstances. Therefore, the opinion and analysis are not readily susceptible to summary description. Accordingly, notwithstanding the separate factors and analyses summarized above, Warburg Dillon Read believes that its analysis must be considered as a whole and that selecting only portions of its analysis and the factors it considered, without considering all factors and analyses, could create a misleading view of the evaluation process underlying the opinion. Warburg Dillon Read did not assign any particular weight to any analyses or factors it considered. Rather, Warburg Dillon Read made qualitative judgments based on its experience in rendering the opinion and on economic, monetary and market conditions then present as to the significance and relevance of each analysis and factor. In its analyses, Warburg Dillon Read assumed relatively stable industry performance, regulatory environments and general business and economic conditions, all of which are beyond MidAmerican's control. Any estimates contained in Warburg Dillon Read's analyses do not necessarily indicate actual value, which may be significantly more or less favorable than those suggested by such estimates. Estimates of the financial value of companies do not purport to be appraisals or to reflect necessarily the prices at which companies actually may be sold. In rendering its opinion, Warburg Dillon Read makes no recommendations as to how any MidAmerican shareholder should vote on the merger proposal.

     Warburg Dillon Read is an internationally recognized investment banking firm. As part of its investment banking business, Warburg Dillon Read is regularly engaged in evaluating businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The special committee selected Warburg Dillon Read on the basis of the firm's expertise and reputation. Warburg Dillon Read attended meetings of the special committee and the Board and assisted the special committee and the Board in connection with their review and evaluation of the merger.

     Pursuant to the engagement letter between MidAmerican and Warburg Dillon Read, MidAmerican has agreed to pay Warburg Dillon Read $3.5 million for rendering a fairness opinion. MidAmerican has agreed to indemnify Warburg Dillon Read against certain liabilities, including under federal securities laws, relating to or arising out of its engagement. It is the opinion of the SEC that indemnification for liabilities arising under the federal securities laws is against public policy and may therefore be unenforceable.

     Whether or not the merger is completed, MidAmerican will reimburse Warburg Dillon Read for the expenses reasonably incurred by it in entering into and performing services pursuant to the engagement letter, including the fees and disbursements of Warburg Dillon Read's counsel.

     Warburg Dillon Read has also performed various investment banking services for MidAmerican in the past and has received customary fees for such services.

     In the ordinary course of business, Warburg Dillon Read may trade the debt and equity securities of MidAmerican for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

POSITION OF THE INVESTOR GROUP AS TO THE FAIRNESS OF THE MERGER



     The investor group has concluded that the merger and the terms of the merger agreement, including the merger consideration of $35.05 per share, are fair to MidAmerican and its unaffiliated shareholders based on the following factors:


    o the appointment of the special committee, which consisted solely of independent members of the Board;

    o the unanimous approval and recommendation of the merger and the merger agreement by the special committee and the Board (other than Messrs. Scott, Sokol and Reznicek who recused themselves), which is independent of the investor group;

    o the independent factors referred to above as having been taken into account by the special committee and the Board;

    o the fact that the price per share to be paid in the merger represents a 29% premium to the closing price of MidAmerican common stock on the trading day prior to the announcement of the merger; and

    o the fact that the price and the terms and conditions of the merger agreement were the result of arm's-length negotiations between the special committee and the investor group.


     In connection with its consideration of the fairness of the consideration to be received by the unaffiliated shareholders of MidAmerican under the merger agreement, the investor group has adopted the conclusions as to fairness set forth under "--Recommendations of the Special Committee and the Board of Directors; Reasons for the Merger," and the analyses underlying such conclusions, of the special committee and the Board, based upon the views of the members of the investor group as to the reasonableness of such analyses. The investor group has not assigned any relative or specific weights to the foregoing factors. However, the investor group believes that each of the factors is material to its determination that the transaction is fair, and has characterized as positive each of the factors characterized as positive by the special committee. Individual members of the investor group may have given differing weights to different factors and may have viewed certain factors more positively or negatively than others.


     The investor group also has considered the fact that although the merger is conditioned upon the approval of the affirmative vote of a majority of the shares of MidAmerican common stock, it is not structured to require the approval of a majority of the votes entitled to be cast by shareholders unaffiliated with the investor group. The investor group did not structure the transaction to require the approval of a majority of the common stock held by shareholders unaffiliated with the investor group because such approval is not required under Iowa law and because the investor group believes that the substantive and procedural fairness of the transaction was established by the factors set forth above.

CERTAIN PROJECTIONS PROVIDED TO FINANCIAL ADVISORS AND THE INVESTOR GROUP



     In the normal course of business, MidAmerican's management prepares internal budgets, plans, estimates, forecasts or projections as to future revenues, earnings or other financial information in order to be able to anticipate the financial performance of MidAmerican. It does not, as a matter of course, publicly disclose these internal documents.


     MidAmerican provided financial projections to CSFB and Lehman Brothers in connection with their review of strategic alternatives for the Board's October 1, 1999 meeting and subsequently provided the financial projections to Warburg Dillon Read. These projections reflected management's best estimates and good faith judgments as to the future performance of MidAmerican and reflected a number of assumptions, including the following material assumptions:

    o MidAmerican Energy Company would be subject to regulatory rate treatment materially consistent with the existing regulation in Iowa and Illinois.

    o Costs and future profits associated with projected unregulated retail expansion by MidAmerican Energy Company into Illinois were included.

    o Realty acquisitions by MidAmerican's realty subsidiary, Home Services.com, in an amount aggregating $50 million per year were assumed.

    o MidAmerican's Salton Sea V and Turbo power projects and its Zinc plant were assumed to be operational by mid-year 2000.

    o The Casecnan project in the Philippines commences operation in October
      2000.

    o The pending distribution price review by the U.K. power regulator would result in a price cut of 8% of costs mitigation net for MidAmerican's U.K. utility, Northern Electric.

    o There would be no negative impact from the supply review by the U.K. regulator.

    o Tax expense optimization is implemented by MidAmerican.

    o All excess cash is invested at 5%.


     The financial projections were subject to and prepared on the basis of estimates, limitations, qualifications and assumptions, and involved judgments with respect to, among other things, future economic, competitive, regulatory and financial and market conditions and future business decisions which may not be realized and are inherently subject to significant business, economic, competitive uncertainties, all of which are difficult to predict and many of which are beyond MidAmerican's control. These uncertainties are described under "Cautionary Statement Regarding Forward-Looking Statements."


     While MidAmerican believes these estimates and assumptions to have been reasonable, there can be no assurance that the projections will be accurate, and actual results may vary materially from those shown. In light of the uncertainties inherent in forward-looking information of any kind, the inclusion of these projections should not be regarded as a representation by MidAmerican, the investor group or any other entity or person that the anticipated results will be achieved and investors are cautioned not to place undue reliance on such information.

     October 1 Projections. The projections included the following items which may be material:





                                                                       PROJECTED
                                              2000          2001         2002          2003          2004
                                          -----------   -----------   ----------   -----------   -----------
                                                         (IN MILLIONS, EXCEPT PER SHARE DATA)
   Revenues ...........................     $ 4,841       $ 5,337      $ 5,461       $ 5,717       $ 5,951
   EBITDA .............................       1,207         1,372        1,437         1,500         1,544
   EBIT ...............................         710           837          895           956           994
   Diluted Earnings per Share .........         2.85          3.39         3.90          4.44          4.73

     October 15 Projections. Preliminary revised projections were prepared by management of MidAmerican and were provided to Lehman Brothers and Warburg Dillon Read on October 15, 1999. The projections of October 1, 1999 were updated on October 15, 1999 to reflect certain revised assumptions, including, with respect to construction and development projects, primarily the delay of the commercial operation date of the Casecnan project from August 2000 to March 2001, the latest estimates of the pending distribution and supply reviews in the United Kingdom, and adjustments reflecting current cash on hand and common shares outstanding. These projections included the following items which may be material:





                                                                       PROJECTED
                                              2000          2001         2002          2003          2004
                                          -----------   -----------   ----------   -----------   -----------
                                                         (IN MILLIONS, EXCEPT PER SHARE DATA)
   Revenues ...........................     $ 4,801       $ 5,298      $ 5,426       $ 5,683       $ 5,917
   EBITDA .............................       1,148         1,321        1,418         1,481         1,525
   EBIT ...............................         672           811          899           961           999
   Diluted Earnings per Share .........         2.50          3.40         4.06          4.69          5.00


     With our permission, the October 15, 1999 projections were also received by CSFB in connection with its role as financial advisor to Mr. Sokol.

     October 21 Projections. The projections of October 15, 1999 were further revised on October 21, 1999 and were provided to Lehman Brothers and Warburg Dillon Read. The projections reflected revised assumptions with respect to the tender for, and subsequent retirement of, approximately $121 million of 9 1/2% Senior Notes, further refinement of the impact associated with construction and development projects, primarily relating to the delay in the commercial operation date of the Casecnan project and an adjustment to the income tax provision primarily reflecting the above changes.






                                                                       PROJECTED
                                              2000          2001         2002          2003          2004
                                          -----------   -----------   ----------   -----------   -----------
                                                         (IN MILLIONS, EXCEPT PER SHARE DATA)
   Revenues ...........................     $ 4,801       $ 5,292      $ 5,426       $ 5,683       $ 5,917
   EBITDA .............................       1,167         1,335        1,436         1,500         1,544
   EBIT ...............................         675           805          899           961           999
   Diluted Earnings per Share .........         2.55          3.13         3.80          4.40          4.77


     MidAmerican does not intend to update or otherwise revise the financial projections to reflect circumstances existing after the date the projections were prepared or to reflect the occurrence of unanticipated events. The financial projections should be read together with the summaries of the opinions of Lehman Brothers and Warburg Dillon Read and their respective opinions attached to this proxy statement as Appendix C and Appendix D, respectively.



INTERESTS IN THE MERGER THAT DIFFER FROM YOUR INTERESTS

     In considering the recommendations of the special committee and the Board with respect to the merger, MidAmerican shareholders should be aware that some of our directors and officers have interests in the merger that are different from your interests as a shareholder. The special committee and the Board were aware of these actual and potential conflicts of interest.

     Walter Scott, Jr., a director of MidAmerican, and David L. Sokol, the Chairman and Chief Executive Officer of MidAmerican, are members of the investor group and, in connection therewith, will contribute cash or certain of their existing shares of MidAmerican common stock and options to acquire MidAmerican common stock to Teton Acquisition immediately prior to completion of the merger in exchange for equity interests in Teton Acquisition. These equity interests in Teton Acquisition will be converted into equivalent equity interests in MidAmerican (valued at the merger price) at the time of completion of the merger. The exchange of MidAmerican common stock and options for equivalent equity interests in Teton Acquisition, and the subsequent conversion of such interests for equivalent equity interests in MidAmerican is expected to be accomplished on a tax-free basis. It is expected that Mr. Scott, possibly together with (1) a charitable foundation or a trust controlled by him, (2) his children or trusts for their benefit or (3) a corporation controlled by the Scott family (collectively, the "Scott Family Interests"), will own approximately 18% of the equity interests and 88.1% of the voting interests in MidAmerican following the merger and that Mr. Sokol will own approximately 0.4% of the equity interests and 2% of the voting interests in MidAmerican following the merger. In addition, upon the completion of the merger, Mr. Scott, by virtue of his voting power in MidAmerican, will have the ability to designate five MidAmerican directors (including himself) and Mr. Sokol will have the contractual right to serve as a member of the Board and designate two additional MidAmerican directors for so long as he is employed by MidAmerican. As a result of their participation in the investor group, Messrs. Scott and Sokol will continue to have the opportunity to participate in any future earnings growth of MidAmerican following the merger and to benefit from any increase in the value of MidAmerican.

     If invited by Mr. Sokol, prior to completion of the merger, up to three other members of our management may become a part of the investor group and, in connection therewith, may be given the opportunity to contribute to Teton Acquisition all or a portion of their existing equity interests in MidAmerican in exchange for equivalent equity interests in Teton Acquisition. Such equity interests in Teton Acquisition will be converted into equivalent equity interests in MidAmerican (valued at the merger price) at the time of completion of the merger. The maximum amount that may be so exchanged by additional management participants, if any, may not exceed $12.5 million in equity value (calculated at the merger price). The potential participation by additional management members, if any, would cause a small downward adjustment to the ownership percentages of the other members of the investor group (other than the percentage voting interest of Berkshire Hathaway). No such offer has yet been made to any other members of MidAmerican management.

     Mr. Scott beneficially owns 3,010,000 shares of MidAmerican common stock (including 2,000,000 shares owned by a trust of which Mr. Scott is the sole trustee) and options to purchase an additional 3,489 shares of MidAmerican common stock. Mr. Sokol owns 180,924 shares of MidAmerican common stock and options to purchase an additional 1,650,000 shares of MidAmerican common stock, of which options to acquire 666,696 shares will become exercisable within 60 days after November 1, 1999. Together, Messrs. Sokol and Scott beneficially own approximately 6.4% of the outstanding MidAmerican common stock. Berkshire Hathaway currently does not own any shares of MidAmerican common stock but may purchase shares in the open market and otherwise, to the extent permitted under the terms of a confidentiality agreement entered into between Berkshire Hathaway and MidAmerican and in accordance with the relevant provisions of the Exchange Act, depending on price, market conditions and other factors. Similarly, Mr. Scott and certain of the Scott Family Interests may purchase additional shares of MidAmerican common stock in the open market and otherwise, to the extent permitted under the terms of a confidentiality agreement entered into between Mr. Sokol (on behalf of the investor group) and MidAmerican and in accordance with the relevant provisions of the Exchange Act, depending on price, market conditions and other factors.

     Mr. Scott is a director of both Berkshire Hathaway and MidAmerican. As a result, he may owe duties to Berkshire Hathaway and its shareholders that conflict with his duties to MidAmerican and its shareholders.

     Under their subscription agreements with Teton Acquisition, the members of the investor group have each agreed to enter into a shareholders agreement as a condition to the completion of the transactions contemplated by the subscription agreements.

     It is contemplated that the shareholders agreement will provide that, after the third anniversary of the completion of the merger, Mr. Sokol and each other member of management who is invited to become a part of the investor group may require MidAmerican to purchase, for an agreed value or appraised value, his shares of MidAmerican common stock and options to purchase shares of

MidAmerican common stock once per year in increments of not less than 25% of his total equity. After the third anniversary of the completion of the merger, MidAmerican may require each such management investor to sell to MidAmerican, for an agreed value or an appraised value, his shares of MidAmerican common stock and options to purchase shares of MidAmerican common stock once per year in increments of not less than 25% of the total equity held by such management investor.

     It is also contemplated that, under the shareholders agreement, after the earlier of Mr. Scott's death or the third anniversary of completion of the merger, Mr. Scott or his estate or personal trusts may require Berkshire Hathaway to purchase, for an agreed value or an appraised value, up to 5,000,000 of Mr. Scott's shares of MidAmerican common stock in certain limited circumstances and that the sale of such shares would otherwise be restricted. Finally, if Berkshire Hathaway transfers, other than to its subsidiaries, more than 50% of the common stock of MidAmerican (assuming the conversion of MidAmerican's convertible preferred stock), then Mr. Scott, the Scott Family Interests, Mr. Sokol and any other members of management who are invited to become a part of the investor group will have the right to participate in such sale on a proportional basis.

     Upon a change of control of MidAmerican (including completion of the merger), all of Mr. Sokol's options will become immediately vested and exercisable. Under the terms of a proposed amended employment agreement between Mr. Sokol and MidAmerican, assuming that Mr. Sokol contributes to Teton Acquisition (as required under his subscription agreement with Teton Acquisition) all of the MidAmerican common stock and options that he owned on October 23, 1999, Mr. Sokol would be entitled to receive additional options (the "Additional Options") to purchase 549,277 shares of MidAmerican common stock following the merger. The Additional Options represent 30% of the number of shares of MidAmerican common stock owned or subject to options held by Mr. Sokol on October 23, 1999. All of the Additional Options would be exercisable at an exercise price equal to the merger price and would have a ten-year term. The Additional Options would vest in equal one-third amounts on each of the first, second and third anniversaries of the date of closing of the merger. If the merger is completed, the exercise term of all of Mr. Sokol's presently outstanding options which have a remaining term of less than eight years would also be extended to a term of eight years from the completion of the merger. Furthermore, if Mr. Sokol's employment were terminated by us without cause or by him for good reason, Mr. Sokol will be entitled to severance payments of approximately $8.6 million, whether or not the merger is completed.

     As noted above, if invited by Mr. Sokol, up to three additional members of MidAmerican's present senior management may be offered the opportunity to contribute up to 100%, but not less than 65%, of each such person's current equity in MidAmerican to Teton Acquisition in exchange for equivalent equity securities of Teton Acquisition. These Teton Acquisition securities will be converted into equivalent equity securities of MidAmerican at the time of the merger. If any such member of management contributes to Teton Acquisition 100% of such person's presently owned MidAmerican common stock and options, then such person will be entitled to receive additional options in respect of a number of shares of MidAmerican common stock which equals 30% of the number of shares of MidAmerican common stock presently owned or subject to options held by such person. Such additional options would have terms identical to those contained in the Additional Options to be granted to Mr. Sokol at the closing of the merger. Similarly, upon completion of the merger and assuming that such management investor exchanges at least 65% of his MidAmerican shares and options for equivalent shares and options of Teton Acquisition, the exercise term of all of the outstanding MidAmerican options presently owned by such management investor which have a term of less than eight years would be extended to a term of eight years from the completion of the merger.

     MidAmerican's directors and executive officers (other than Messrs. Scott and Sokol) owned, as of November 1, 1999, an aggregate of 117,450 shares of MidAmerican common stock and options to purchase 1,945,844 shares of MidAmerican common stock, including 720,942 unvested options which will become fully exercisable and vested as a result of the merger. In accordance with the terms of the merger agreement, at the effective time of the merger, except for those members of senior management discussed above who may participate with the investor group, such shares will be converted into the right to receive the $35.05 per share merger consideration and such options will be converted into the right to receive the difference between the $35.05 per share merger consideration and the exercise price per share of such options.

     MidAmerican is a party to employment agreements with certain of its executive officers, in addition to the employment agreement with Mr. Sokol described above. Under these agreements, if any such executive officer's employment were terminated by MidAmerican without cause or, following a change of control of MidAmerican (including upon completion of the merger), by the executive for good reason, such executive would be entitled to a severance payment in an amount equal to two years of compensation plus continuation of employee benefits. In addition, certain executives of MidAmerican following the merger (including Mr. Sokol) would receive additional participation and vesting credit under MidAmerican's supplemental retirement plan. These severance payments (excluding severance payments payable to Mr. Sokol, as described above) would total approximately $14.2 million if all such executives were terminated. Finally, some executives, including Mr. Sokol, would be compensated if excise taxes were payable by them as a result of such compensation arrangements.

     MidAmerican has agreed in the merger agreement to indemnify and hold harmless, to the fullest extent not prohibited by applicable law, each of the present and former directors and officers of the parties to the merger agreement, including MidAmerican's directors and officers, against any losses or expenses, claims, damages or amounts paid in settlement (if the settlement is consented to by MidAmerican) arising out of actions or omissions occurring at or prior to the effective time that (1) are wholly or partly based on the fact that the person is or was a director or officer of any of the parties to the merger agreement or (2) arise out of or pertain to the transactions contemplated by the merger agreement. In addition, for a period of at least six years following the effective time, MidAmerican will maintain in effect the indemnification provisions contained in MidAmerican's existing articles of incorporation and by-laws.

     For a period of six years after the effective time, MidAmerican will keep its existing directors' and officers' liability insurance or, at its option, will provide substitute policies with coverage in amount and scope at least as favorable as its existing policies. However, MidAmerican will not be required to pay annual premiums for the directors' and officers' insurance in excess of 200% of the annual premiums paid as of the date of the merger agreement, but in that case will purchase as much coverage as possible for that amount.


PLANS FOR MIDAMERICAN FOLLOWING THE MERGER

     It is expected that, following the completion of the merger, the operations and business of MidAmerican will be conducted substantially as they are currently conducted. Neither MidAmerican nor any member of the investor group has any present plans or proposals that relate to or would result in an extraordinary corporate transaction involving MidAmerican's corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. However, MidAmerican and the investor group will continue to evaluate MidAmerican's business and operations after the merger from time to time, and may propose or develop new plans and proposals which either considers to be in the best interests of MidAmerican and its shareholders.

     It is expected that the Amended and Restated Articles of Incorporation of MidAmerican which will become effective at the time the merger is completed will be substantially amended and restated immediately following the effective time of the merger so as to reflect provisions consistent with the conversion of MidAmerican from a publicly-held company to a privately-owned company and certain other agreements of the investor group (such amendments are referred to in this proxy statement as the "Post-Closing Amendments"). Pursuant to the Post-Closing Amendments, the MidAmerican Board is expected to be comprised of 10 persons, rather than 14 persons, the current size of the Board. It is further expected that the staggered Board provisions contained in MidAmerican's existing articles of incorporation will be eliminated, with the result that all directors will serve for one-year terms which are scheduled to expire on the same date. The terms of the convertible preferred stock of Teton Acquisition (which will become the convertible preferred stock of MidAmerican at the effective time of the merger) to be purchased by Berkshire Hathaway (as described below) will entitle the holder to designate two members of the Board. Similarly, Mr. Sokol's proposed amended employment agreement with MidAmerican will give him the right during the term of his employment to serve as a member of the Board and to designate two additional directors. Mr. Scott, as the holder of a majority of MidAmerican's voting securities following the merger, will have the right to designate the remaining five members of the Board (including himself).


     Pursuant to the Post-Closing Amendments, it is further expected that (1) the provisions contained in Articles VB and VC of MidAmerican's existing articles of incorporation will be substantially amended so as to generally provide for removal or replacement of directors by the investor group in a manner consistent with the foregoing designation procedures, (2) Article VI will be amended to permit special meetings to be called by the holders of less than 50% of the voting power of MidAmerican, (3) Article XI will be amended to permit action to be taken by shareholders by written consent and (4) any other changes deemed necessary or desirable by the investor group in view of applicable regulatory laws or to reflect the closely held nature of MidAmerican following the completion of the merger will be made.


     The convertible preferred stock of Teton Acquisition to be purchased by Berkshire Hathaway is generally non-voting except that, in addition to the right to designate two directors as described above, the holders are entitled to certain veto rights. The consent of the holders of a majority of the outstanding convertible preferred stock will be required for, among other things:

    o any amendment of the articles of incorporation which would change the powers, preferences or special rights of the convertible preferred stock or that would otherwise adversely affect the rights of the holders of the convertible preferred stock;

    o the sale or other disposition of 25% or more of the business or assets of MidAmerican, or the merger or consolidation of MidAmerican with any other person;

    o the acquisition of any business or assets or the making of capital expenditures outside the annual budget approved by the Board, in each case for a consideration or involving expenditures in excess of $50 million per transaction;

    o the issuance, grant or sale, or the repurchase, of any equity securities or any equity-linked securities of MidAmerican;

    o transactions with officers, directors, shareholders and affiliates of MidAmerican except (1) to the extent executed on terms no less favorable than those obtainable in an arm's-length transaction with an unaffiliated person or (2) in the case of cash compensation arrangements, which are approved by the entire Board of MidAmerican;

    o the removal of the person acting as chief executive officer of MidAmerican (expected to be Mr. Sokol) on the closing date of the merger; and

    o the appointment or removal of any person as chief executive officer of MidAmerican after such initial chief executive officer of MidAmerican.


MERGER FINANCING; SOURCE OF FUNDS

     The maximum total amount of funds required to complete the merger, including related costs and expenses, is expected to be approximately $2.41 billion. This amount assumes that no shareholders perfect their dissenters' rights under Iowa law, but excludes approximately $120 million of MidAmerican shares and options (valued at the merger price) which are expected to be contributed to Teton Acquisition by Mr. Scott and possibly the Scott Family Interests, and by Mr. Sokol. It also includes approximately $345 million that MidAmerican may be required to pay to the holders of its 6 1/2% Convertible Trust Preferred Securities and 6 1/4% Convertible Trust Preferred Securities if all such securities are converted into MidAmerican common stock at or prior to completion of the merger. Following completion of the merger, any MidAmerican Convertible Trust Preferred Securities which remain outstanding will be convertible by the holder only into an amount of cash equal to the merger price multiplied by the number of shares of MidAmerican common stock into which such MidAmerican Convertible Trust Preferred Securities were convertible immediately prior to the merger. We and the investor group expect to incur approximately $25 million in costs and expenses in connection with the merger and the related transactions, as set forth in the table below. Upon completion of the merger, we will assume these costs and expenses.

EXPENSE                                   ESTIMATED AMOUNT
--------------------------------------   -----------------
                                           (IN THOUSANDS)
   Financial advisory fees ...........        $ 18,000
   Legal fees ........................           4,000
   Accounting fees ...................             100
   Printing and mailing fees .........             200
   Solicitation expenses .............             300
   SEC filing fees ...................             500
   Miscellaneous .....................           1,900
                                              --------
   Total .............................        $ 25,000

     The members of the investor group have entered into subscription agreements with Teton Acquisition to provide an aggregate of up to $2.35 billion in cash and MidAmerican securities to Teton Acquisition in exchange for securities of Teton Acquisition or a trust to be formed by Teton Acquisition, with the proceeds of such contributions to be used for purposes of funding the merger. This amount includes approximately $120 million of MidAmerican shares and options (valued at the merger price) which are expected to be contributed to Teton Acquisition by Mr. Scott and possibly the Scott Family Interests, and by Mr. Sokol. Upon completion of the merger, these securities and all other securities of Teton Acquisition will convert into equivalent securities of MidAmerican.

     The closing under each of the subscription agreements is conditioned on, among other things, all conditions to the merger being satisfied or waived, the simultaneous closings under the other subscription agreements and the execution by Teton Acquisition and the members of the investor group of a shareholders agreement containing put and call rights and transfer restrictions.

     Under its subscription agreement with Teton Acquisition, Berkshire Hathaway has agreed to purchase up to $2.05 billion of securities of Teton Acquisition, including $800 million of preferred securities to be issued by a trust to be formed by Teton Acquisition. The balance of Berkshire Hathaway's subscription is for shares representing 9.9% of the common stock of Teton Acquisition and for shares of convertible preferred stock of Teton Acquisition, each at a purchase price per share equal to the $35.05 per share merger price. The purchase price is payable in cash or shares of MidAmerican common stock (valued at the merger price), at Berkshire Hathaway's option. The amount of Berkshire Hathaway's investment is subject to adjustment based on the amount of presently outstanding MidAmerican Convertible Trust Preferred Securities that are converted in response to the merger, whether and to what extent other members of MidAmerican management participate in the transaction through the exchange of their existing equity interests in MidAmerican (in an aggregate amount of up to approximately $12.5 million of MidAmerican common stock and options, valued at the merger price) and the amount of cash available to MidAmerican at the closing of the merger. Securities to be purchased by Berkshire Hathaway under its subscription agreement may instead be purchased by consolidated subsidiaries of Berkshire Hathaway, with Berkshire Hathaway nevertheless responsible for satisfying its obligations under its subscription agreement.

     Under his subscription agreement with Teton Acquisition, Mr. Scott has agreed to purchase 8,000,000 shares of Teton Acquisition common stock at a purchase price per share equal to the merger price, or an aggregate purchase price of $280.4 million. Such purchase price is payable in cash or shares of MidAmerican common stock (valued at the merger price), at the option of Mr. Scott. Mr. Scott's obligation under the subscription agreement may be reduced by the number of shares of Teton Acquisition common stock (up to 3,000,000 shares), if any, purchased by the Scott Family Interests.

     Under his subscription agreement with Teton Acquisition, Mr. Sokol has agreed to exchange his 180,924 shares of MidAmerican common stock and his options to purchase 1,650,000 shares of MidAmerican common stock for equivalent shares and options of Teton Acquisition. Separately, under the terms of his proposed employment agreement with MidAmerican, as described above under "--Interests in the Merger That Differ from Your Interests," assuming Mr. Sokol exchanges all of his MidAmerican shares and options for shares of Teton Acquisition, (1) Mr. Sokol would be granted additional options in respect of 549,277 shares of MidAmerican common stock upon completion of the merger and
(2) the exercise term of Mr. Sokol's presently outstanding MidAmerican options (which will become options to acquire MidAmerican common stock after the merger) with terms of less than eight years will be extended to a term of eight years from the date of completion of the merger.

     Under the merger agreement, each of Teton Formation and Teton Acquisition have agreed that, without our prior consent, they will not enter into any amendment to, or modification of or waiver of, any of the subscription agreements if such amendment, modification or waiver would (1) reduce the aggregate amount of funds committed under such subscription agreements, (2) add additional conditions to the completion of the transactions contemplated by the subscription agreements or (3) have a material adverse effect on or delay the receipt of approvals or the completion of the merger.


     The investor group may use up to a maximum of approximately $180 million of cash available at MidAmerican or draw up to $180 million under MidAmerican's existing revolving credit facility to fund the merger consideration, including any amounts payable to holders of MidAmerican Convertible Trust Preferred Securities who convert into MidAmerican common stock before completion of the merger and related costs and expenses, if more than $165 million in value of the presently outstanding MidAmerican Convertible Trust Preferred Securities are converted into shares of MidAmerican common stock at or before the completion of the merger. MidAmerican's existing revolving credit facility (which is with Credit Suisse First Boston, Lehman Commercial Paper Inc. and certain other financial institutions) provides for unsecured loans of up to $400 million, bearing interest payable at rates based either on the federal funds rate or the Eurodollar rate. The facility terminates in November 2000. However, if and to the extent such funds are not available at MidAmerican or under its credit facility, Berkshire Hathaway has agreed under its subscription agreement to lend Teton Acquisition up to $180 million to provide the remaining funds required to complete the merger. Such loan is available only if and to the extent that our existing revolving credit agreement does not permit borrowing to fund the merger consideration and related expenses in an amount of up to $180 million. The loan would be drawable only on the date of completion of the merger, would rank pari passu with our other public debt, would become due 180 days after completion of the merger, must be repaid to the extent cash is available for such repayment and would bear interest at a rate comparable to that available to us under the Eurodollar rate option contained in our existing revolving credit agreement. MidAmerican expects to repay any indebtedness incurred in connection with the merger (whether under MidAmerican's credit facility or to Berkshire Hathaway) from its operating cash flows.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain U.S. federal income tax consequences of the merger to you and other MidAmerican shareholders receiving cash merger consideration.

     The receipt of cash in exchange for MidAmerican common stock in the merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. You and the other MidAmerican shareholders receiving cash merger consideration will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between the adjusted tax basis in your MidAmerican common stock and the amount of the cash received in exchange for your MidAmerican common stock. Your gain or loss will generally be a capital gain or loss if you hold MidAmerican common stock as a capital asset, and will be a long-term capital gain or loss if, at the effective time of the merger, you have held your MidAmerican common stock for more than one year.


     This discussion may not apply to the following MidAmerican shareholders:

     (1) those who acquired their MidAmerican common stock by exercising employee stock options or through other compensation arrangements with us;

     (2) those who are not citizens or residents of the United States; and

     (3) those who dissent and receive the appraised fair value of their shares or who are otherwise subject to special tax treatment.

     You may be subject to "backup withholding" at a rate of 31% on payments received in connection with the merger unless you (1) provide a correct taxpayer identification number ("TIN") (which, if you are an individual, is your social security number) and any other required information to the paying agent, or (2) are a corporation or come within certain exempt categories and, when required, demonstrate this fact, and otherwise comply with applicable requirements of the backup withholding rules. If you do not provide a correct TIN, you may be subject to penalties imposed by the IRS. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against your federal income tax liability. You should consult with your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption. You may prevent backup withholding by completing a Substitute Form W-9 and submitting it to the paying agent for the merger when you submit your stock certificate(s) following the effective time of the merger.

     You are urged to consult your tax advisor with respect to the tax consequences of the merger, including the effects of applicable state, local, foreign or other tax laws.

ACCOUNTING TREATMENT

     The merger will be accounted for using the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the fair value of the net assets acquired. The excess purchase price over the fair value of the assets acquired will be allocated to goodwill.

DISSENTERS' RIGHTS OF SHAREHOLDERS

     Under the Iowa Business Corporation Act, if you hold your shares of MidAmerican common stock continually through the closing of the merger and follow the procedures set forth in the Iowa Act, you will be entitled to have the "fair value" of your shares appraised by the Iowa District Court for Polk County and receive payment in cash in an amount equal to the fair value. For this purpose, fair value means the value of the shares immediately before the completion of the merger, excluding any appreciation or depreciation in anticipation of the merger unless such exclusion would be inequitable, as determined by the court.

     The following summary is not a complete statement of the provisions of the Iowa Act relating to the rights of dissenting shareholders, and is qualified in its entirety by reference to the copy of the provisions of Division XIII of the Iowa Act attached as Appendix E to this proxy statement.


     Under the Iowa Act, if you wish to exercise your dissenters' rights, you must deliver to us before the vote is taken at the special meeting a written notice indicating your intent to demand payment for your shares if the merger is completed. Because a proxy which does not contain voting instructions will, unless revoked, be voted for approval of the merger agreement, if you desire to assert your dissenters' rights under Iowa law, you must either withhold your proxy or cast a vote against approval of the merger agreement. If you fail to deliver the notice or if you vote in favor of approving the merger proposal, you will not be entitled to payment for your shares under the Iowa Act. A vote against approval of the merger proposal, in person or by proxy, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Iowa law.

     Following the special meeting and if the merger is approved, we are required to deliver a written dissenters' notice to all shareholders who notified us that they intend to demand payment for their shares and who did not vote in favor of the merger proposal. This dissenters' notice must be sent no later than 10 days after shareholder approval of the merger agreement at the meeting is received and must: (1) state where the payment demand must be sent and where and when certificates for shares must be deposited; (2) supply a form for demanding payment for the shares that includes the date of the first announcement to the news media or to shareholders of the terms of the proposed merger (October 25, 1999) and that requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares of common stock before that date; (3) set a date by which we must receive the payment demand, which must not be fewer than 30 nor more than 60 days after the dissenters' notice is delivered; and (4) be accompanied by a copy of the Iowa dissenters' rights statute.

     If you desire to exercise dissenters' rights, you must demand payment before the deadline set forth in the dissenters' notice, certify whether the beneficial ownership of your shares was acquired before October 25, 1999 and deposit your common stock certificates in accordance with the notice. If you demand payment and deposit stock certificates in accordance with the terms of the dissenters' notice, you will retain all other rights as a shareholder until the rights are canceled or modified by the completion of the merger. If you fail to demand payment or deposit stock certificates as required by the dissenters' notice by the dates set forth in such notice, you will not be entitled to payment for your shares under the Iowa dissenters' rights statute.


     In order to exercise dissenters' rights, you must mail or deliver your written notice that you intend to demand payment for your shares to:
MidAmerican Energy Holdings Company, 666 Grand Avenue, P.O. Box 657, Des Moines, Iowa 50303-0657, Attention: Assistant Corporate Secretary. The notice should specify that you are thereby demanding appraisal of your shares. We will not file any demand on behalf of any shareholder. Accordingly, you will need to initiate all necessary action to perfect your dissenters' rights within the time periods prescribed under Iowa law.


     If a dissenting shareholder was the beneficial owner of his or her shares of common stock on or prior to October 25, 1999 (a "Pre-Announcement Shareholder"), the Iowa Act requires us to pay such shareholder the amount that we estimate to be the fair value of the shareholder's shares and accrued interest from the later of (1) the date of our receipt of such shareholder's notification of his exercise of dissenter's rights and (2) the effective time of the merger, until the date of payment. Payment is to be made as soon as the merger is completed and must be accompanied by our year-end and interim financial statements, a statement of our estimate of the fair value of the shares, an explanation of how the interest was calculated, a statement of the dissenting shareholder's right to demand payment under the Iowa Act and a copy of the relevant provisions of the Iowa Act governing dissenters' rights. If a dissenting shareholder was not the beneficial owner of his shares prior to October 25, 1999 (a "Post-Announcement Shareholder"), we may elect to withhold payment of the fair value of the dissenting shareholder's shares. If we elect to withhold such payment, we are required to estimate the fair value of the dissenting shareholder's shares, plus accrued interest, and offer to pay this amount to each Post-Announcement Shareholder, subject to the condition that the Post-Announcement Shareholder accept the amount offered in full satisfaction of his demand. If the offer is not accepted, the Post-Announcement Shareholder will continue to have the dissenters' rights under the Iowa Act summarized below. The offer must be accompanied by a statement of our estimate of value, an explanation of how the interest was calculated and a statement of the dissenting shareholder's right to demand payment under the Iowa Act.

     Section 490.1328 of the Iowa Act provides that a dissenting shareholder may notify us in writing of his estimate of the fair value of his shares and amount of interest due and demand payment of the amount of such estimate (less any payment already made by us), or reject our offer (if a Post-Announcement Shareholder) and demand payment of the fair value of his shares and interest due if (1) the dissenter believes the amount paid or offered is less than the fair value of his shares or that the interest was incorrectly calculated; (2) we fail to pay Pre-Announcement Shareholders within 60 days after the date set for demanding payment; or (3) if the merger is not completed, we fail to return the deposited stock certificates within 60 days after the date set for demanding payment. In order to exercise the rights granted by the Iowa Act, a dissenter must notify us in writing within 30 days after we make or offer to make payment for the dissenter's shares.

     If a demand for payment by a dissenting shareholder under the Iowa Act remains unsettled within 60 days after our receipt of the payment demand, we must commence a proceeding in the Iowa District Court for Polk County and petition the court to determine the fair value of the shares of common stock. If such a proceeding is not commenced within the 60-day period, we must pay each dissenting shareholder whose demand remains unsettled the amount demanded. All dissenting shareholders whose demands remain unsettled must be made parties to the proceeding and must be served with a copy of the petition. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. In any such proceeding, each dissenting shareholder made a party is entitled to a judgment in the amount of the difference, if any, between the fair value found by the court and the amount paid by us, plus interest on any such difference, in the case of a Pre-Announcement Shareholder or a Post-Announcement Shareholder for whom we did not elect to withhold payment, or the fair value, plus accrued interest, of the dissenting shareholder's shares for which we elected to withhold payment, in the case of a Post-Announcement Shareholder. The court in an appraisal proceeding has the authority to determine and assess the costs of the proceeding, including the compensation and expenses of court-appointed appraisers, in such amounts and against such parties as it deems equitable. The court may also assess fees and expenses of counsel and experts for the parties against us if the court finds that we did not substantially comply with the requirements of the Iowa Act, or against any party if the court finds that the party acted arbitrarily, vexatiously, or not in good faith. The Iowa Act also makes provision for compensation of counsel for any dissenting shareholder whose services benefited other dissenting shareholders similarly situated, to be paid out of the amounts awarded the dissenting shareholders who were benefited, if not assessed against us.

     Failure to follow the steps required by the Iowa Act for perfecting dissenters' rights may result in the loss of such rights.

     Any cash received from the exercise of dissenters' rights may be subject to federal or state income tax. See "Special Factors--Certain Federal Income Tax Consequences."

     If the holders of more than 10% of the shares of common stock should exercise their dissenters' rights, Teton Formation and Teton Acquisition will not be required to complete the merger. See "The Merger Agreement--Conditions."

                             THE MERGER AGREEMENT

     The following is a brief summary of the material provisions of the merger agreement. The following summary is qualified in its entirety by reference to the merger agreement, which we have attached as Appendix A to this proxy statement and which we incorporate by reference into this document. We encourage you to read the merger agreement in its entirety.


THE MERGER

     The merger agreement provides that, following the approval of the merger agreement by shareholders and the satisfaction or waiver of the other conditions to the merger, including obtaining the requisite regulatory approvals, Teton Acquisition will be merged with and into us, and we will be the surviving company. The merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Iowa or at such later time agreed to by the parties and specified in the articles of merger.


     When the merger becomes effective, the articles of incorporation of MidAmerican will be amended and restated substantially in the form attached as Appendix B to this proxy statement (the "Amended Articles"). However, it is presently expected that, immediately following the effective time of the merger, the Amended Articles will be substantially amended and restated so as to reflect provisions consistent with the conversion of MidAmerican from a publicly-held company to a privately-owned company and to reflect certain other agreements of the investor group. For a brief description of these additional proposed changes, see "Special Factors--Plans for MidAmerican Following the Merger."


     Conversion of Capital Stock. At the effective time of the merger, pursuant to the merger agreement and the Iowa Act, each issued and outstanding share of MidAmerican common stock, other than any shares (1) owned by us, Teton Acquisition, Teton Formation or any of our or their respective subsidiaries, all of which will be canceled without consideration, or (2) held by a dissenting shareholder exercising and perfecting dissenters' rights, will be converted into the right to receive $35.05 in cash, without interest.

     Exchange of Common Stock Certificates. At the effective time, each certificate representing shares of MidAmerican common stock then outstanding, other than any shares owned by us, Teton Acquisition, Teton Formation or any of our or their respective subsidiaries or held by a dissenting shareholder perfecting dissenters' rights, will represent the right to receive the cash into which such issued and outstanding shares may be converted. At the effective time, all such shares of MidAmerican common stock will be canceled and cease to exist, and each holder of a certificate representing any such shares will cease to have any voting or other rights with respect to such shares, except the right to receive upon the surrender of such certificate the cash consideration payable under the merger agreement, without interest.

     We will designate a bank or trust company to act as exchange agent and, as soon as possible after the effective time of the merger, mail a letter of transmittal to you. The letter of transmittal will tell you how to surrender your MidAmerican common stock certificates in exchange for the $35.05 per share merger consideration. You should not send in your MidAmerican common stock certificates until you receive a transmittal form. You should send them only pursuant to instructions set forth in the letter of transmittal. In all cases, the merger consideration will be provided only in accordance with the procedures set forth in the merger agreement and such letters of transmittal.

     MidAmerican strongly recommends that certificates for common stock and letters of transmittal be transmitted only by registered United States mail, return receipt requested, appropriately insured. Holders of common stock whose certificates are lost will be required to make an affidavit identifying such certificate or certificates as lost, stolen or destroyed and, if required by MidAmerican, to post a bond in such amount as MidAmerican may reasonably require to indemnify against any claim that may be made against it with respect to such certificate.

     Any merger consideration not validly claimed by MidAmerican shareholders for one year after the effective time and any interest and other income received by the exchange agent will be delivered to MidAmerican upon demand and any holders of shares of common stock who have not complied with the terms and conditions for the exchange of certificates set forth in the merger agreement will thereafter look only to MidAmerican, and only as general creditors, for the payment of their claim to the merger consideration.

     Stock Options. We have agreed to take all actions necessary so that, immediately prior to the completion of the merger, all options to acquire shares of MidAmerican common stock granted under any of our option plans become fully vested and exercisable. At the effective time, outstanding options generally will be canceled and will be converted into the right to receive a cash payment from us equal to $35.05 minus the exercise price of the option, multiplied by the number of shares subject to the option (less any applicable income or employment tax withholding). Stock options held by some members of our management will remain exercisable after the effective time according to the terms agreed to in writing by Teton Formation and such holders.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains customary representations and warranties by us relating to, among other things:

    o our and our subsidiaries' organization, qualification, capital structure and similar corporate matters;

    o our authorization, execution and delivery of the merger agreement and its binding effect on us;

    o the absence of violation of organizational documents, law or contracts;

    o the required regulatory and statutory filings and approvals;

    o our compliance with applicable laws, permits and agreements;

    o the accuracy of the information contained in the reports and financial statements that we file with the SEC and other governmental authorities;

    o the absence of material adverse changes, undisclosed liabilities and litigation;

    o the accuracy of information supplied by us for use in this proxy statement;

    o certain tax, employee benefits, environmental, utility regulatory and insurance matters;

    o the shareholder vote required to approve the merger proposal;

    o the receipt by us of fairness opinions from Lehman Brothers and Warburg Dillon Read;

    o the absence of undisclosed broker's fees;

    o the non-applicability of the business combination provisions of the Iowa Act and our shareholder rights agreement to the merger;

    o our year 2000 compliance;

    o the Board's approval of the merger agreement and its recommendation to shareholders to approve the merger proposal; and

    o the lack of any requirement for us or our subsidiaries to register as an investment company under the Investment Company Act of 1940, as amended, or as an investment advisor under the Investment Advisors Act of 1940, as amended.

     The merger agreement contains customary representations and warranties by Teton Formation and Teton Acquisition relating to, among other things:

    o their organization and similar corporate matters;

    o the absence of violation of organizational documents, law or contracts;

    o their authorization, execution and delivery of the merger agreement and its binding effect on them;

    o the required regulatory and statutory filings and approvals;

    o the accuracy of information provided by them for inclusion in this proxy statement;

    o the absence of undisclosed broker's fees;

    o their financing arrangements for the merger;

    o the absence of any intention by them to effect a sale or other extraordinary transaction involving us;

    o the number of MidAmerican shares held by them;

    o their regulatory status under the 1935 Act (without giving effect to the merger); and

    o the governance, voting and other agreements among the members of the investor group.

     The foregoing representations and warranties are subject, in some cases, to specified exceptions and qualifications. The representations and warranties of each of the parties will expire upon completion of the merger.

CERTAIN COVENANTS

     We have agreed under the merger agreement that, from the date of the merger agreement until the effective time of the merger or its earlier termination, we will conduct our business only in the ordinary course consistent with past practice, use all reasonable efforts to preserve our business organization, goodwill and third party relationships and generally maintain the services of our officers and employees. In addition, we have agreed that we will not take any of the following actions without Teton Formation's prior written consent, subject to certain exceptions:

    o enter into a new line of business or make investments or acquisitions in amounts exceeding $100 million in the aggregate or invest in or acquire any equity securities of any U.S. gas or electric utility company;

    o declare or pay dividends or make distributions in respect of our capital stock, other than intercompany dividends and distributions or as required by our outstanding preferred stock;

    o split, combine, reclassify, redeem or repurchase our capital stock, or issue, propose to issue, or authorize the issuance of any securities in respect of our capital stock;

    o authorize, issue, sell or encumber any shares of our capital stock or convertible securities, other than intercompany issuances and issuances pursuant to outstanding stock options;

    o incur or guarantee indebtedness or enter into "keep well" agreements, other than in the ordinary course of business consistent with past practice, pursuant to intercompany arrangements, in connection with refinancing existing indebtedness or as may be necessary in connection with permitted acquisitions or investments;

    o enter into or amend employment agreements and employee benefit plans or increase the amounts payable to our directors and executive officers, other than pursuant to binding agreements existing on September 30, 1999 and other than normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense;

    o enter into or amend the severance arrangements of any of our directors or officers, or other employees other than in the ordinary course of business consistent with past practice, or deposit amounts in respect of any employee benefit obligations or obligations to directors into any trust, other than in accordance with past practice or pursuant to binding agreements existing on September 30, 1999;

    o engage in activities which would cause a change of status or impair any party's ability to claim an exemption under the 1935 Act or which would subject Teton Formation, any affiliate or any member of the investor group to regulation as a registered holding company under the 1935 Act; and

    o take any action that would likely jeopardize the qualification of any outstanding revenue bonds which qualify as "exempt facility bonds" or tax-exempt industrial development bonds under applicable tax law.

     Teton Formation and Teton Acquisition have agreed that until the effective time of the merger or earlier termination of the merger agreement, they will not take any of the following actions without our prior written consent:

    o engage in any business activities, other than as contemplated by the merger agreement; and

    o change their status or impair their ability to claim an exemption under the 1935 Act; provided that they will not be required to restructure their capital structure or amend their shareholder arrangements.

     In addition, we and Teton Formation have agreed, as to ourselves and our respective subsidiaries, that, from the date of the merger agreement until the effective time or earlier termination of the merger agreement, unless consented to in writing by the other parties to the merger agreement, we will (1) confer on a regular basis to discuss operational matters with respect to us, (2) advise the other party of a materially adverse change or event, (3) provide the other party copies of all filings made with any regulatory authority or court and (4) not take any action that would, or is reasonably likely to, result in a material breach of any provision of the merger agreement.


OTHER AGREEMENTS

     In addition to our agreements regarding the conduct of our business, we have also agreed to take several other actions:

    o We have agreed to furnish any information concerning us and our subsidiaries in connection with any filings or approvals contemplated by the merger agreement to Teton Formation or Teton Acquisition as they may reasonably request;

    o We have agreed, along with Teton Formation and Teton Acquisition to cooperate, and use reasonable efforts to obtain the permits, consents and approvals of all regulatory authorities and other persons necessary or advisable to complete the merger; provided that we have the primary responsibility for the preparation and filing of any applications with state public utility commissions. See "Regulatory Matters;"

    o Teton Formation and Teton Acquisition have agreed not to amend or waive any of the subscription agreements providing for the financing of the merger, if the amendment or waiver would (1) reduce the amount of aggregate funds committed; (2) add conditions to the transactions contemplated by the subscription agreements; or (3) have a material adverse effect on or delay the receipt of any regulatory approval or the completion of the merger. Teton Formation and Teton Acquisition have also agreed (1) to enforce the provisions of the subscription agreements; (2) to use reasonable efforts to fulfill their obligations under the subscription agreements and to satisfy the conditions to funding under the subscription agreements as soon as reasonably practicable; and (3) to give us prompt notice of any material breach, termination or threatened termination, or exercise or threatened exercise of any condition, under the subscription agreements. See "Special Factors--Merger Financing; Source of Funds;" and

    o We have agreed to enforce and not terminate, amend or waive any material provision of any standstill agreement to which we or any of our subsidiaries are parties.


NO SOLICITATION OF TRANSACTIONS

     In the merger agreement, we have agreed not to directly or indirectly initiate, solicit or encourage any inquiries, proposals or offers for a tender or exchange offer, merger or other business combination involving us or any of our material subsidiaries, or any proposal to acquire a substantial equity interest in us or a substantial portion of our assets or any of our material subsidiaries, any such proposal being referred to in this proxy statement as an "acquisition proposal." We have also agreed that we will not have any discussions, provide any non-public information or engage in negotiations relating to an acquisition proposal involving us or our subsidiaries. We may, however, make disclosures that are required under applicable laws. We may also, at any time prior to the shareholder vote to approve the merger proposal, furnish information to and engage in discussions or negotiations with any party who seeks, without any solicitation or encouragement on our part, to engage in such discussions or negotiations, if:

    o the third party has made an acquisition proposal that is reasonably expected to be more favorable to you than the merger, after taking into account all legal, regulatory and financial factors including the certainty of financing;

    o the acquisition proposal is reasonably capable of being completed, as determined by the Board in good faith after consulting its financial and legal advisors;

    o the third party has demonstrated that financing for the acquisition proposal is reasonably likely to be obtained, as determined by the Board in good faith after consulting its financial advisors; and

    o the Board concludes in good faith, after considering applicable law and consulting its legal advisors, that a failure to do so could reasonably be expected to constitute a breach of the Board's fiduciary duties to you under applicable law.

     Prior to engaging in negotiations or furnishing information under the preceding paragraph, we must promptly notify Teton Formation that we are doing so and must receive from the party making the acquisition proposal (1) an executed confidentiality agreement substantially similar to the confidentiality agreement we entered into with Mr. Sokol and (2) a written acknowledgment and agreement to pay the fees described under "--Termination Fees." We have also agreed to notify Teton Formation of any acquisition proposal within 24 hours of receiving it, to keep Teton Formation informed of the status and details of any such acquisition proposal and to give Teton Formation three business days' advance notice of any agreement to be entered into with, or any information to be supplied to, the third party making the acquisition proposal.


EMPLOYEE BENEFIT PLANS

     The merger agreement provides that, following the effective time of the merger, we will comply with the terms of all of our existing employee benefit plans. In addition, our employees will be credited for service accrued with us under such plans prior to the effective time. We will also provide our employees with credit for any co-payments and deductibles paid prior to the effective time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans.


CONDITIONS TO THE MERGER

     The parties' respective obligations to complete the merger are each subject to the following conditions:

    o our shareholder approval of the merger proposal;

    o the absence of any order, injunction or law that prevents the completion of the merger;

    o the receipt of all material governmental consents, orders or approvals in the form of final orders which do not impose terms or conditions that, in the aggregate, would have, or could reasonably be expected to have, a material adverse effect on us or on any party's ability to complete the merger or which would be materially inconsistent with the agreements the parties made in the merger agreement; and

    o the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

   Additionally, our obligation to complete the merger is subject to the following conditions:

    o the accuracy of Teton Formation's and Teton Acquisition's representations and warranties as of the effective time of the merger, other than such inaccuracies which have not had, and would not reasonably be expected to have, a material adverse effect on Teton Formation's or Teton Acquisition's completion of the merger;

    o the performance by Teton Formation and Teton Acquisition of their obligations under the merger agreement in all material respects; and

    o our receipt of customary officers' certificates and legal opinions.

     Additionally, the obligations of Teton Formation and Teton Acquisition to complete the merger are subject to the following conditions:

    o the accuracy of our representations and warranties as of the effective time of the merger, other than such inaccuracies which have not had, and would not reasonably be expected to have, a material adverse effect on us or on the ability to complete the merger;

    o the performance by us of our obligations under the merger agreement in all material respects;

    o the absence of any circumstance that would have, or could reasonably be expected to have, a material adverse effect on us or on the completion of the merger;

    o the receipt of all material third party consents to the merger;

    o the satisfactory resolution of certain insurance matters;

    o Teton Formation's receipt of customary officers' certificates and legal opinions;

    o the receipt by the members of the investor group of evidence reasonably satisfactory to them that neither they nor any of their affiliates will be subject to regulation as a registered holding company under the 1935 Act following the merger, provided that the investor group has used all commercially reasonable efforts to obtain the evidence, subject to certain limitations;

    o the cancellation of all outstanding MidAmerican stock options, subject to the terms of the merger agreement; and

    o the holders of not more than 10% of our outstanding shares perfecting dissenters' rights in connection with the merger.


TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated at any time before the effective time of the merger under the following circumstances:

    o Written Mutual Consent--by mutual agreement of Teton Formation and the MidAmerican Board;

    o Delay--by any party to the merger agreement if the effective time has not occurred on or before April 30, 2000, except that

      -- if all conditions to the merger other than the receipt of the required regulatory approvals (including those relating to the investor group) are capable of being satisfied and the required regulatory approvals are being diligently pursued, this date will be extended to July 31, 2000; and

      -- the reason for the delay must not have been the failure of the terminating party to take any of the actions it was required to take under the merger agreement;

    o Failure to Obtain Shareholder Approval--our shareholders do not approve the merger proposal;

    o Legal Impediments--by any party to the merger agreement if any law or order is adopted which has the effect of prohibiting us from completing the merger, or any final order is issued by any court or state which permanently restrains or otherwise prohibits us from completing the merger;

    o Fiduciary Termination--by us if, prior to the shareholder vote, as a result of an acquisition proposal that meets the requirements described under "--No Solicitation of Transactions," including that the acquisition proposal is reasonably expected to be more favorable to you than the merger, the MidAmerican Board, after considering applicable law and consulting outside legal counsel, concludes that its fiduciary duties could reasonably require that such acquisition proposal be accepted. We may terminate on this ground, however, only if:

      -- we have complied with our obligations to hold the special meeting, mail this proxy statement, recommend approval of the merger and not solicit other acquisition proposals;

      -- the person making the acquisition proposal agrees in writing to pay or cause to be paid the termination fee described under "--Termination Fees" if the acquisition proposal is completed; and

      -- we and our advisors seek to negotiate in good faith with Teton Formation during the three business days before terminating the merger agreement with a view toward enabling us to proceed with the merger;

    o Recommendation--by Teton Formation, if the MidAmerican Board:

      -- withdraws or modifies its recommendation of the merger proposal in a manner adverse to Teton Formation;

      -- fails to affirm its recommendation of the merger proposal within five business days after a written request by Teton Formation to do so; or

      --  recommends or approves an acquisition proposal;

    o Breach

      -- by Teton Formation if we have materially breached any of our representations, warranties or covenants and have failed to cure such breach within 20 days of notice; or

      -- by us if Teton Formation or Teton Acquisition has materially breached any of its representations, warranties or covenants and has failed to cure such breach within 20 days of notice; or

    o Termination of Subscription Agreements--by us if any of the subscription agreements described under "Special Factors--Merger Financing; Source of Funds" are terminated at a time when Teton Formation would not be entitled to terminate the merger agreement as described above, and the terminated subscription agreement is not replaced within 10 business days with a new agreement at least as favorable to Teton Acquisition as the terminated agreements, provided that Berkshire Hathaway shall in any event own at least 70% of the total equity in MidAmerican after completion of the merger under any replacement subscription agreement.

     If the merger agreement is terminated under any of the circumstances described above, none of us, Teton Formation or any of our or their officers, members or directors will have any liability other than for expenses we or they incur or as described under "--Termination Fees," if applicable.


TERMINATION FEES

     We have agreed to pay Teton Formation a termination fee of $40 million, plus $8 million as reimbursement of expenses (without Teton Formation having to account for actual expenses), if the merger agreement is terminated:

    o by Teton Formation because the MidAmerican Board (1) withdraws or modifies in a manner adverse to Teton Formation its recommendation of the merger, (2) fails to reaffirm its recommendation within the time limitations established in the merger agreement or (3) approves or recommends an acquisition proposal; or

    o by us to accept an acquisition proposal after the Board has concluded in good faith that its fiduciary duties under applicable law could reasonably require it to accept the acquisition proposal;

    o by us or Teton Formation because:

      --  our shareholders fail to approve the merger proposal;

      --  the merger is not completed by the applicable termination date; or

      -- we have materially breached our representations, warranties or covenants,

      and, at the time of termination, there was an acquisition proposal pending which had not been rejected and withdrawn and, within 18 months after the termination, we are either acquired by the third party making the acquisition proposal or we enter into a definitive agreement to complete an acquisition proposal with the third party or an affiliate of the third party.

     We have further agreed to pay Teton Formation $8 million as reimbursement of its expenses (without Teton Formation having to account for actual expenses) if the merger agreement is terminated under any of the following circumstances:


    o the merger is not completed by the applicable termination date due to the failure of:

      -- one or more of the conditions to the obligations of Teton Formation and Teton Acquisition (other than the condition that the members of the investor group receive evidence reasonably satisfactory to them that neither they nor any of their affiliates will be subject to regulation as a registered holding company under the 1935 Act following the merger);

      -- the condition relating to the absence of an injunction or legal restraint; or

      -- the condition related to the receipt of the required regulatory approvals.

    o a law or order is adopted which prohibits us from completing the merger;
      or

    o we have materially breached our representations, warranties or covenants in a manner that gives rise to Teton Formation's ability to terminate the merger agreement.

     Teton Formation has agreed to pay us a termination fee of $40 million, plus additional damages (but only to the extent proven) up to $40 million, if we terminate the merger agreement because Teton Formation and Teton Acquisition fail to deposit the merger consideration with the exchange agent at a time when all conditions to Teton Formation's obligations under the merger agreement have been satisfied or waived.


EXPENSES

     Except as described above, all fees and expenses in connection with the merger will be paid by the party incurring such expense.


AMENDMENT; WAIVER

     The merger agreement may be amended by mutual agreement of the parties. However, after shareholder approval of the merger agreement, the parties may not change the amount of consideration that shareholders are to receive or alter the terms or conditions of the merger agreement if the changes would materially adversely affect the rights of shareholders. Any party may extend the time for the other party to perform its obligations, waive any inaccuracy in the other party's representations and warranties or waive the other party's obligation to comply with any agreement or condition.

                              REGULATORY MATTERS

     Set forth below is a summary of the regulatory requirements affecting completion of the merger.


ANTITRUST CONSIDERATIONS


     The Hart-Scott-Rodino Act provides that transactions such as the merger may not be completed until certain information has been submitted to the Antitrust Division of the Department of Justice and the Federal Trade Commission and specified waiting period requirements have been satisfied. We and the investor group made our respective pre-merger notification filings pursuant to the Hart-Scott-Rodino Act on November 12, 1999 and received notice of early termination of the waiting period on November 29, 1999.

     Early termination of the Hart-Scott-Rodino Act waiting period does not preclude the Antitrust Division or the FTC from challenging the merger on antitrust grounds. We and the investor group believe that the merger will not violate federal antitrust laws. If we do not complete the merger within 12 months after early termination of the Hart-Scott-Rodino Act waiting period, we and the investor group would be required to submit new information to the Antitrust Division and the FTC, and a new waiting period would have to expire or be terminated before we could complete the merger.



FEDERAL POWER ACT

     Section 203 of the Federal Power Act provides that no public utility shall sell or otherwise dispose of its jurisdictional facilities or directly or indirectly merge or consolidate such facilities with those of any other person or acquire any security of any other public utility without first obtaining authorization from the FERC. Because the merger may be deemed to involve an indirect change of control over jurisdictional assets, FERC approval is required in order to complete the merger. Under Section 203, the FERC will approve a merger if it finds the merger to be "consistent with the public interest." Under FERC's Merger Policy Statement, the inquiry will focus on the effect of the merger on competition, FERC-jurisdictional rates and regulation. On November 8, 1999, our subsidiary, MidAmerican Energy Company, filed an application with the FERC requesting that it approve the merger under Section 203 of the Federal Power Act.


IOWA PUBLIC UTILITY REGULATION


     Iowa law provides that a merger or consolidation of the whole or any substantial part of a public utility's assets shall not take place if the Iowa Utilities Board (the "IUB") disapproves. On November 12, 1999, we, our subsidiary, MidAmerican Energy Company, Teton Formation and Teton Acquisition filed an application with the IUB for its order permitting the merger to occur. Iowa law provides that the application will be deemed approved unless the IUB disapproves the merger within 90 days after the filing of the application, unless such time period is extended by the IUB, for good cause shown, for an additional period not to exceed 90 days, and that the IUB cannot disapprove the merger without providing for a notice and opportunity for hearing.



ILLINOIS PUBLIC UTILITY REGULATION


     Under Illinois law, MidAmerican Energy Company will seek (subject to certain reservations of rights) the approval of the Illinois Commerce Commission ("ICC") for the gas utility portion of the merger and file certain information regarding the electric utility portion of the merger with the ICC. We believe that the merger qualifies for expedited treatment under the ICC approval and hearing process which, under statute, could otherwise take 11 months. In two recent merger proceedings, including the merger of CalEnergy with MidAmerican, expedited treatment was granted and approval was obtained within three months. On November 15, 1999, we and MidAmerican Energy Company filed an application with the ICC.

PUBLIC UTILITY HOLDING COMPANY ACT OF 1935


     The transaction is not subject to approval by the SEC under the Public Utility Holding Company Act of 1935. Following the effective time of the merger, we will continue to claim an exemption from registration under Section
(3)(a)(1) of the 1935 Act pursuant to Rule 2 because after the merger both MidAmerican and MidAmerican Energy Company will be organized in, and conduct our utility operations substantially in, the State of Iowa and will be predominantly intrastate in character in the same manner as we are today. The completion of the merger is conditioned on the receipt by the members of the investor group of evidence reasonably satisfactory to them that neither they nor any of their affiliates will be subject to regulation as a registered public utility holding company under the 1935 Act. Although no assurances can be given, the members of the investor group believe that they will obtain such satisfactory evidence.


NUCLEAR REGULATORY COMMISSION REGULATION



         MidAmerican Energy Company is a non-operating 25% owner of Quad Cities Nuclear Generating Station Units 1 and 2, which are referred to collectively as "Quad Cities". The remaining interests in the two units are owned and operated by Commonwealth Edison Company. On November 16, 1999, MidAmerican Energy Company (through Commonwealth Edison) submitted an application to the NRC pursuant to 10 C.F.R. 50.80 for formal NRC consent, of the indirect transfer of control.



EUROPEAN/U.K. COMPETITION FILINGS


     Under Regulation (EEC) No. 4064/89 of the Council of the European Union, as amended (the "EC Merger Regulation") a concentration (as defined in the EC Merger Regulation) which has a Community dimension may not be completed until the European Commission has granted its approval or such approval has been deemed to have been granted. On November 9, 1999, the Merger Task Force of the European Commission expressed its view that the merger is not subject to the prior approval requirements of the EC Merger Regulation.


     The merger may be subject to review under the U.K. merger control rules pursuant to the Fair Trading Act of 1973. Based on advice of our U.K. counsel, we believe that a referral to the U.K. Competition Commission for detailed review would be unlikely.


OTHER REGULATORY MATTERS


     We and our subsidiaries have obtained from various regulatory authorities franchises, permits and licenses which may need to be renewed, replaced or transferred as a result of the merger. Approvals, consents or notifications may be required in connection with such renewals, replacements or transfers.


     Regulatory commissions of states where we operate may intervene in the federal regulatory proceedings. In addition, these regulatory commissions regulate the rates charged to utility customers within their jurisdictions. In approving rates, each state may take into account savings, if any, resulting from, and other effects of, the merger.


     MidAmerican is not aware of any material governmental or regulatory approvals or actions that may be required for completion of the merger other than as described above. If any other governmental or regulatory approval or action is or becomes required, MidAmerican currently contemplates that it would seek that additional approval or action.

                             PARTIES TO THE MERGER

     MidAmerican. MidAmerican is headquartered in Des Moines, Iowa and has approximately 9,800 employees. Through its retail utility subsidiaries, MidAmerican provides electric service to 2.2 million customers and natural gas service to 1.2 million customers worldwide. MidAmerican also manages and owns interests in approximately 8,300 megawatts of diversified power generation facilities in operation, construction and development. MidAmerican's common stock is traded on the New York Stock Exchange, the Pacific Exchange and the London Stock Exchange under the symbol "MEC." Information about MidAmerican and its three principal subsidiary companies is available on the Internet at http://www.midamerican.com. MidAmerican's principal address is 666 Grand Avenue, Des Moines Iowa 50309, and its telephone number is (515) 242-4300.

     Teton Formation. Teton Formation was formed as an Iowa limited liability company on October 14, 1999 by the investor group for the purpose of entering into the merger agreement. Teton Formation has not engaged in any business activity other than in connection with the merger and the related transactions. Teton Formation's principal address is c/o MidAmerican Energy Holdings Company, 666 Grand Avenue, Des Moines, Iowa 50309, Attn: David L. Sokol, and its telephone number is (515) 242-4300.

     Teton Acquisition. Teton Acquisition was formed as an Iowa corporation on October 13, 1999 for the purpose of entering into the merger agreement. Teton Acquisition is a wholly owned subsidiary of Teton Formation and has not engaged in any business activity other than in connection with the merger and related transactions. Substantially all of the assets of Teton Acquisition consist of subscription agreements with the members of the investor group, under which such members have agreed to provide the financing required to complete the merger. See "Special Factors--Merger Financing; Source of Funds." Teton Acquisition's principal address is c/o MidAmerican Energy Holdings Company, 666 Grand Avenue, Des Moines, Iowa 50309, Attn: David L. Sokol, and its telephone number is (515) 242-4300.

     The Investor Group. Berkshire Hathaway is a holding company owning subsidiaries engaged in a number of diverse business activities, the most important of which is the property and casualty insurance and reinsurance business. Other business activities conducted by Berkshire Hathaway's subsidiaries include publication of a daily and Sunday newspaper in Buffalo, New York; providing training services to operators of aircraft and ships; providing fractional ownership programs for general aviation aircraft; manufacturing and marketing of home cleaning systems and related accessories; manufacture and sale of boxed chocolates and other confectionery products; licensing and servicing of approximately 5,800 Dairy Queen stores, which feature hamburgers, hot dogs, various dairy desserts and beverages; retailing of home furnishings; retailing of fine jewelry; and manufacture, import and distribution of footwear. Warren E. Buffett is Chairman of the Board and Chief Executive Officer of Berkshire Hathaway. Berkshire Hathaway is traded on the New York Stock Exchange under the symbols "BRKA" for its Class A Common Stock and "BRKB" for its Class B Common Stock. Berkshire Hathaway's principal address is 1440 Kiewit Plaza, Omaha, Nebraska 68131, and its telephone number is (402) 346-1400. See Appendix G to this proxy statement for additional information relating to the executive officers and directors of Berkshire Hathaway.

     Mr. Scott is the Chairman of the Board of Level 3 Communications, Inc., a communications and information services company that is building the first international network optimized for Internet protocol technology, a position he has held since September 1979. Level 3 Communications was formerly known as Peter Kiewit Sons', Inc., for which, until the spin-off of its construction operations in March 1998, Mr. Scott also served as Chief Executive Officer. Mr. Scott has been a MidAmerican director since June 1991 and served as MidAmerican's Chairman and Chief Executive Officer from January 8, 1992 until April 19, 1993. Mr. Scott is also a director of Berkshire Hathaway, Burlington Resources, Inc., ConAgra, Inc., Valmont Industries, Inc., Commonwealth Telephone Enterprises, Inc. and RCN Corporation, a publicly traded company in which Level 3 Communications holds a majority ownership interest. Mr. Scott's principal address is 1000 Kiewit Plaza, Omaha, Nebraska 68131, and his telephone number is (402) 341-2052.

     Mr. Sokol is MidAmerican's Chairman of the Board and Chief Executive Officer. He has been Chief Executive Officer since April 19, 1993 and served as President of MidAmerican from April 19, 1993 until January 21, 1995. He has been Chairman of the Board since May 1994 and has been a MidAmerican director since March 1991. Formerly, among other positions held in the independent power industry, Mr. Sokol served as the President and Chief Executive Officer of Kiewit Energy, a wholly owned subsidiary of Peter Kiewit Sons', Inc., and Ogden Projects, Inc. Mr. Sokol's principal address is c/o MidAmerican Energy Holdings Company, 302 South 36th Street, Suite 400, Omaha, Nebraska 68131, and his telephone number is (402) 341-4500.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT



     The following table sets forth certain information regarding the beneficial ownership of the MidAmerican common stock as of November 1, 1999, by
(1) each person known by MidAmerican to own beneficially more than 5% of the outstanding common stock, (2) each of MidAmerican's directors and executive officers, (3) each of MidAmerican's "named executive officers" (as defined in Item 402(a)(3) of Regulation S-K) for MidAmerican's last full fiscal year and
(4) all directors and executive officers of MidAmerican as a group (22 persons). Except as set forth in the table, the business address of each person is c/o MidAmerican Energy Holdings Company, 666 Grand Avenue, Des Moines, Iowa 50309.




                                                                   NUMBER OF SHARES OF
                                                                       COMMON STOCK         PERCENTAGE
BENEFICIAL OWNER                                                  BENEFICIALLY OWNED(1)     OF CLASS(1)
--------------------------------------------------------------   -----------------------   ------------
Sound Shore Management, Inc. (2) .............................          4,960,200               8.3
Bankers Trust Corporation (3) ................................          4,194,650               7.0
Wanger Asset Management, L.P. (4) ............................          3,191,500               5.3
Massachusetts Financial Services Co. (5) .....................          4,519,067               7.6
Berkshire Hathaway Inc. (6) ..................................          3,861,109               6.4
Walter Scott, Jr. (6)(7) .....................................          3,861,109               6.4
David L. Sokol (6) ...........................................          3,861,109               6.4
Edgar D. Aronson .............................................             43,683                 *
Judith E. Ayres ..............................................             47,500                 *
Terry E. Branstad ............................................             10,000                 *
Stanley J. Bright ............................................             78,493                 *
Jack W. Eugster ..............................................             11,000                 *
Richard R. Jaros .............................................            315,422                 *
David Morris .................................................             21,127                 *
Robert L. Peterson ...........................................             11,000                 *
Bernard W. Reznicek ..........................................             27,441                 *
John R. Shiner ...............................................             19,200                 *
Neville Trotter ..............................................             21,239                 *
David E. Wit .................................................             24,167                 *
Gregory E. Abel ..............................................            325,515                 *
Eric Conner ..................................................             13,901                 *
Patrick J. Goodman ...........................................             46,428                 *
Keith D. Hartje ..............................................              7,712                 *
Steven A. McArthur ...........................................            226,206                 *
John A. Rasmussen, Jr. .......................................             22,212                 *
Robert S. Silberman ..........................................             86,592                 *
Ronald W. Stepien ............................................             15,844                 *
Donald M. O'Shei, Jr. (8) ....................................            135,632                 *
Craig M. Hammett (8) .........................................             38,496                 *
Thomas R. Mason (8) ..........................................            218,141                 *
                                                                        ---------               ---
All directors and executive officers of MidAmerican as a group
 (22 persons) ................................................          5,235,791               8.5
                                                                        =========               ===

----------
*     Less than 1%.

(1) Percentages are calculated pursuant to Rule 13d-3 under the Exchange Act. Percentage calculations assume, for each person and group, that all shares which may be acquired by such person or group pursuant to options currently exercisable, or which become exercisable within 60 days following November 1, 1999, are outstanding for the purpose of computing the percentage of common stock owned by such person or group. However, the unissued shares of common stock described above are not deemed to be outstanding for calculating the percentage of common stock owned by any other person. Except as otherwise indicated, the persons in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the footnotes to this table. As of November 1, 1999, there were 59,877,313 shares of common stock outstanding.

(2) Based on information contained in the Schedule 13G filed by Sound Shore Management, Inc. on January 26, 1999. The mailing address for Sound Shore Management, Inc. is 8 Sound Shore Drive, Greenwich, CT 06836.

(3) Based on information contained in the Schedule 13G filed by BankersTrust Company on February 16, 1999. The mailing address for Bankers Trust Company is 130 Liberty Street, New York, New York 10006. The mailing address for its subsidiary BT Australia Limited is Level 15, The Chifley Tower, 2 Chifley Square, Sydney, NSW 2000 Australia. The mailing address for its indirect 50 percent-owned affiliate Alex. Brown Investment Management is One South Street, Baltimore, Maryland 21202.

(4) Based on information contained in the Schedule 13G filed by Wanger Asset Management, L.P. on February 8, 1999. The mailing address for Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(5) These 4,519,067 shares of common stock include 4,037,004 shares of common stock owned by Massachusetts Financial Services Co. and certain other non-reporting entities and 499,263 shares of common stock which may be acquired through the conversion of convertible preferred stock.

(6) Berkshire Hathaway and Messrs. Scott and Sokol entered into an agreement on October 14, 1999 to propose to acquire MidAmerican. By virtue of such agreement, Berkshire Hathaway and Messrs. Scott and Sokol acquired beneficial ownership of (but did not acquire an economic interest in) the shares of common stock beneficially owned by each other and each of the other members of the investor group. These 3,861,109 shares of common stock include 847,620 shares beneficially owned by Mr. Sokol (666,696 of which are options to purchase shares of common stock currently exercisable or exercisable within 60 days following November 1, 1999) and 3,013,489 shares beneficially owned by Mr. Scott (2,000,000 of which are owned by the WS Charitable Remainder Unitrust II, as to which Mr. Scott is the sole trustee, and 3,489 of which are options to purchase shares of common stock currently exercisable or exercisable within 60 days following November 1, 1999). The mailing address for Berkshire Hathaway is 1440 Kiewit Plaza, Omaha, Nebraska 68131. Except as set forth above with respect to Mr. Scott, Berkshire Hathaway's officers and directors do not beneficially own any shares of common stock other than through their affiliation with Berkshire Hathaway.

(7)   The mailing address for Mr. Scott is 1000 Kiewit Plaza, Omaha, Nebraska
      68131.

(8) Each of Mr. O'Shei, Mr. Hammett and Mr. Mason resigned as an executive officer of MidAmerican during the first quarter of 1999.

     Except as described in Appendix F to this proxy statement, there were no transactions in the shares of common stock that were effected during the past 60 days by Berkshire Hathaway, Teton Formation, Teton Acquisition or any their respective subsidiaries, directors, executive officers or controlling persons or by Mr. Scott or Mr. Sokol.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS


     Our common stock is listed on the New York Stock Exchange, Pacific Stock Exchange and London Stock Exchange under the symbol "MEC." The following table sets forth, for the fiscal quarters indicated, the high and low trading prices per share of MidAmerican common stock as quoted on the New York Stock Exchange composite tape.


                                                          HIGH           LOW
                                                       ----------      ---------
1997:
 First Quarter ......................................   $39 1/8        $32 1/8
 Second Quarter .....................................    42             32
 Third Quarter ......................................    41 3/4         30 15/16
 Fourth Quarter .....................................    39 13/16       27 7/8
1998:
 First Quarter ......................................    31 7/16        22 1/2
 Second Quarter .....................................    34 1/4         27 1/2
 Third Quarter ......................................    30 11/16       22 5/8
 Fourth Quarter .....................................    35             23 3/4
1999:
 First Quarter ......................................    36 1/16        26 3/4
 Second Quarter .....................................    35 11/16       26 13/16
 Third Quarter ......................................    35 3/4         28
 Fourth Quarter (through December 10, 1999) .........    33 3/4         26 7/16


     During the past three years, we have not completed an underwritten public offering of our securities which was registered under the Securities Act of 1933 or exempt from registration under Regulation A under the Securities Act, except for the underwritten public offering of 19.1 million shares of our common stock on October 17, 1997 at an initial public offering price of $37 7/8 per share, generating net proceeds to MidAmerican of approximately $699.9 million.

     On October 22, 1999, the last full trading day prior to the public announcement of the signing of the merger agreement, the closing sale price of our common stock reported on the New York Stock Exchange was $27 1/4 per share and the high and low trading prices per share of our common stock as quoted on the New York Stock Exchange Composite tape were $27 5/8 and $27 3/16,
respectively. On December   , 1999, the most recent practicable date prior to
the date of this proxy statement, the closing price of MidAmerican common stock
reported on the New York Stock Exchange was $     . You are urged to obtain
current market quotations for MidAmerican common stock prior to making any decision with respect to the proposed merger.

     We have not paid cash dividends on our common stock and intend to continue this policy for the foreseeable future and retain funds for repayment of indebtedness and investment in our business. Some of our debt agreements require our adherence to specified financial ratios in order to pay dividends. In addition, the merger agreement restricts our ability to pay dividends.

     Except as described in Appendix F to this proxy statement, none of MidAmerican, Berkshire Hathaway, Teton Formation, Teton Acquisition, Mr. Scott or Mr. Sokol has purchased any shares of common stock since January 1, 1997.


     As of November 1, 1999, there were approximately 1,007 holders of record of our common stock, as shown on the records of our transfer agent.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS


     The following statements in this proxy statement are or may constitute forward-looking statements:


    o certain statements, including possible or assumed future results of operations of MidAmerican, contained in "Special Factors--Background of the Merger;" "--Recommendation of the Special Committee and the Board of Directors; Reasons for the Merger," "--Opinions of Financial Advisors" and "--Certain Projections Provided to Financial Advisors," including any forecasts, projections and descriptions of anticipated cost savings referred to therein, and certain statements incorporated by reference from documents filed by us with the SEC and any statements made herein or therein regarding the outcome of current and future rate/regulatory proceedings, the continued application of regulatory accounting principles, future cash flows, the potential recovery of stranded costs, future business prospects, revenues, working capital, liquidity, capital needs, interest costs, income or the effects of the merger;

    o any statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "estimates," "projects" or similar expressions; and

    o other statements contained or incorporated by reference into this proxy statement regarding matters that are not historical facts.

     Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this proxy statement.

     Among the factors that could cause actual results to differ materially are:

    o uncertainties relating to our development portfolio;

    o uncertainties relating to our operations;

    o uncertainties relating to the implementation of our acquisition strategy;

    o uncertainties relating to doing business outside of the United States;

    o uncertainties relating to geothermal resources;

    o uncertainties relating to domestic and international economic and political conditions;

    o uncertainties regarding the impact of regulations, changes in government policy, industry deregulation and competition; and

    o other risks detailed from time to time in our reports filed with the SEC.


     The cautionary statements contained or referred to in this proxy statement should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events. Please refer to our SEC filings, including the Current Report on Form 8-K dated March 26, 1999, incorporated into this proxy statement by reference, for a description of such factors. Because the proposed merger is a "going private" transaction within the meaning of Rule 13e-3 under the Exchange Act, the safe harbor provided in Section 21E of the Private Securities Litigation Reform Act of 1995 does not apply to this proxy statement or to information incorporated in this proxy statement by reference to other documents.


                               OTHER INFORMATION

PROPOSALS BY SHAREHOLDERS OF MIDAMERICAN

     If we complete the merger, we will no longer have public shareholders or any public participation in our shareholder meetings. If we do not complete the merger, we intend to hold our next annual shareholder meeting in May 2000. In that case, you would continue to be entitled to attend and participate in our shareholder meetings.

     If the merger is not completed, any shareholder proposal that is submitted to us for inclusion in our proxy statement for our annual meeting in 2000 pursuant to Rule 14a-8 under the Exchange Act must be received by us before the close of business on December 21, 1999.

     If you intend to present a proposal at our annual meeting in 2000 but do not intend to have your proposal included in our proxy statement, you must notify us on a timely basis of your intent to present such proposal at the meeting. To be timely, your notice must be delivered to us either by personal delivery or by U.S. mail, postage prepaid, to our Assistant Corporate Secretary at the address under "Where You Can Find More Information," not later than 120 days before the meeting. If we give notice of the meeting or publicly disclose the meeting date later than 120 days before the meeting, your notice must be delivered to us no later than the close of business on the seventh day after we notify shareholders of the meeting date. In addition, your notice must otherwise comply with the requirements of our by-laws. If you would like a copy of our by-laws, we will furnish one without charge upon your written request to our Assistant Corporate Secretary.

     SEC rules establish standards as to which shareholder proposals are required to be included in a proxy statement for an annual meeting. We will only consider proposals meeting the requirements of applicable SEC rules.


INDEPENDENT AUDITORS

     The consolidated financial statements incorporated in this proxy statement by reference from our Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent accountants, as stated in its reports with respect to our financial statements.


WHERE YOU CAN FIND MORE INFORMATION

     As required by law, we file reports, proxy statements and other information with the SEC. Because the proposed merger is a "going private" transaction, we, Teton Formation, Teton Acquisition and the members of the investor group have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the proposed merger. The Schedule 13E-3 and the reports, proxy statements and other information that we file with the SEC contain additional information about us. You may read and copy this information at the following offices of the SEC:

Public Reference Room      New York Regional Office     Chicago Regional Office
450 Fifth Street, N.W.     7 World Trade Center         500 West Madison Street
Room 1024                  Suite 1300                   Suite 1400
Washington, D.C. 20549     New York, New York 10048     Chicago, Illinois 60661

     For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. You may obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may also access some of this information via the World Wide Web through the SEC's Internet address at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange, and materials may be inspected at the New York Stock Exchange's offices at 20 Broad Street, New York, New York 10005.


INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, and later information filed with the SEC will update and supercede the information in this proxy statement.

     We incorporate by reference each document we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the special meeting. We also incorporate by reference into this proxy statement the following documents that we filed with the SEC (File No. 1-11505) under the Exchange Act:

    o our Annual Report on Form 10-K for the year ended December 31, 1998, as amended;

    o our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999; and

    o our Current Reports on Form 8-K, filed on January 26, 1999, February 1, 1999, February 23, 1999, March 1, 1999, March 12, 1999, March 15, 1999,
      March 26, 1999, March 29, 1999, May 14, 1999, September 14, 1999,
      September 29, 1999, October 8, 1999, October 20, 1999, October 22, 1999 and October 25, 1999.

     All subsequent documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting will be deemed to be incorporated by reference into this proxy statement and to be a part of the proxy statement from the date of filing of those documents.

     You should rely only on the information contained in (or incorporated by reference into) this proxy statement. We have not authorized anyone to give any information different from the information contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated December
  , 1999. You should not assume that the information contained in this proxy statement is accurate as of any later date, and the mailing of this proxy statement to you shall not create any implication to the contrary.

     Documents incorporated by reference are available from us without charge, excluding all exhibits (unless we have specifically incorporated by reference an exhibit into this proxy statement). You may obtain documents incorporated by reference by requesting them in writing or by telephone as follows:

      MidAmerican Energy Holdings Company
      666 Grand Avenue
      Des Moines, Iowa 50309
      Attention: Assistant Corporate Secretary
      Telephone: (515) 242-4300


     If you would like to request documents from us, please do so by January 7, 2000 in order to ensure timely receipt before the special meeting.

                                                                 APPENDIX A

                                                                 EXECUTION COPY

















                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                     MIDAMERICAN ENERGY HOLDINGS COMPANY,

                            TETON FORMATION L.L.C.

                                      and

                            TETON ACQUISITION CORP.







                        --------------------------------
                          Dated as of October 24, 1999
                        --------------------------------

                               TABLE OF CONTENTS


                                                                                             PAGE
                                                                                             ----
                                                ARTICLE I.
                                                THE MERGER
Section 1.1.    The Merger ................................................................   A-1
Section 1.2.    Effective Time ............................................................   A-1
Section 1.3.    Effect of the Merger ......................................................   A-1
Section 1.4.    Subsequent Actions ........................................................   A-1
Section 1.5.    Articles of Incorporation; By-Laws; Officers and Directors ................   A-2

                                               ARTICLE II.
                                           TREATMENT OF SHARES
Section 2.1.    Conversion of Securities ..................................................   A-2
Section 2.2.    Dissenting Shares .........................................................   A-3
Section 2.3.    Surrender of Shares; Stock Transfer Books .................................   A-3
Section 2.4.    Options Under Company Stock Plans .........................................   A-4

                                               ARTICLE III.
                                               THE CLOSING
Section 3.1.    Closing ...................................................................   A-5

                                               ARTICLE IV.
                              REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 4.1.    Organization and Qualification ............................................   A-5
Section 4.2.    Subsidiaries ..............................................................   A-5
Section 4.3.    Capitalization ............................................................   A-6
Section 4.4.    Authority; Non-Contravention; Statutory Approvals; Compliance .............   A-6
Section 4.5.    Reports and Financial Statements ..........................................   A-8
Section 4.6.    Absence of Certain Changes or Events; Absence of Undisclosed Liabilities...   A-8
Section 4.7.    Litigation ................................................................   A-8
Section 4.8.    Proxy Statement ...........................................................   A-9
Section 4.9.    Tax Matters ...............................................................   A-9
Section 4.10.   Employee Matters; ERISA ...................................................   A-11
Section 4.11.   Environmental Protection ..................................................   A-14
Section 4.12.   Regulation as a Utility ...................................................   A-16
Section 4.13.   Vote Required .............................................................   A-16
Section 4.14.   Insurance .................................................................   A-16
Section 4.15.   Opinions of Financial Advisers ............................................   A-16
Section 4.16.   Brokers ...................................................................   A-16
Section 4.17.   Non-Applicability of Certain Provisions of Iowa Act .......................   A-16
Section 4.18.   Company Rights Agreement ..................................................   A-16
Section 4.19.   Year 2000 Compliance ......................................................   A-17
Section 4.20.   Board Recommendation ......................................................   A-17
Section 4.21.   Investment Company and Investment Advisory Matters ........................   A-17

                                              ARTICLE V.
                       REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Section 5.1.    Organization ..............................................................   A-17
Section 5.2.    Authority; Non-Contravention; Statutory Approvals .........................   A-17
Section 5.3.    Proxy Statement ...........................................................   A-18
Section 5.4.    Brokers ...................................................................   A-18
Section 5.5.    Financing .................................................................   A-18

                                                                                                PAGE
                                                                                                ----
Section 5.6.     Sale of the Company ........................................................   A-18
Section 5.7.     Share Ownership ............................................................   A-19
Section 5.8.     Regulation Under the 1935 Act ..............................................   A-19
Section 5.9.     Investor Agreements ........................................................   A-19

                                               ARTICLE VI.
                                  CONDUCT OF BUSINESS PENDING THE MERGER
Section 6.1.     Conduct of Business by the Company Pending the Merger ......................   A-19
Section 6.2.     Conduct of Business by Parent and Merger Sub Pending the Merger ............   A-21
Section 6.3.     Additional Covenants by the Company and Parent Pending the Merger ..........   A-22

                                               ARTICLE VII.
                                          ADDITIONAL AGREEMENTS
Section 7.1.     Access to Information ......................................................   A-22
Section 7.2.     Proxy Statement and Schedule 13E-3 .........................................   A-23
Section 7.3.     Regulatory Approvals and Other Matters .....................................   A-23
Section 7.4.     Shareholder Approval .......................................................   A-23
Section 7.5.     Directors' and Officers' Indemnification ...................................   A-24
Section 7.6.     Disclosure Schedules .......................................................   A-25
Section 7.7.     Public Announcements .......................................................   A-25
Section 7.8.     No Solicitations ...........................................................   A-25
Section 7.9.     Expenses ...................................................................   A-26
Section 7.10.    Third Party Standstill Agreements ..........................................   A-26
Section 7.11.    Takeover Statutes ..........................................................   A-27
Section 7.12.    Subscription Agreements ....................................................   A-27
Section 7.13.    Employee Benefits Matters ..................................................   A-27

                                              ARTICLE VIII.
                                                CONDITIONS
Section 8.1.     Conditions to Each Party's Obligation to Effect the Merger .................   A-28
Section 8.2.     Conditions to Obligation of the Company to Effect the Merger ...............   A-28
Section 8.3.     Conditions to Obligation of Parent and Merger Sub to Effect the Merger......   A-28

                                               ARTICLE IX.
                                    TERMINATION, AMENDMENT AND WAIVER
Section 9.1.     Termination ................................................................   A-30
Section 9.2.     Effect of Termination ......................................................   A-31
Section 9.3.     Termination Fee; Expenses ..................................................   A-31
Section 9.4.     Amendment ..................................................................   A-32
Section 9.5.     Waiver .....................................................................   A-32

                                                ARTICLE X.
                                            GENERAL PROVISIONS
Section 10.1.    Non-Survival; Effect of Representations and Warranties .....................   A-33
Section 10.2.    Notices ....................................................................   A-33
Section 10.3.    Miscellaneous ..............................................................   A-33
Section 10.4.    Interpretation .............................................................   A-34
Section 10.5.    Counterparts; Effect .......................................................   A-34
Section 10.6.    Enforcement ................................................................   A-34
Section 10.7.    Parties in Interest ........................................................   A-34
Section 10.8.    Further Assurances .........................................................   A-35
Section 10.9.    Waiver of Jury Trial .......................................................   A-35
Section 10.10.   Certain Definitions ........................................................   A-35

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of October 24, 1999 (this "Agreement"), by and among MidAmerican Energy Holdings Company, an Iowa corporation (the "Company"), Teton Formation L.L.C., an Iowa limited liability company ("Parent"), and Teton Acquisition Corp., an Iowa corporation and a wholly owned subsidiary of Parent ("Merger Sub").

                             W I T N E S S E T H :

     WHEREAS, the Investors (as defined in Section 5.5) desire to acquire the entire equity interest in the Company and have formed Parent and Merger Sub for the purpose of effecting such transaction; and

     WHEREAS, the Boards of Directors of the Company and Merger Sub have each approved, and deem advisable and in the best interests of their respective shareholders, and the Company, Parent and Merger Sub have approved, the merger of Merger Sub with and into the Company, with the Company being the surviving corporation, in accordance with the Iowa Business Corporation Act (the "Iowa Act") and upon the terms and subject to the conditions set forth in this Agreement (such transaction is referred to as the "Merger"), as a result of which the former shareholders of Merger Sub as of the effective time of the Merger will own all of the outstanding capital stock of the Company.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I.

                                   THE MERGER

     Section 1.1. The Merger. At the Effective Time (as defined in Section 1.2) and upon the terms and subject to the conditions of this Agreement and the Iowa Act, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation").

     Section 1.2. Effective Time. On the Closing Date (as defined in Section 3.1), articles of merger complying with the requirements of the Iowa Act shall be executed and filed by the Company and Merger Sub with the Secretary of State of Iowa. The Merger shall become effective on the date on which the articles of merger are duly filed with the Secretary of State of Iowa or at such later time as is mutually agreed by the parties and specified in the articles of merger (the "Effective Time").

     Section 1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Iowa Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.4. Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of, and assume the liabilities of, either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in, and the assumption of the liabilities of, the Surviving Corporation or otherwise to carry out this Agreement.

     Section 1.5. Articles of Incorporation; By-Laws; Officers and Directors.

     (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Restated Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Restated Articles of Incorporation.

     (b) Unless otherwise determined by Parent prior to the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Restated By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Restated Articles of Incorporation of the Surviving Corporation and such Restated By-Laws.

     (c) Unless otherwise determined by Parent prior to the Effective Time, the officers of Merger Sub in office at the Effective Time shall be and constitute the officers of the Surviving Corporation, each holding the same office in the Surviving Corporation as he or she held in Merger Sub for the terms elected and/or until their respective successors shall be elected or appointed and qualified.

     (d) Unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub in office at the Effective Time shall be and constitute the directors of the Surviving Corporation, each holding the same directorship in the Surviving Corporation as he or she held in Merger Sub for the terms elected and/or until their respective successors shall be elected or appointed and qualified.


                                  ARTICLE II.

                              TREATMENT OF SHARES

     Section 2.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company, Merger Sub or the holder of any of the following securities:

     (a) Each share (collectively, the "Shares") of common stock, no par value, of the Company ("Company Common Stock"), together with the associated purchase rights ("Company Rights") under the Company Rights Agreement (as defined in
Section 4.18), issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.1(b) and any Dissenting Shares (as defined in Section 2.2(a)) shall be canceled and extinguished and be converted into the right to receive $35.05 (the "Per Share Amount"), in cash payable to the holder thereof, without interest, upon surrender of the certificate representing such Share in accordance with Section
2.3. Throughout this Agreement, the term "Shares" refers to the shares of Company Common Stock together with the associated Company Rights.

     (b) Each Share held in the treasury of the Company and each Share owned by Parent, Merger Sub or any direct or indirect Subsidiary (as defined in Section 4.1) of Parent, Merger Sub or the Company (other than Shares held in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) immediately prior to the Effective Time shall be canceled and extinguished, and no payment or other consideration shall be made with respect thereto.

     (c) Each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall thereafter represent one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation. Each share of Zero Coupon Convertible Preferred Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall thereafter represent one validly issued, fully paid and nonassessable share of Zero Coupon Convertible Preferred Stock of the Surviving Corporation.

     Section 2.2. Dissenting Shares.

     (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder who has demanded and perfected his demand for appraisal of his Shares in accordance with Section 1302 of the Iowa Act and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting Shares"), shall not be converted into or represent a right to receive cash pursuant to Section 2.1, but the holder thereof shall be entitled to only such rights in respect thereof as are granted by Section 1302 of the Iowa Act.

     (b) Notwithstanding the provisions of subsection (a) of this Section 2.2, if any holder of Shares who demands appraisal of his Shares under the Iowa Act shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares shall automatically be converted into and represent only the right to receive cash as provided in
Section 2.1(a), without interest thereon, upon surrender of the certificate or certificates representing such Shares in accordance with Section 2.3.

     (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served pursuant to the Iowa Act received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Iowa Act. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Parent, settle or offer to settle any such demands.

     Section 2.3. Surrender of Shares; Stock Transfer Books.

     (a) Prior to the Effective Time, the Company shall designate a bank or trust company to act as agent for the holders of Shares (the "Exchange Agent") to receive the funds necessary to make the payments contemplated by Section
2.1. At the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited (including from available cash balances at the Company), in trust with the Exchange Agent for the benefit of holders of Shares, the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.1.

     (b) Each holder of a certificate or certificates representing any Shares canceled upon the Merger pursuant to Section 2.1(a) may thereafter surrender such certificate or certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such certificate or certificates on such holder's behalf for a period ending one year after the Effective Time. Parent and Merger Sub agree that as promptly as practicable after the Effective Time the Surviving Corporation shall cause the distribution to holders of record of Shares as of the Effective Time of appropriate materials to facilitate such surrender. Upon the surrender of certificates representing the Shares, the Surviving Corporation shall cause the Exchange Agent to pay the holder of such certificates in exchange therefor cash in an amount equal to the Per Share Amount multiplied by the number of Shares represented by such certificate. Until so surrendered, each such certificate (other than certificates representing Dissenting Shares and certificates representing Shares canceled pursuant to Section 2.1(b)) shall represent solely the right to receive the aggregate Per Share Amount relating thereto.

     (c) If payment of cash in respect of canceled Shares is to be made to a Person other than the Person in whose name a surrendered certificate or instrument is registered, it shall be a condition to such payment that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of the Surviving Corporation or the Exchange Agent that such tax either has been paid or is not payable.

     (d) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfer of any shares of capital stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, certificates for Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as provided in Section 2.1(a) and Sections 2.3(b) and (c). No interest shall accrue or be paid on any cash payable upon the surrender of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares.

     (e) Promptly following the date which is one year after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash (including any interest received with respect thereto), certificates and other documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a certificate representing Shares (other than certificates representing Dissenting Shares and certificates representing Shares canceled pursuant to
Section 2.1(b)) shall be entitled to look only to the Surviving Corporation (subject to applicable abandoned property, escheat and similar laws) and only as general creditors thereof with respect to the aggregate Per Share Amount payable upon due surrender of their certificates, without any interest or dividends thereon. Notwithstanding the foregoing, neither Parent, the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a certificate representing Shares for the Per Share Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) The Per Share Amount paid in the Merger shall be net to the holder of Shares in cash, subject to reduction only for any applicable federal back-up withholding or, as set forth in Section 2.3(c), stock transfer taxes payable by such holder.

     Section 2.4. Options Under Company Stock Plans.

     (a) Except as provided in Section 2.4(b), the Company shall take all actions necessary to provide that, immediately prior to the Effective Time, (x) each outstanding option to acquire shares of Company Common Stock (the "Company Options") granted under any of the Company Stock Plans (as defined in Section 4.3), whether or not then exercisable or vested, shall become fully exercisable and vested, (y) each Company Option which is then outstanding shall be canceled and (z) in consideration of such cancellation, and except to the extent that Parent and the holder of any such Company Option otherwise agree in writing, the Company (or, at Parent's option, Parent or the Surviving Corporation) shall pay in cash to such holders of Company Options an amount in respect thereof equal to the product of (A) the excess, if any, for each Company Option, of the Per Share Amount over the per share exercise price thereof and (B) the number of shares of Company Common Stock subject thereto (such payment to be net of applicable withholding taxes); provided that the foregoing shall not require any action which violates the Company Stock Plans.

     (b) Certain Company Options held by certain members or former members of Company management, as Parent shall notify the Company in writing prior to the Effective Time, shall become fully exercisable and vested immediately prior to the Effective Time and shall thereafter remain exercisable in accordance with their terms and any other terms which are agreed to in writing between Parent and such holders.

     (c) Except as provided in Section 2.4(b) or as otherwise agreed to in writing by the parties to this Agreement, the Company shall use all reasonable efforts to ensure that following the Effective Time no holder of Company Options or any participant in the Company Stock Plans or any other such plans, programs or arrangements shall have any right thereunder to acquire any equity securities (or any interests therein) of the Company, the Surviving Corporation or any Subsidiary thereof.

                                 ARTICLE III.

                                  THE CLOSING

     Section 3.1. Closing. The closing of the Merger (the "Closing") shall take place at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York, 10019 at 10:00 A.M., New York time, on the second business day immediately following the date on which the last of the conditions set forth in
Article VIII hereof is fulfilled or waived, or at such other time, date and place as Parent and the Company shall mutually agree (the "Closing Date").


                                  ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub as follows:

     Section 4.1. Organization and Qualification. The Company and each of the Company Subsidiaries and, to the knowledge of the Company, each of the Company Joint Ventures is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify and be in good standing, when taken together with all other such failures, would not have a material adverse effect on the business, operations, properties, assets, financial condition, Company Prospects (as defined below) or the results of operations of the Company and the Company Subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement (to the extent such adverse effect does not arise from (i) general economic conditions or (ii) the securities markets generally) (any such material adverse effect, a "Company Material Adverse Effect"). The term "Subsidiary" of a Person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such Person directly or indirectly owns at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect a majority of the directors or similar members of the governing body, or otherwise to direct the management and policies, of such corporation or entity, and the term "Company Subsidiary" shall mean a Subsidiary of the Company. The term "Joint Venture" of a Person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such Person directly or indirectly owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity of any such entity, other than equity interests in entities in which such Person does not control the operations and does not appoint at least 50% of the board of directors (or comparable governing body), and the term "Company Joint Venture" shall mean a Joint Venture of the Company. The term "Company Prospects" shall mean the prospects of the Company and the Company Subsidiaries, taken as a whole, but only as they may be affected by statutory or regulatory changes (whether relating to utility, environmental or other statutory or regulatory matters) or by expropriation events.

     Section 4.2. Subsidiaries. Section 4.2 of the Company Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") sets forth a list of all the Company Subsidiaries and the Company Joint Ventures, including the name of each such entity, a brief description of the principal line or lines of business conducted by each such entity and the interest of the Company and the Company Subsidiaries therein. Each of the Company and MidAmerican Funding, LLC ("MidAmerican Funding") is a "public utility holding company" (as defined in the Public Utility Holding Company Act of 1935, as amended (the "1935 Act")) exempt from all provisions (other than Section 9(a)(2)) of the 1935 Act, pursuant to Section 3(a)(1) in accordance with Rule 2 of the 1935 Act, and MidAmerican Energy Company ("MidAmerican Utility") is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act. With the exception of MidAmerican Utility and MidAmerican Funding, no Company Subsidiary or Company Joint Venture is a "holding company" or a "public utility company" within the meaning of Sections 2(a)(7) and 2(a)(5) of the 1935 Act, respectively, nor, except with respect to their relationship with the Company and MidAmerican Funding, are any of such entities an "affiliate" or a "subsidiary company" of a holding company within the meaning of Sections 2(a)(11) and 2(a)(8) of the 1935 Act, respectively. Except as set forth in
Section 4.2 of the Company Disclosure Schedule, (i) all of the issued and outstanding shares of capital stock of each Company Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights and are owned, directly or indirectly, by the Company, free and clear of any liens, claims, encumbrances, security interests, charges and options of any nature whatsoever, and (ii) there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other pledges, security interests, encumbrances, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any Company Subsidiary to issue, deliver or sell, pledge, grant a security interest or encumber, or cause to be issued, delivered or sold, pledged or encumbered or a security interest to be granted on, shares of capital stock of any Company Subsidiary or obligating the Company or any Company Subsidiary to grant, extend or enter into any such agreement or commitment.

     Section 4.3. Capitalization. The authorized capital stock of the Company consists of 180,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, no par value, none of which preferred stock is outstanding. As of the close of business on October 22, 1999, (i) 59,877,313 shares of Company Common Stock are outstanding, (ii) not more than 7,156,363 shares of Company Common Stock are reserved for issuance pursuant to the Company's existing stock option agreements and plans and its 1994 Employee Stock Purchase Plan and 401(k) Savings Plan (such agreements and plans, collectively, the "Company Stock Plans"), (iii) 23,102,187 shares of Company Common Stock are held by the Company in its treasury or by its wholly owned Subsidiaries, and (iv) except as set forth in Section 4.3 of the Company Disclosure Schedule, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders may vote ("Voting Debt") is issued or outstanding. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth in Section 4.3 of the Company Disclosure Schedule or as may be provided by the Company Stock Plans, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other pledges, security interests, encumbrances, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company to issue, deliver or sell, pledge, grant a security interest or encumber, or cause to be issued, delivered or sold, pledged or encumbered or a security interest to be granted on, shares of capital stock or any Voting Debt of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment.

     Section 4.4. Authority; Non-Contravention; Statutory Approvals;
Compliance.

     (a) Authority. The Company has all requisite power and authority to enter into this Agreement and, subject to the receipt of the Company Shareholders' Approval (as defined in Section 4.13) and the Company Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Company Shareholders' Approval. This Agreement has been duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

     (b) Non-Contravention. The execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby will not, in any respect, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the agreements, properties or assets of the Company or any of the Company Subsidiaries or the Company Joint Ventures (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, is referred to herein as a "Violation" with respect to the Company, and such term when used in Article V shall have a correlative meaning with respect to Parent and Merger Sub) pursuant to any provisions of (i) the articles of incorporation, by-laws or similar governing documents of the Company or any of the Company Subsidiaries or the Company Joint Ventures, (ii) subject to obtaining the Company Required Statutory Approvals and the receipt of the Company Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") applicable to the Company or any of the Company Subsidiaries or the Company Joint Ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 4.4(b) of the Company Disclosure Schedule (the "Company Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of the Company Subsidiaries or the Company Joint Ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations which would not, in the aggregate, have a Company Material Adverse Effect.

     (c) Statutory Approvals. Except as set forth in Section 4.4(c) of the Company Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby (the "Company Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

     (d) Compliance. Except as set forth in Section 4.4(d) or 4.11 of the Company Disclosure Schedule or as disclosed in the Company SEC Reports (as defined in Section 4.5) filed as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries nor, to the knowledge of the Company, any Company Joint Venture is in violation of, is, to the knowledge of the Company, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which individually or in the aggregate do not, and would not reasonably be expected to, have a Company Material Adverse Effect. Except as set forth in Section 4.4(d) or 4.11 of the Company Disclosure Schedule, the Company and the Company Subsidiaries and, to the knowledge of the Company, the Company Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted which are material to the operation of the businesses of the Company and the Company Subsidiaries. Except as set forth in Section 4.4(d) of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries and, to the knowledge of the Company, Company Joint Ventures is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by the Company or any Company Subsidiary or, to the knowledge of the Company, any Company Joint Venture under (i) its articles of incorporation, by-laws or other organizational document or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which the Company or any Company Subsidiary or any Company Joint Venture is bound or to which any of its property is subject, except in the case of clause (ii) above, for violations, breaches or defaults which individually or in the aggregate do not, and would not reasonably be expected to, have a Company Material Adverse Effect.

     Section 4.5. Reports and Financial Statements. The filings required to be made by the Company and the Company Subsidiaries under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1935 Act, the Public Utility Regulatory Policies Act of 1978 ("PURPA"), the Federal Power Act (the "Power Act") and applicable state, municipal, local and other laws, including franchise and public utility laws and regulations, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, have been filed with the Securities and Exchange Commission (the "SEC"), the Federal Energy Regulatory Commission (the "FERC"), and the appropriate Iowa, Illinois, South Dakota, Nebraska or other appropriate Governmental Authorities, as the case may be, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. The Company has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement and all amendments thereto filed with the SEC by the Company or any Company Subsidiary (or their predecessors, including, without limitation, CalEnergy Company, Inc.) pursuant to the requirements of the Securities Act or Exchange Act since January 1, 1999 (as such documents have since the time of their filing been amended, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company and MidAmerican Utility included in the Company SEC Reports (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and MidAmerican Utility, as the case may be, as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the articles of incorporation and by-laws of the Company and MidAmerican Utility, as in effect on the date of this Agreement, are included (or incorporated by reference) in the Company SEC Reports.

     Section 4.6. Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.

     (a) Absence of Certain Changes or Events. Except as set forth in Section 4.6(a) of the Company Disclosure Schedule or as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since December 31, 1998, the Company and each of the Company Subsidiaries and, to the knowledge of the Company, each of the Company Joint Ventures, have conducted their business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have, or could reasonably be expected to have, a Company Material Adverse Effect.

     (b) Absence of Undisclosed Liabilities. Neither the Company nor any Company Subsidiary, nor, to the knowledge of the Company, any Company Joint Venture, has any liabilities or obligations (whether absolute, accrued, contingent or otherwise and including, without limitation, margin loans) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies which are accrued or reserved against in the consolidated financial statements of the Company and MidAmerican Utility or reflected in the notes thereto for the year ended December 31, 1998, or which were incurred after December 31, 1998 in the ordinary course of business and would not, in the aggregate, have a Company Material Adverse Effect.

     Section 4.7. Litigation. Except as set forth in Section 4.7 or 4.11 of the Company Disclosure Schedule or as disclosed in the Company SEC Reports filed prior to the date of this Agreement,

(a) there are no claims, suits, actions or proceedings by any Governmental Authority or any arbitrator, pending or, to the knowledge of the Company, threatened, nor are there, to the knowledge of the Company, any investigations or reviews by any Governmental Authority or any arbitrator pending or threatened against, relating to or affecting the Company or any of the Company Subsidiaries or, to the knowledge of the Company, the Company Joint Ventures,
(b) there have not been any significant developments since December 31, 1998 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (c) there are no judgments, decrees, injunctions, rules or orders of any Governmental Authority or any arbitrator applicable to the Company or any of the Company Subsidiaries or, to the knowledge of the Company, applicable to any of the Company Joint Ventures, which, when taken together with any other nondisclosures described in clauses (a), (b) or (c), could reasonably be expected to have a Company Material Adverse Effect.

     Section 4.8. Proxy Statement. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the proxy statement in definitive form ("Proxy Statement") relating to the Company Meeting (as defined in Section 7.4(a)) will, at the date mailed to shareholders of the Company or at the time of the Company Meeting (giving effect to any documents incorporated by reference therein), include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier authorized communication with respect to the solicitation of proxies on behalf of the Company for the Company Meeting which has become false or misleading. Notwithstanding the foregoing, the Company does not make any representation or warranty with respect to any information that has been supplied by Parent, Merger Sub or their affiliates (other than the Company and the Company Subsidiaries), accountants, counsel or other authorized representatives for use in any of the foregoing documents. The Proxy Statement will comply as to form in all material respects with the provisions of applicable federal securities law.

     Section 4.9. Tax Matters. "Taxes," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability. "Tax Return," as used in this Agreement, means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, without limitation, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any Company Subsidiary.

     (a) Filing of Timely Tax Returns. The Company and each of the Company Subsidiaries have filed (or there has been filed on their behalf) all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

     (b) Payment of Taxes. The Company and each of the Company Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable, except for those contested in good faith and for which adequate reserves have been taken.

     (c) Tax Reserves. The Company and the Company Subsidiaries have established (and until the Closing Date will maintain) on their books and records reserves which adequately reflect its estimate of the amounts required to pay all Taxes in accordance with GAAP.

     (d) Tax Liens. There are no Tax liens upon any material assets of the Company or any of the Company Subsidiaries except liens for Taxes not yet due.

     (e) Withholding Taxes. The Company and each of the Company Subsidiaries have complied (and until the Closing Date will comply) in all material respects with the provisions of the Internal

Revenue Code of 1986, as amended (the "Code"), relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406 and 6041 through 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

     (f) Extensions of Time For Filing Tax Returns. Except as set forth in
Section 4.9(f) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

     (g) Waivers of Statute of Limitations. Except as set forth in Section 4.9(g) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

     (h) Expiration of Statute of Limitations. Except as disclosed in Section 4.9(h) of the Company Disclosure Schedule, the statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of the Company and the Company Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all tax periods ending before the date of this Agreement, and no deficiency for any Taxes has been proposed, asserted or assessed against The Company or any of the Company Subsidiaries that has not been resolved and paid in full.

     (i) Audit, Administrative and Court Proceedings. Except as disclosed in
Section 4.9(i) of the Company Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending, or, to the knowledge of the Company, threatened, with regard to any Taxes or Tax Returns of the Company or any of the Company Subsidiaries.

     (j) Tax Rulings. Neither the Company nor any of the Company Subsidiaries has received or requested a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below), with any taxing authority that would have a continuing adverse effect after the Closing Date. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

     (k) Availability of Tax Returns. The Company has made available to Parent, where requested by Parent, complete and accurate copies of (i) all federal and state income Tax Returns for open years, and any amendments thereto, filed by the Company or any of the Company Subsidiaries, (ii) all audit reports or written proposed adjustments (whether formal or informal) received from any taxing authority relating to any Tax Return filed by the Company or any of the Company Subsidiaries and (iii) any Tax Ruling or request for a Tax Ruling applicable to the Company or any of the Company Subsidiaries and Closing Agreements entered into by the Company or any of the Company Subsidiaries.

     (l) Tax Sharing Agreements. Except as disclosed in Section 4.9(l) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any agreement relating to allocating or sharing of Taxes.

     (m) Code Section 341(F). Neither the Company nor any of the Company Subsidiaries has filed (or will file prior to the Closing) a consent pursuant to Code Section 341(f) or has agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Code
Section 341(f)(4)), owned by the Company or any of the Company Subsidiaries.

     (n) Code Section 168. Except as set forth in Section 4.9(n) of the Company Disclosure Schedule, no property of the Company or any of the Company Subsidiaries is property that the Company or any Company Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code Section 168(h).

     (o) Code Section 481 Adjustments. Except as set forth in Section 4.9(o) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is required to include in income for any tax period ending after the date hereof any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method initiated by the Company or any of the Company Subsidiaries, and, to the knowledge of the Company, the Internal Revenue Service ("IRS") has not proposed any such adjustment or change in accounting method.

     (p) Consolidated Tax Returns. Except as disclosed in Section 4.9(p) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has ever been a member of an affiliated group of corporations (within the meaning of Code Section 1504(a)) filing consolidated returns, other than the affiliated group of which the Company is the common parent.

     (q) 5% Foreign Shareholders. To the Company's knowledge, based on Schedule 13D and 13G filings with the SEC with respect to the Company, no foreign person owns, as of the date of this Agreement, 5% or more of the outstanding shares of Company Common Stock.

     Section 4.10. Employee Matters; ERISA.

     (a) Benefit Plans. Section 4.10(a) of the Company Disclosure Schedule contains a true and complete list of each employee benefit plan, practice, program or arrangement currently sponsored, maintained or contributed to by the Company or any of the Company Subsidiaries for the benefit of employees, former employees or directors and their beneficiaries in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), employee pension benefit plan, program, arrangement or agreement, any health, medical, welfare, disability, life insurance, bonus, option, stock appreciation plan, performance stock plan, restricted stock plan, deferred compensation plan, retiree benefits plan, severance pay and other employee benefit or fringe benefit plan and any employment, consulting, non-compete, severance or change in control agreement (collectively, the "Company Benefit Plans"), together with, for any option, stock appreciation plan, performance stock plan, restricted stock plan, deferred compensation plan and supplemental retirement plan, the amounts or benefits granted or payable under each, as of September 30, 1999 and as of the Effective Time (assuming no termination of employment as of such times), and exercise prices regarding Company Options or other securities which represent the right (contingent or other) to purchase or receive shares of Company Common Stock or, following the Merger, of Surviving Corporation Common Stock. For the purposes of this Section 4.10, the term "Company" shall be deemed to include predecessors thereof.

     (b) Contributions. Except as set forth in Section 4.10(b) of the Company Disclosure Schedule, all material contributions and other payments required to be made by the Company or any of the Company Subsidiaries to any Company Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or the amount of such payment or contribution obligation has been reflected in the Company Financial Statements. Except as set forth in Section 4.10(b) of the Company Disclosure Schedule, (i) the current value of all accrued benefits under any Company Benefit Plan which is a defined benefit plan did not, as of the date of the most recent actuarial valuation for such plan, exceed the then current value of the assets of such plan, based on the actuarial assumptions set forth in such valuation for calculating the minimum funding requirements of Code Section 412, which actuarial assumptions and calculations have been provided to Parent prior to the date of this Agreement, and (ii) neither the Company nor any Company Subsidiary contributes or has contributed, during the six-year period immediately prior to the date of this Agreement, to a multiemployer plan (as defined in Section 3(37) of ERISA), or has any liability under ERISA Section 4203 or Section 4205 in respect of any such plan.

     (c) Qualification; Compliance. Except as set forth in Section 4.10(c) of the Company Disclosure Schedule, each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the knowledge of the Company, no circumstances exist that are reasonably expected by the Company to result in the revocation of any such determination. The Company and each of the Company Subsidiaries are in compliance in all material respects with, and each Company Benefit Plan is and has been operated in all material respects in compliance with the terms thereof and all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each Company Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other income tax benefits is reasonably designed to comply with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

     (d) Liabilities. With respect to the Company Benefit Plans individually and in the aggregate, there are no actions, suits, claims pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, no event has occurred that could reasonably be expected to subject the Company or any of the Company Subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability of any kind whatsoever, whether direct or indirect, contingent, inchoate or otherwise, to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which the Company or any of the Company Subsidiaries is a party, in each such case, which liability, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

     (e) Welfare Plans. Except as set forth in Section 4.10(e) of the Company Disclosure Schedule, none of the Company Benefit Plans that are "welfare plans", within the meaning of Section 3(1) of ERISA, provides for any benefits payable to or on behalf of any employee or director after termination of employment or service, as the case may be, other than elective continuation required pursuant to Code Section 4980B or coverage which expires at the end of the calendar month following such event. Each such plan that is a "group health plan" (as defined in Code Section 4980B(g)) has been operated in compliance with Code Section 4980B at all times, except for any non-compliance that could not reasonably be expected to give rise to a Company Material Adverse Effect.

     (f) Documents Made Available. The Company has made available to Parent a true and correct copy of each collective bargaining agreement to which the Company or any of the Company Subsidiaries is a party or under which the Company or any of the Company Subsidiaries has obligations, and with respect to each Company Benefit Plan, to the extent applicable, (i) such plan and summary plan description (including all amendments to each such document), (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such plan and (v) the most recent actuarial report or valuation.

     (g) Payments Resulting from Merger and Other Severance Payments. Except as set forth in Section 4.10(g) of the Company Disclosure Schedule or as specifically provided for in this Agreement, the announcement or consummation of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events, including, without limitation, termination of employment) result, as of September 30, 1999 or as of the Effective Time, in any (A) payment (whether of severance pay or otherwise) becoming due from the Company or any of the Company Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement or (B) benefit being established or becoming accelerated, vested or payable under any Company Benefit Plan.

     (h) Labor Agreements. As of the date hereof, except as set forth in
Section 4.10(h) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. Except as set forth in Section 4.10(h) of the Company Disclosure Schedule, to the knowledge of the Company, as of the date hereof, there is no current union representation question involving employees of the Company or any of the Company Subsidiaries, nor does the Company know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as set forth in Section 4.10(h) of the Company Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other complaint against the Company or any of the Company Subsidiaries pending or, to the knowledge of the Company, threatened, which has or could reasonably be expected to have a Company Material Adverse Effect, (ii) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of the Company, threatened, against or involving the Company or any of the Company Subsidiaries which has or could reasonably be expected to have, a Company Material Adverse Effect and
(iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of the Company, threatened, in respect of which any director, officer, employee or agent of the Company or any of the Company Subsidiaries is or may be entitled to claim indemnification from the Company pursuant to their respective articles of incorporation or by-laws or as provided in the Indemnification Agreements listed in Section 4.10(h) of the Company Disclosure Schedule. Except as set forth in Section 4.10(h) of the Company Disclosure Schedule, the Company and the Company Subsidiaries have complied in all material respects with all laws relating to the employment of labor, including without limitation any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes, and no person has, to the knowledge of the Company, asserted that the Company or any of the Company Subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

     (i) Parachute Payments. Section 4.10(i) of the Company Disclosure Schedule sets forth (1) the name of each officer of the Company and the President of each of MidAmerican Utility and the Company's U.K. utility Subsidiary who, in connection with the transactions contemplated with this Agreement, will receive, or will or may become entitled to receive in the future or upon termination of such person's employment, any payments (including without limitation accelerated vesting of Company Options or other equity-based awards) which could reasonably be expected to constitute "excess parachute payments" with respect to such person within the meaning of Section 280G of the Code ("Excess Parachute Payments"), and (2) with respect to each such person, the maximum amount of Excess Parachute Payments which could reasonably be expected to be so received (determined in accordance with proposed regulations of the IRS promulgated under Section 280G of the Code).

     (j) Section 162(m). Except as set forth in Section 4.10(j) of the Company Disclosure Schedule, no payments to any executive officer of the Company or any Company Subsidiaries will fail to be deductible for Federal income tax purposes by reason of the deduction limit imposed under Section 162(m) of the Code.
Section 4.10(j) of the Company Disclosure Schedule sets forth the name of each executive officer who will receive compensation which may not be fully deductible by reason of the application of Section 162(m), and a reasonable estimate of the amount of such potentially nondeductible compensation.

     (k) Changes in Compensation, Benefits Since September 30, 1999. Except as specifically described in Section 4.10(k) of the Company Disclosure Schedule, since September 30, 1999, the Company has not, nor has any of the Company Subsidiaries, (i) entered into, adopted or amended or increased the amount or accelerated the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by the Company or any of the Company Subsidiaries (including, without limitation, the Company Benefit Plans set forth in Section 4.10(a) of the Company Disclosure Schedule, as in effect on September 30, 1999) or increased, or entered into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of the Company or any of the Company Subsidiaries, except pursuant to binding legal commitments existing on September 30, 1999 and specifically identified in Section 4.10(a) of the Company Disclosure Schedule and except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, did not result in a material increase in benefits or compensation expense to the Company or any of the Company Subsidiaries; (ii) entered into or amended any employment, severance, pension, deferred compensation or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with (A) any director or officer or (B) other employee other than in the ordinary course of business consistent with past practice; or (iii) deposited into any trust (including any "rabbi trust") amounts in respect of any employee benefit obligations or obligations to directors other than transfers into trusts (other than a rabbi or other trust with respect to any non-qualified deferred compensation) in accordance with past practice or pursuant to binding legal agreements existing on September 30, 1999.

     Section 4.11. Environmental Protection.

     (a) Definitions. As used in this Agreement:

     (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, spent fuel or waste disposal costs, decommissioning costs, governmental response costs, removal costs, remediation costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location in which the Company or any of the Company Subsidiaries has an economic or ownership interest, whether or not owned, operated, leased or managed by the Company or any of the Company Subsidiaries or Company Joint; or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

     (ii) "Environmental Laws" means all applicable federal, state and local laws, rules, regulations, ordinances, orders, directives and any binding judicial or administrative interpretation thereof, and regulatory common law and equitable doctrines relating to pollution, the environment (including, without limitation, indoor or ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health or safety as it relates to the environment including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls; (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import; under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of the Company Subsidiaries or Company Joint Ventures operates.

     (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

     (b) Compliance. Except as set forth in Section 4.11(b) of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries and, to the knowledge of the Company, the Company Joint Ventures are in compliance with all applicable Environmental Laws except where the failure to so comply would not have a Company Material Adverse Effect, and neither the Company nor any of the Company Subsidiaries has received any communication (written or oral), from any person or Governmental Authority that alleges that the Company or any of the Company Subsidiaries or the Company Joint Ventures is not in such compliance with applicable Environmental Laws. To the knowledge of the Company, compliance with all applicable Environmental Laws will not require the

Company or any Company Subsidiary or, to the knowledge of the Company, any Company Joint Venture to incur costs that will be reasonably likely to result in a Company Material Adverse Effect, including but not limited to the costs of the Company and Company Subsidiary and Company Joint Venture pollution control equipment required or reasonably contemplated to be required in the future.

     (c) Environmental Permits. Except as set forth in Section 4.11(c) of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries and, to the knowledge of the Company, the Company Joint Ventures, have obtained or has applied for all permits, registrations and governmental authorizations required under any Environmental Law (collectively, the "Environmental Permits") necessary for the construction of its facilities or the conduct of its operations except where the failure to so obtain would not have a Company Material Adverse Effect, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Company and the Company Subsidiaries and, to the knowledge of the Company, the Company Joint Ventures are in compliance with all terms and conditions of all Environmental Permits necessary for the construction of its facilities or the conduct of its operations, except where the failure to so comply, in the aggregate, would not have a Company Material Adverse Effect.

     (d) Environmental Claims. Except as set forth in Section 4.11(d) of the Company Disclosure Schedule, there is no Environmental Claim pending (or, to the knowledge of the Company, threatened) (A) against the Company or any of the Company Subsidiaries or, to the knowledge of the Company, any of the Company Joint Ventures, (B) to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of the Company Subsidiaries or, to the knowledge of the Company, any of the Company Joint Ventures has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which the Company or any of the Company Subsidiaries or, to the knowledge of the Company, any of the Company Joint Ventures owns, leases or manages, in whole or in part, which would reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

     (e) Releases. Except as set forth in Section 4.11(e) of the Company Disclosure Schedule, the Company has no knowledge of any Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries or the Company Joint Ventures, or against any person or entity whose liability for any Environmental Claim the Company or any of the Company Subsidiaries or the Company Joint Ventures has or may have retained or assumed either contractually or by operation of law except for any Environmental Claim which would not have, in the aggregate, a Company Material Adverse Effect.

     (f) Predecessors. Except as set forth in Section 4.11(f) of the Company Disclosure Schedule, the Company has no knowledge, with respect to any predecessor of the Company or any of the Company Subsidiaries or the Company Joint Ventures, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, which, if determined adversely could reasonably be expected to require payments of $20 million or more or which could reasonably be expected to have a Company Material Adverse Effect.

     (g) Disclosure. The Company has disclosed in writing to Parent all material facts which the Company reasonably believes form the basis of an Environmental Claim which could have a Company Material Adverse Effect arising from (i) the cost of the Company pollution control equipment (including, without limitation, upgrades and other modifications to existing equipment) currently required or reasonably contemplated to be required in the future,
(ii) current remediation costs or costs to the Company or any of the Company Subsidiaries for remediation reasonably contemplated to be required in the future or (iii) any other environmental matter affecting the Company or any of the Company Subsidiaries.

     (h) Cost Estimates. To the Company's knowledge, no environmental matter set forth in the Company SEC Reports or the Company Disclosure Schedule could reasonably be expected to exceed the cost estimates provided in the Company SEC Reports by an amount that individually or in the aggregate could reasonably be expected to have a Company Material Adverse Effect.

     Section 4.12. Regulation as a Utility. MidAmerican Utility is regulated as a public utility by the FERC and in the States of Illinois, Iowa, Nebraska and South Dakota and in no other state. Except as set forth in the preceding sentence or Section 4.12 of the Company Disclosure Schedule, neither the Company nor any "subsidiary company" or "affiliate" (as each such term is defined in the 1935 Act) of the Company is subject to regulation as a public utility or public service company (or similar designation) by the FERC or any municipality, locality, state in the United States or any foreign country.

     Section 4.13. Vote Required. The approval of the Merger by the affirmative vote of a majority of the votes entitled to be cast by holders of Company Common Stock (the "Company Shareholders' Approval") is the only vote of the holders of any class or series of the securities of the Company or any of the Company Subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     Section 4.14. Insurance. Except as set forth in Section 4.14 of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries is, and has been continuously since January 1, 1998, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by the Company and the Company Subsidiaries during such time period. Neither the Company nor any of the Company Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of the Company or any of the Company Subsidiaries. The insurance policies of the Company and each of the Company Subsidiaries are valid and enforceable policies in all material respects.

     Section 4.15. Opinions of Financial Advisers. The Company has obtained the opinions of Warburg Dillon Read LLC ("Dillon Read") and Lehman Brothers Inc. ("Lehman"), each dated as of the date of this Agreement, to the effect that, as of the date hereof, the Per Share Amount to be paid to holders of Company Common Stock (other than the Investors) pursuant to this Agreement is fair from a financial point of view to such holders. True and correct copies of such opinions have been provided by the Company to Parent.

     Section 4.16. Brokers. No broker, finder or investment banker (other than Dillon Read and Lehman) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and each of Dillon Read and Lehman, pursuant to which each such firm would be entitled to any payment relating to the Merger. The fees payable under such agreements and any other brokerage, finder's or other fee or commission payable in connection with the Merger based upon arrangements made by or on behalf of the Company do not exceed $11 million in the aggregate.

     Section 4.17. Non-Applicability of Certain Provisions of Iowa Act. None of the business combination provisions of Section 1110 of the Iowa Act or any similar provisions of the Iowa Act, the articles of incorporation or by-laws of the Company are applicable to the transactions contemplated by this Agreement because such provisions do not apply by their terms or because any required approvals of the Board of Directors of the Company have been obtained.

     Section 4.18. Company Rights Agreement. Prior to the date of this Agreement, the Company has delivered to Parent and its counsel a true and complete copy of the Amended and Restated Rights Agreement, dated as of September 14, 1999, between ChaseMellon Shareholder Services, L.L.C., as Rights Agent, and the Company (the "Company Rights Agreement") in effect as of the date hereof, and has authorized all necessary action (and promptly after the date of this Agreement and prior to the Closing Date, will have taken all necessary action), including amending the Company

Rights Plan, such that the consummation of the transactions contemplated by this Agreement will not result in the separation of the Company Rights from the Shares, the Company Rights becoming non-redeemable, the Rights associated with Shares beneficially owned by the Investors (or their affiliates or associates) becoming void or voidable, or the triggering of any right or entitlement of shareholders of the Company under the Company Rights Agreement or any similar agreement to which the Company or any of its affiliates is a party.

     Section 4.19. Year 2000 Compliance. The Company and the Company Subsidiaries have put into effect reasonable and customary practices and programs to be Year 2000 Compliant (as defined below)) designed to enable all material software, hardware and equipment (including microprocessors) that are owned or utilized by the Company or any of the Company Subsidiaries in the operations of its or their respective business to be capable, by December 31, 1999, of accounting for all calculations using a century and date sensitive algorithm for the year 2000 and the fact that the year 2000 is a leap year and to otherwise continue to function without any material interruption caused by the occurrence of the year 2000 (such capabilities are herein referred to as being "Year 2000 Compliant").

     Section 4.20. Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office other than David
L. Sokol, Walter Scott, Jr. and Bernard W. Reznicek, who did not participate in such deliberations or vote due to their status as, and/or affiliation with, one of the Investors) (i) determined that this Agreement, the Merger and the other transaction contemplated hereby are fair to and in the best interests of the shareholders of the Company, and (ii) resolved to recommend that the holders of Company Common Stock approve this Agreement, the Merger and the other transactions contemplated hereby.

     Section 4.21. Investment Company and Investment Advisory Matters. Neither the Company nor any of the Company Subsidiaries is an "investment company" as defined in the Investment Company Act of 1940, as amended. Neither the Company nor any of the Company Subsidiaries is an "investment advisor" as defined in the Investment Advisers Act of 1940, as amended, or conducts activities of or controls an "investment adviser" as defined therein, whether or not registered under such Act.


                                   ARTICLE V.

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby represent and warrant to the Company as follows:

     Section 5.1. Organization. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Parent and Merger Sub were organized solely for the purposes of consummating the Merger and the other transactions contemplated by this Agreement and taking action with respect thereto. Except for obligations or liabilities incurred in connection with the transactions contemplated by this Agreement or in connection with their organization, at the Effective Time neither Parent nor Merger Sub will have incurred any obligations or liabilities or engaged in any business activities of any kind.

     Section 5.2. Authority; Non-Contravention; Statutory Approvals.

     (a) Authority. Parent and Merger Sub have all requisite power and authority to enter into this Agreement and, subject to the Parent Required Statutory Approvals (as defined in Section 5.2(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of Parent and all necessary corporate action on the part of Merger Sub. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and, assuming the due authorization, execution and delivery hereof by the Company, this Agreement constitutes the valid and binding obligation of each of Parent and Merger Sub enforceable against them in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

     (b) Non-Contravention. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation of the transactions contemplated hereby will not, result in a Violation pursuant to any provisions of (i) the articles of formation or operating agreement of Parent or the articles of incorporation or by-laws of Merger Sub, (ii) subject to obtaining the Parent Required Statutory Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Parent or Merger Sub or any of their properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or Merger Sub is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations which would not, in the aggregate, have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement (any such material adverse effect, a "Parent Material Adverse Effect").

     (c) Statutory Approvals. Except as described in Section 5.2(c) of the Parent Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby (the "Parent Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" Parent Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

     Section 5.3. Proxy Statement. None of the information supplied by Parent or Merger Sub, or their officers, directors, representatives, agents or employees, for inclusion in the Proxy Statement, or in any amendments thereof or supplements thereto, will, on the date the Proxy Statement is first mailed to shareholders or at the time of the Company Meeting (giving effect to any documents incorporated by reference therein), contain any statement which, at such time and in light of the circumstances under which it will be made, will be false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading.

     Section 5.4. Brokers. No broker, finder or investment banker (other than Credit Suisse First Boston ("CSFB")) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or Merger Sub. Parent has heretofore furnished to the Company a complete and correct copy of all agreements between Parent or Merger Sub and CSFB, pursuant to which such firm would be entitled to any payment relating to the Merger.

     Section 5.5. Financing. Merger Sub has, on or prior to the date hereof, entered into subscription agreements, dated as of the date of this Agreement, with each of David L. Sokol, Walter Scott, Jr. and Berkshire Hathaway Inc. (collectively, the "Subscription Agreements"), pursuant to which the subscribers thereunder (the "Investors") have agreed, on the terms and subject to the conditions contained in the Subscription Agreements, to provide an aggregate of $2.352 billion to Merger Sub in cash and/or shares of Common Stock or options to purchase shares of Common Stock (valued for these purposes at the Per Share Amount) in exchange for securities of Merger Sub. Merger Sub has furnished true and correct copies of the Subscription Agreements to the Company.

     Section 5.6. Sale of the Company. Neither Parent nor Merger Sub nor any of their affiliates has any agreement, understanding or any present intention (i) to sell the Company or any material part of the Company (other than the purchase of securities of Merger Sub by (A) one or more subsidiaries of Berkshire Hathaway Inc. which are consolidated with Berkshire Hathaway Inc. for financial accounting purposes, in accordance with the Subscription Agreement with Berkshire Hathaway Inc. and (B) the Scott Family Entities (as defined in the Subscription Agreement with Walter Scott, Jr.), in accordance with the Subscription Agreement with Walter Scott, Jr.) or
(ii) enter into, or cause the Company to enter into, any extraordinary transaction.

     Section 5.7. Share Ownership. Section 5.7 of the Parent Disclosure Schedule sets forth the number of shares of Company Common Stock beneficially owned, as of the date of this Agreement, by each of Parent and Merger Sub and their respective Subsidiaries and affiliates, either individually or as part of a group for purposes of Rule 13d-3 under the Exchange Act.

     Section 5.8. Regulation Under the 1935 Act. Neither Parent nor Merger Sub is a "public utility company" or a "holding company" (as each such term is defined in the 1935 Act), and neither Parent nor Merger Sub is a "subsidiary company" or "affiliate" (as each such term is defined in the 1935 Act) of a "public utility company" or "holding company," in each case, without giving effect to the Merger.

     Section 5.9. Investor Agreements. Except (i) for the Subscription Agreements and the other agreements contemplated thereby, (ii) as would not reasonably be expected to have a Parent Material Adverse Effect and (iii) except as set forth in Section 5.9 of the Parent Disclosure Schedule, there are no governance, voting or similar agreements among the Investors relating to Parent, Merger Sub or the Company.


                                  ARTICLE VI.

                     CONDUCT OF BUSINESS PENDING THE MERGER

     Section 6.1. Conduct of Business by the Company Pending the Merger. The Company covenants and agrees, as to itself and each of the Company Subsidiaries, that after the date of this Agreement and prior to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, or to the extent Parent shall have otherwise consented in writing, which decision regarding consent shall be made as soon as reasonably practicable (it being understood that if a particular activity is permissible as a result of its being disclosed and, where applicable, approved in writing by Parent under any one of the Section 6.1 subsections of the Company Disclosure Schedule, that activity will not be prohibited under any of the subsections of Section 6.1):

     (a) Ordinary Course of Business. The Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use their commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing or planned programs relating to downsizing, re-engineering and similar matters, keep available the services of their present officers and employees to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Except as set forth in Section 6.1(a) of the Company Disclosure Schedule, the Company shall not, nor shall the Company permit any of the Company Subsidiaries to, (i) enter into a new line of business involving any material investment of assets or resources or any material exposure to liability or loss to the Company and the Company Subsidiaries taken as a whole, or (ii) acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, a substantial equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets (other than equipment, fuel, supplies and similar items or for capital expenditures, in each case, in the ordinary course of business consistent with past practice); provided, however, that notwithstanding the above, the Company or any of the Company Subsidiaries may enter into a new line of business or make such an other acquisition to the extent the investment or other acquisition, as the case may be (which shall include the amount of equity invested plus the amount of indebtedness incurred, assumed or otherwise owed by or with recourse to the Company or any Company Subsidiary (other than the entity being acquired or in which the investment is made or any special purpose entity formed in connection with such investment or other acquisition)), in a new line of business or acquisition, as the case may be, does not exceed, together with all other such investments and other acquisitions made from and after the date of this Agreement, $100 million in the aggregate; and provided, further, that no such investment shall be made in, and no such other acquisition shall consist of, any common equity securities of any U.S. gas or electric utility company.

     (b) Dividends. The Company shall not, nor shall the Company permit any of the Company Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (A) to the Company or its wholly owned Subsidiaries and (B) dividends required to be paid on any outstanding preferred stock of the Company or its Subsidiaries in accordance with the terms of the preferred stocks identified in Section 6.1(b) of the Company Disclosure Schedule; or (ii) split, combine, reclassify, redeem or repurchase any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock.

     (c) Issuance of Securities. Except as described in Section 6.1(c) of the Company Disclosure Schedule, the Company shall not, nor shall the Company permit any of the Company Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, grant of a security interest, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than (i) issuances by a wholly owned Subsidiary of its capital stock to its direct or indirect parent and (ii) issuances of shares of Company Common Stock after the date of this Agreement pursuant to Company Options and other Company convertible securities, in each case existing as of the date hereof and as identified in Section 4.10(a) of the Company Disclosure Schedule.

     (d) Indebtedness. Except as set forth in Section 6.1(d) of the Company Disclosure Schedule, the Company shall not, nor shall the Company permit any of the Company Subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or indemnity or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing other than (i) indebtedness or guarantees or "keep well" or other agreements incurred in the ordinary course of business consistent with past practice (including refinancings, the issuance of commercial paper or the use of existing or replacement credit facilities or hedging activities), (ii) arrangements between the Company and wholly owned Company Subsidiaries or among wholly owned Company Subsidiaries, (iii) in connection with the refunding or defeasance of existing indebtedness that becomes due in accordance with its terms before the Effective Time, or (iv) as may be necessary in connection with investments or acquisitions permitted by
Section 6.1(a).

     (e) Compensation, Benefits. Except as may be required by applicable law, as specifically set forth in Section 6.1(e) of the Company Disclosure Schedule or as contemplated by this Agreement, the Company shall not, nor shall the Company permit any of the Company Subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by the Company or any of the Company Subsidiaries (including, without limitation, the Company Benefit Plans set forth in Section 4.10(a) of the Company Disclosure Schedule, as in effect on September 30, 1999) or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of the Company or any of the Company Subsidiaries, except pursuant to binding legal commitments existing on September 30, 1999 and specifically identified in
Section 4.10(a) of the Company Disclosure Schedule and except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any of the Company Subsidiaries; (ii) enter into or amend any employment, severance, pension, deferred compensation or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with (A) any director or officer or (B) other employee other than in the ordinary course of business consistent with past practice; or (iii) deposit into any trust (including any "rabbi trust") amounts in respect of any employee benefit obligations or obligations to directors; provided that transfers into any trust, other than a rabbi or other trust with respect to any non-qualified deferred compensation, may be made in accordance with past practice or pursuant to legally binding agreements in effect on September 30, 1999.

     (f) 1935 Act. The Company shall not, nor shall the Company permit any of the Company Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities (i) which would cause a change in its status, or that of the Company Subsidiaries, under the 1935 Act, including any action or inaction that would cause the prior approval of the SEC under the 1935 Act to be required for the consummation of the Merger and the other transactions contemplated hereby, or (ii) that would impair the ability of the Company, MidAmerican Funding, Parent or the Surviving Corporation or any Subsidiary of Surviving Corporation to claim an exemption as of right under Rule 2 of the 1935 Act following the Merger or (iii) that would subject Parent or any affiliate (within the meaning of Section 2(a)(11) of the 1935 Act) of Parent or any of the Investor Entities (as defined in Section 6.2(b)) to regulation as a registered holding company under such Act following the Merger.


     (g) Tax-Exempt Status. The Company shall not, nor shall the Company permit any Company Subsidiary to, take any action that would likely jeopardize the qualification of the Company's or any Company Subsidiary's outstanding revenue bonds which qualify as of the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt industrial development bonds under
Section 103(b)(4) of the Internal Revenue Code of 1954, as amended, prior to the Tax Reform Act of 1986.

     Section 6.2. Conduct of Business by Parent and Merger Sub Pending the Merger. Each of Parent and Merger Sub covenant and agree that after the date of this Agreement and prior to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, or to the extent the Company shall have otherwise consented in writing, which decision regarding consent shall be made as soon as reasonably practicable (it being understood that if a particular activity is permissible as a result of its being disclosed and, where applicable, approved in writing by the Company under any one of the Section 6.2 subsections of the Parent Disclosure Schedule, that activity will not be prohibited under any of the subsections of Section 6.2):

     (a) Limited Business Activities. Except for obligations or liabilities incurred in connection with the transactions contemplated by this Agreement or in connection with their organization, neither Parent nor Merger Sub shall incur any obligations or liabilities or engage in any business activities of any kind.

     (b) 1935 Act. Neither Parent nor Merger Sub shall, except as required or contemplated by this Agreement, engage in any activities (i) which would cause a change in its status under the 1935 Act, including any action or inaction that would cause the prior approval of the SEC under the 1935 Act to be required for the consummation of the Merger and the other transactions contemplated hereby, (ii) that would impair the ability of the Company, MidAmerican Funding, Parent or Merger Sub to claim an exemption as of right under Rule 2 of the 1935 Act following the Merger or (iii) that would subject Parent or any affiliate (within the meaning of Section 2(a)(11) of the 1935
Act) of Parent to regulation as a registered holding company under such Act following the Merger; provided that, notwithstanding anything contained in this Agreement to the contrary, in no event shall Parent or Merger Sub or any affiliate (within the meaning of Section 2(a)(11) of the 1935 Act) of either such entity or any of Berkshire Hathaway Inc., any subsidiary of Berkshire Hathaway Inc., any Scott Family Entity or any entity controlled by either David
L. Sokol or Walter Scott, Jr. (all such persons and entities, collectively, the "Investor Entities") be required to restructure their capitalization or amend any of their existing shareholder arrangements in order to permit Parent and Merger Sub to qualify for an exemption from the requirement to register as a holding company under such Act following the Merger or in order to ensure that none of Parent, Merger Sub or Parent's affiliates (within the meaning of Section 2(a)(11) of the 1935 Act) or any Investor Entity will become subject to regulation as a registered holding company under such Act following the Merger.

     Section 6.3. Additional Covenants by the Company and Parent Pending the Merger. Each of Parent and the Company covenants and agrees, each as to itself and each of its Subsidiaries, that after the date of this Agreement and prior to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, or to the extent the other parties hereto shall otherwise consent in writing, which decision regarding consent shall be made as soon as reasonably practicable:

     (a) Cooperation, Notification. Each party shall (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of the Company's ongoing operations, (ii) promptly advise the other party of any change or event which has had, or would reasonably be expected to result in, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, and (iii) pursuant to Section 7.3, promptly provide the other party with copies of all filings made by such party or any of its Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority. In addition, the Company shall promptly notify Parent of any significant changes in the Company's business, properties, assets, financial condition or results of operations or in the Company Prospects.

     (b) No Breach, Etc. Each of the parties shall not, nor shall it permit any of its Subsidiaries to, take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.


                                  ARTICLE VII.

                             ADDITIONAL AGREEMENTS

     Section 7.1. Access to Information. Upon reasonable notice, the Company shall, and shall cause the Company Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of Parent (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments, records and other information (including, but not limited to, Tax Returns) and, during such period, each of the parties hereto shall, and shall cause its Subsidiaries to, furnish promptly to the other party access to each significant report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the public utility commission of any State, the Nuclear Regulatory Commission, the Department of Labor, the Immigration and Naturalization Service, the Environmental Protection Agency (state, local and federal), the IRS, the Department of Justice, the Federal Trade Commission, or any other federal, state or foreign regulatory agency or commission or other Governmental Authority. In addition, during such period, the Company shall, and shall cause the Company Subsidiaries to, furnish promptly to Parent and Merger Sub access to all information concerning the Company, the Company Subsidiaries, directors, officers and shareholders, properties, facilities or operations owned, operated or otherwise controlled by the Company, or if not so owned, operated or controlled, which properties, facilities or operations that the Company may nonetheless obtain access to through the exercise of reasonable diligence, and such other matters as may be reasonably requested by Parent in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement. Parent shall, and shall cause its Subsidiaries and Representatives (other than its Representatives who have entered into separate confidentiality agreements with the Company) to, hold in strict confidence all documents and information concerning the Company furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated as of October 1, 1999, between David L. Sokol and the Company (the "Confidentiality Agreement").

     Section 7.2. Proxy Statement and Schedule 13E-3.

     (a) The Company shall prepare, in consultation with Parent, the Proxy Statement and shall file the Proxy Statement with the SEC as soon as is reasonably practicable after the date of this Agreement and shall use all reasonable efforts to respond to comments from the SEC and to cause the Proxy Statement to be mailed to the Company's shareholders at the earliest practicable time. The Company will not mail, amend or supplement the Proxy Statement unless the Proxy Statement or any amendment or supplement thereof is satisfactory in content to Parent in the exercise of its reasonable judgment.

     (b) As soon as practicable after the date of this Agreement, Parent and the Company shall file with the SEC, and shall use all reasonable efforts to cause any of their respective affiliates engaging in this transaction to file with the SEC, a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3 Transaction Statement") with respect to the Merger. Each of the parties hereto agrees to use all reasonable efforts to cooperate and to provide each other with such information as any of such parties may reasonably request in connection with the preparation of the Proxy Statement and the Schedule 13E-3 Transaction Statement.

     (c) Each party hereto agrees promptly to supplement, update and correct any information provided by it for use in the Proxy Statement and the Schedule 13E-3 Transaction Statement if and to the extent that such information is or shall have become incomplete, false or misleading.

     Section 7.3. Regulatory Approvals and Other Matters.

     (a) HSR Filings. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all reasonable efforts to coordinate such filings and any responses thereto, to make such filings promptly and to respond promptly to any requests for additional information made by either of such agencies.

     (b) Other Approvals. Each party hereto shall cooperate and use all reasonable efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate the transactions contemplated hereby, including, without limitation, the Company Required Statutory Approvals, the Parent Required Statutory Approvals and the Company Required Consents (and any concurrent or related rate filings, if any). Parent and the Company agree that they will consult with each other with respect to the obtaining of all such necessary or advisable permits, consents, approvals and authorizations of Governmental Authorities; provided, however, that it is agreed that the Company shall have primary responsibility for the preparation and filing of any applications with state public utility commissions for approval of the Merger. Each of Parent and the Company shall have the right to review and approve in advance drafts of all such necessary applications, notices, petitions, filings and other documents made or prepared in connection with the transactions contemplated by this Agreement, which approval shall not be unreasonably withheld or delayed. The Company shall promptly notify Parent of any failure or prospective failure to obtain any such consents and shall provide copies of all Company Required Consents obtained by the Company to Parent.

     Section 7.4. Shareholder Approval.

     (a) Approval of Company Shareholders. The Company shall, as soon as reasonably practicable after the date of this Agreement, (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Meeting"), as promptly as practicable after the date of this Agreement, for the purpose of securing the Company Shareholders' Approval, (ii) distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law and with its articles of incorporation and by-laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with Parent with respect to each of the foregoing matters.

     (b) Meeting Date. The Company shall duly call and give notice of the Company Meeting, and shall commence distribution of the Proxy Statement to its shareholders, within five business days after the clearance of the Proxy Statement by the staff of the SEC (or after the expiration of the ten calendar day period after filing the preliminary proxy statement with the SEC if the staff of the SEC has not commented on or otherwise notified the Company within such ten day period of the staff's intent to review and comment on the preliminary proxy statement).

     Section 7.5. Directors' and Officers' Indemnification.

     (a) Indemnification. From and after the Effective Time, the Surviving Corporation shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director of any of the parties hereto (each an "Indemnified Party" and collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time that, in whole or in part, (i) are based on or arising out of the fact that such person is or was a director or officer of such party or (ii) arise out of or pertain to the transactions contemplated by this Agreement (the "Indemnified Liabilities"). In the event of any such loss, expense, claim, damage or liability (whether or not arising prior to the Effective Time), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel for the Indemnified Parties selected by the Indemnified Parties, which counsel may also serve as counsel to the Surviving Corporation (unless there is a conflict between the positions of the Surviving Corporation and the Indemnified Parties on any significant issue) and which counsel shall be reasonably satisfactory to the Surviving Corporation (which consent shall not be unreasonably withheld), promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the Iowa Act, (ii) the Surviving Corporation will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the Iowa Act and the articles of incorporation or by-laws of the Company shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party (the "Independent Counsel"); provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of the Independent Counsel, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

     (b) Insurance. For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect policies of directors' and officers' liability insurance maintained by the Company; provided, that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring prior to the Effective Time to the extent such liability insurance can be maintained annually at a cost to the Surviving Corporation not greater than 200 percent of the current annual premiums for such directors' and officers' liability insurance, which existing premium costs are disclosed on Schedule 7.5(b) of the Company Disclosure Schedule; provided, further, that if such insurance cannot be so maintained or obtained at such cost, the Surviving Corporation shall maintain or obtain as much of such insurance for the Company as can be so maintained or obtained at a cost equal to 200 percent of the current annual premiums of the Company for its directors' and officers' liability insurance.

     (c) Successors. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in either such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.5.

     (d) Survival of Indemnification. To the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of Parent, the Company and its Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective articles of incorporation and by-laws in effect on the date of this Agreement, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

     Section 7.6. Disclosure Schedules. On or before the date hereof, (i) Parent has delivered to the Company the Parent Disclosure Schedule, accompanied by a certificate signed by an officer of Parent stating the Parent Disclosure Schedule has been delivered pursuant to this Section 7.6 and (ii) the Company has delivered to Parent the Company Disclosure Schedule, accompanied by a certificate signed by the chief financial officer of the Company stating the Company Disclosure Schedule has been delivered pursuant to this Section 7.6. The Parent Disclosure Schedule and the Company Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules." The Disclosure Schedules shall be deemed to constitute an integral part of this Agreement and to modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules delivered on or before the date hereof shall be deemed to have been made on and as of the date hereof. From time to time prior to the Closing, the parties shall promptly supplement or amend the Disclosure Schedules with respect to any matter, condition or occurrence hereafter arising affecting the representations and warranties contained herein which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules pertaining to the parties' representations and warranties contained herein. No supplement or amendment shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect for the purpose of determining satisfaction of the conditions set forth in Section 8.2(b) or 8.3(b).

     Section 7.7. Public Announcements. Subject to each party's disclosure obligations imposed by law or regulation, Parent and the Company will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other party (which consent shall not be unreasonably withheld and which decision regarding consent shall be made as soon as reasonably practicable).

     Section 7.8. No Solicitations. From and after the date hereof, the Company will not, and will not authorize or permit any of its Representatives to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below), (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) in the event of an unsolicited written Acquisition Proposal, engage in negotiations or discussions with, or provide any information or data to, any Person (other than to Parent, any of its affiliates or Representatives and except for information which has been previously publicly disseminated by the parties) relating to any Acquisition Proposal; provided, however, that nothing contained in this Section
7.8 or any other provision hereof shall prohibit the Company or its Board of Directors from (i) taking and disclosing to its shareholders a position with respect to a tender or an exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or (ii) making such disclosure to its shareholders as, in good faith judgment of its Board of Directors, after consultation with outside counsel, is required under applicable law.

     Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by an executive officer of the Company or any investment banker, attorney or other Representative of the Company, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 7.8 by the Company. Notwithstanding any other provision hereof, the Company may (i) at any time prior to the time its shareholders shall have voted to approve this Agreement, engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation (except as permitted by Section 7.8), directly or indirectly, by or with the Company or its Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Company and its business, properties and assets if, and only if,
(A)(w) the third party has first made an Acquisition Proposal that is reasonably expected to be more favorable to the Company's shareholders than the Merger, taking into account all legal, regulatory, timing and financial aspects of the Merger and of the Acquisition Proposal, including the degree of certainty of financing therefor, (x) the Acquisition Proposal is reasonably capable of being completed (as determined in good faith by the Company's Board of Directors after consultation with its financial advisors and outside counsel), (y) the third party has demonstrated that financing for the Acquisition Proposal is reasonably likely to be obtained (as determined in good faith by the Company's Board of Directors after consultation with its financial advisors) and (z) its Board of Directors shall have concluded in good faith, after considering applicable provisions of state law and after consultation with outside counsel, that a failure to do so could reasonably be expected to constitute a breach by its Board of Directors of its fiduciary duties to its shareholders under applicable law and (B) prior to furnishing such information to or entering into discussions or negotiations with such person or entity, the Company (x) provides prompt notice to Parent to the effect that it is furnishing information to or entering into discussions or negotiations with such person or entity and (y) receives from such person an executed confidentiality agreement substantially similar to the Confidentiality Agreement, together with its written acknowledgment and agreement to pay at closing the termination and other fees set forth in Section 9.3 if such Acquisition Proposal is consummated or any other Acquisition Proposal is consummated with such party or any of its affiliates, and (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer. The Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Company or its Representatives with respect to the foregoing. The Company shall notify Parent hereto orally and in writing of any such inquiries, offers or proposals (including, without limitation, the material terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep Parent informed of the status and details of any such inquiry, offer or proposal, and shall give Parent three business days' advance notice of any agreement (specifying the material terms and conditions thereof) to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal.

     The term "Acquisition Proposal" shall mean a written proposal or offer (other than by Parent or Merger Sub) for a tender or exchange offer, merger, consolidation or other business combination involving the Company or any material Company Subsidiary or any proposal to acquire in any manner a substantial equity interest in or a substantial portion of the assets of the Company or any material Company Subsidiary, other than the transactions contemplated by this Agreement. As used in this Section, "Board of Directors" includes any committee thereof.

     Section 7.9. Expenses. Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     Section 7.10. Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, neither the Company nor any of its Subsidiaries shall terminate, amend, modify or waive any material provision of any confidentiality or standstill agreement to which it is a party. During such period, the Company and its Subsidiaries shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

     Section 7.11. Takeover Statutes. If any "business combination," "fair price," "moratorium," "control stock acquisition" or other form of antitakeover statute or regulation shall become applicable to the Merger or the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company shall grant such approvals and take such actions as are reasonably necessary so that the Merger or the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger or the transactions contemplated hereby.

     Section 7.12. Subscription Agreements. Parent and Merger Sub agree that they will not, without the prior consent of the Company, enter into any amendment to, or modification or waiver of, any of the Subscription Agreements if such amendment, modification or waiver would (i) reduce the aggregate amount of funds committed under the Subscription Agreements, (ii) add additional conditions to the consummation of the transactions contemplated by the Subscription Agreements or (iii) have a material adverse effect on or delay the receipt of any of the Parent Statutory Approvals or the consummation of the Merger. Parent and Merger Sub shall enforce to the fullest extent permitted under applicable law, the provisions of Subscription Agreements, including but not limited to obtaining injunctions to enforce specifically the terms and provisions thereof in any court having jurisdiction. Parent and Merger Sub shall use all reasonable efforts to fulfill all of their obligations under the Subscription Agreements and to cause all conditions to funding under the Subscription Agreements (other than conditions to funding that are conditions to consummation of the Merger under this Agreement) to be fulfilled as promptly as reasonably practicable. Parent and Merger Sub shall give the Company prompt written notice of (i) any material breach or threatened material breach by any party of the terms or provisions of the Subscription Agreements, (ii) any termination or threatened termination of any of the Subscription Agreements or
(iii) any exercise or threatened exercise of any condition under any of the Subscription Agreements.

     Section 7.13. Employee Benefits Matters. (a) Except to the extent necessary to avoid duplication of benefits, the Surviving Corporation shall give Company Employees full credit for purposes of eligibility and vesting under any employee benefit plans or arrangements maintained by the Surviving Corporation or any of its Subsidiaries in which such employees are eligible to participate for such employees' service with the Company and its Subsidiaries to the same extent recognized by the Company and its Subsidiaries immediately prior to the Effective Time. The Surviving Corporation shall (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to Company Employees under any welfare plan that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Company Employees immediately prior to the Effective Time, and (ii) provide each Company Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

     (b) The Surviving Corporation shall comply with the terms of all Company Benefit Plans.

     (c) The Company shall take all such steps as may be reasonably required to cause the transactions contemplated by Article II hereof and any other dispositions of the Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

                                 ARTICLE VIII.

                                   CONDITIONS

     Section 8.1. Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5 by the joint action of the parties hereto:

     (a) Shareholder Approval. The Company Shareholders' Approval shall have been obtained.

     (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger or the other transactions contemplated hereby shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation; provided, however, that the parties hereto shall use all reasonable efforts to have any such order, injunction, or prohibition vacated.

     (c) Statutory Approvals. The Company Required Statutory Approvals and the Parent Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as defined below) and such Final Orders shall not impose terms or conditions which, in the aggregate, would have, or could reasonably be expected to have, a Company Material Adverse Effect or a Parent Material Adverse Effect, or which would be materially inconsistent with the agreements of the parties contained herein. The term "Final Order" shall mean action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

     (d) HSR Act. All applicable waiting periods under the HSR Act shall have expired or been terminated.

     Section 8.2. Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Company in writing pursuant to
Section 9.5:

     (a) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub will have performed in all material respects their agreements and covenants contained in or contemplated by this Agreement, which are required to be performed by them at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article V of this Agreement shall be true and correct, unless the failure of such representations and warranties to be so true and correct, in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect (ignoring, for purposes of this Section 8.2(b), any materiality standard expressly included in such representations or warranties) as of the date hereof (or, to the extent such representations and warranties speak as of an earlier or later date, as of such earlier or later date) and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier or later date) as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

     (c) Closing Certificates. The Company shall have received a certificate signed by the managing member of Parent, dated the Closing Date, to the effect that, to the best of such person's knowledge, the conditions set forth in
Section 8.2(a) and Section 8.2(b) have been satisfied.

     (d) Legal Opinions as to Corporate and Regulatory Matters. The Company shall have received the opinions of (i) Willkie Farr & Gallagher, Parent's special counsel, in form and substance customary for transactions of this type and reasonably satisfactory to the Company, dated the Effective Time, as to the authorization, validity and enforceability of this Agreement and (ii) LeBoeuf,

Lamb, Greene & MacRae, L.L.P., Parent's special regulatory counsel, in form and substance customary for transactions of this type and reasonably satisfactory to the Company, dated the Effective Time, as to certain regulatory matters, including that all regulatory approvals, permits and consents have been obtained; provided, that such firms may reasonably rely on local counsel (including local counsel as to local regulatory matters) as to matters of local law.

     Section 8.3. Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The obligation of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Parent in writing pursuant to
Section 9.5:

     (a) Performance of Obligations of the Company. The Company (and/or appropriate Company Subsidiaries) will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct, unless the failure of such representations and warranties to be so true and correct, in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect (ignoring, for purposes of this Section 8.3(b), any materiality standard expressly included in such representations or warranties) as of the date hereof (or, to the extent such representations and warranties speak as of an earlier or later date, as of such earlier or later date) and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier or later date) as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

     (c) Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would or, insofar as reasonably can be foreseen, could have a Company Material Adverse Effect.

     (d) Company Required Consents. The Company Required Consents shall have been obtained.

     (e) Insurance Matters. The condition regarding certain insurance matters set forth in Section 8.3(e) of the Parent Disclosure Schedule shall have been satisfied.

     (f) Closing Certificates. Parent shall have received a certificate signed by the chief executive officer and the chief financial officer of the Company, dated the Closing Date, to the effect that, to the best of such officers' knowledge, the conditions set forth in Sections 8.3(a), (b), (c), (d) and (e) have been satisfied.

     (g) 1935 Act Status. The Investors shall have received evidence reasonably satisfactory to them that neither they nor any of their affiliates (within the meaning of Section 2(a)(11) of the 1935 Act) nor any other of the Investor Entities will be subject to regulation as a registered holding company under the 1935 Act following the Merger; provided, that the Investors shall have used all commercially reasonable efforts to obtain such evidence, subject to the proviso in Section 6.2(b).

     (h) Legal Opinions as to Corporate and Regulatory Matters. Parent shall have received the opinions of (i) Dorsey and Whitney LLP, the Company's special Iowa counsel, in form and substance customary for transactions of this type and reasonably satisfactory to Parent, dated the Effective Time, as to the authorization, validity and enforceability of this Agreement and (ii) LeBoeuf, Lamb, Greene & MacRae, L.L.P., the Company's special regulatory counsel, in form and substance customary for transactions of this type and reasonably satisfactory to Parent, dated the Effective Time, as to certain regulatory matters, including that all regulatory approvals, permits and consents have been obtained; provided, that LeBoeuf, Lamb, Greene & MacRae, L.L.P. may reasonably rely on local counsel (including local counsel as to local regulatory matters) as to matters of local law.

     (i) Company Options. Except as otherwise agreed by Parent in writing as provided in Section 2.4, all Company Options under the Company Stock Plans shall have been validly cancelled and none shall remain outstanding no later than the Effective Time, and no holder of Company

Options or any participant in the Company Stock Plans or any other Company Benefit Plan shall have any right thereunder to acquire any equity securities or interests therein of the Company, the Surviving Corporation or any of their respective Subsidiaries.

     (j) Dissenting Shares. Holders of not more than ten percent (10%) of the outstanding shares of Company Common Stock shall have perfected such holder's right to dissent in accordance with the applicable provisions of the Iowa Act and shall not have withdrawn or lost such rights.


                                  ARTICLE IX.

                       TERMINATION, AMENDMENT AND WAIVER

     Section 9.1. Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after the Company Shareholders' Approval has been obtained:

     (a) by mutual written consent of Parent and the Board of Directors of the Company;

     (b) by any party hereto, by written notice to the other, if the Effective Time shall not have occurred on or before April 30, 2000; provided, that such date shall automatically be changed to July 31, 2000 if on April 30, 2000 the conditions set forth in Section 8.1(c) and/or 8.3(g) have not been satisfied or waived and the other conditions to the consummation of the transactions contemplated hereby are then capable of being satisfied, and the approvals required by Section 8.1(c) and/or 8.3(g), as the case may be, which have not yet been obtained are being pursued with diligence; and provided, further, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

     (c) by any party hereto, by written notice to the other party, if the Company Shareholders' Approval shall not have been obtained at a duly held the Company Meeting, including any adjournments thereof;

     (d) by any party hereto, after consultation with outside counsel, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect of prohibiting the Merger, or by any party hereto, if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable; provided, that such terminating party shall have complied with its obligations pursuant to Section 10.8.

     (e) by the Company, upon three business days' prior notice to Parent if, as a result of an Acquisition Proposal described in clauses (A)(w), (x) and (y) of the second paragraph of Section 7.8, (i) the Board of Directors of the Company shall have concluded in good faith, after considering applicable provisions of state law and after consultation with outside counsel, that their fiduciary duties could reasonably require that such Acquisition Proposal be accepted; (ii) the Company shall have complied with all its obligations under Sections 7.4 and 7.8; (iii) the person making the Acquisition Proposal shall have acknowledged and agreed in writing to pay or cause to be paid the termination and other fees set forth in Section 9.3 if such Acquisition Proposal is consummated or any other Acquisition Proposal is consummated with such person or any of its affiliates and (iv) during the three business days prior to any such termination, the Company shall, and shall cause its respective financial and legal advisors to, in good faith seek to negotiate with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein;

     (f) by Parent, by written notice to the Company, if (i)(A) there shall have been any breach of any representation or warranty, or any non-willful breach of any covenant or agreement, of the Company hereunder, other than such breaches, which, together with any other such breaches, has not had and would not reasonably be expected to have a Company Material Adverse Effect, or (B) there shall have been any material breach (if willful) of any covenant or agreement of the Company hereunder and, in case of each of clauses (A) and (B) above, such breach shall not have been remedied within twenty days after receipt by the Company of notice in writing from Parent, specifying the nature of such breach and requesting that it be remedied and provided, that, any materiality standard expressly included in such representations, warranties, covenants or agreements shall be ignored for purposes of this Section 9.1(f)(i); or (ii) the Board of Directors of the Company (A) shall withdraw or modify in any manner adverse to Parent its approval of this Agreement and the transactions contemplated hereby or its recommendation to its shareholders regarding the approval of this Agreement, (B) shall fail to reaffirm such approval or recommendation within five business days after a written request therefor of Parent (unless such request is made during the last seven business days immediately prior to the Company Meeting, in which case, such reaffirmation shall fail to be made within two business days after the request), (C) shall approve or recommend any Acquisition Proposal or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C);

     (g) by the Company, by written notice to Parent, if (A) there shall have been any breach of any representation or warranty, or any non-willful breach of any covenant or agreement, of Parent or Merger Sub hereunder, other than such breaches, which, together with any other such breaches, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, or (B) there shall have been any material breach (if willful) of any covenant or agreement of Parent or Merger Sub hereunder (which shall be deemed to include, for this purpose only, the failure of Parent and Merger Sub to deposit, or cause to be deposited (including from available cash balances at the Company), the cash to the Exchange Agent required pursuant to Section 2.3(a), assuming all other conditions to Closing have been satisfied or otherwise waived in writing by Parent), and, in case of each of clauses (A) and (B) above, such breach shall not have been remedied within twenty days after receipt by Parent of notice in writing from the Company, specifying the nature of such breach and requesting that it be remedied and provided, that, any materiality standard expressly included in such representations, warranties, covenants or agreements shall be ignored for purposes of this Section 9.1(g);

     (h) by the Company if any of the Subscription Agreements shall have been terminated at any time when Parent would not be entitled to terminate this Agreement pursuant to Section 9.1(b), (c), (d) or (f) and, within ten (10) business days after any such termination, such Subscription Agreement shall not have been replaced with another Subscription Agreement with such Investor or another Investor and containing terms at least as favorable to Merger Sub as the terminated Subscription Agreement; provided, that, following any such replacement, Berkshire Hathaway Inc. shall own (including ownership through one or more subsidiaries of Berkshire Hathaway Inc. which are consolidated with Berkshire Hathaway Inc. for financial accounting purposes) at least 70% of the equity (determined by reference to economic interest) in the Surviving Corporation upon consummation of the Merger.

     Section 9.2. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent pursuant to Section 9.1, there shall be no liability on the part of either Parent or the Company or their respective officers, members or directors hereunder, except as provided in Section 7.9 and
9.3 and except that the agreement contained in the last sentence of Section 7.1 shall survive the termination.

     Section 9.3. Termination Fee; Expenses.

     (a) Termination and Expense Fees. If this Agreement (i) is terminated by Parent pursuant to Section 9.1(f)(ii), or (ii) is terminated by the Company pursuant to Section 9.1(e), then the Company shall pay to Parent promptly (but not later than five business days after such notice is given or received by the Company pursuant to Section 9.1(f)(ii) or 9.1(e)) a termination fee equal to $40 million in cash plus an additional $8 million in cash (the "Expense Amount") constituting reimbursement of expenses and fees incurred or to be incurred by Parent or Merger Sub in connection with or related to the Merger and the transactions contemplated by this Agreement, without any requirement that Parent or Merger Sub account for actual expenses. If (i) this Agreement is terminated pursuant to Section 9.1(b), 9.1(c) or 9.1(f)(i) and (ii) at the time of such termination, there shall have been an Acquisition Proposal made by a third party which, at the time of such termination, shall not have been (x) rejected by the Company and its Board of Directors and

(y) withdrawn by the third party and (iii) within eighteen months of any such termination, the Company or its affiliate becomes a subsidiary or part of such third party or a subsidiary or part of an affiliate of such third party, or merges with or into the third party or a subsidiary or affiliate of the third party or enters into a definitive agreement to consummate an Acquisition Proposal with such third party or affiliate thereof, then the Company shall pay to Parent, at the closing of the transaction (and as a condition to the closing) in which the Company or its affiliate becomes such a subsidiary or part of such other person or the closing of such Acquisition Proposal occurs, a termination fee equal to $40 million in cash plus (unless the Expense Amount is paid pursuant to the following sentence) the Expense Amount. If this Agreement is terminated pursuant to (i) Section 9.1(b) due to any failure to satisfy any of the conditions set forth in Sections 8.1(b), 8.1(c) or 8.3 (other than 8.3(g)), or (ii) Section 9.1(d) or Section 9.1(f)(i), the Company shall pay to Parent promptly (but not later than five business days after such notice of termination is given or received by the Company) the Expense Amount.


     (b) If this Agreement is terminated by the Company, by written notice to Parent, due to the failure of Parent and Merger Sub to deposit, or cause to be deposited (including from available cash balances at the Company), the cash to the Exchange Agent required pursuant to Section 2.3(a) at a time when all conditions to Parent's obligation to close have been satisfied or otherwise waived in writing by Parent, then Parent shall pay to the Company a termination fee of $40 million, plus additional damages (but only if and to the extent proven) in an amount not to exceed $40 million.


     (c) Expenses. The parties agree that the agreements contained in this
Section 9.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. Notwithstanding anything to the contrary contained in this Section 9.3, if one party fails to promptly pay to the other any fee or expense due under this Section 9.3, in addition to any amounts paid or payable pursuant to such Section, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.


     (d) Limitation Of Fees. Notwithstanding anything herein to the contrary, if any Investor (x) would, upon consummation of the Merger, become subject to regulation as a public utility holding company required to register under the 1935 Act and (y) solely as a result thereof, this Agreement is terminated, then no fees under this Section 9.3 shall be payable by the Company.


     Section 9.4. Amendment. This Agreement may be amended by Parent and the Boards of Directors of the Company and Merger Sub, at any time before or after the Company Shareholders' Approval has been obtained and prior to the Effective Time, but after such Approval has been obtained, no such amendment shall (a) alter or change the Per Share Amount or (b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of Company Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.


     Section 9.5. Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE X.

                               GENERAL PROVISIONS

     Section 10.1. Non-Survival; Effect of Representations and Warranties. No representations or warranties in this Agreement shall survive the Effective Time, except as otherwise provided in this Agreement.

     Section 10.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally,
(b) when sent by reputable overnight courier service or (c) when telecopied (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (i) If to Parent or Merger Sub, to:

            Teton Formation L.L.C.
            c/o MidAmerican Energy Holdings Company
            666 Grand Avenue
            Des Moines, Iowa 50309
            Attn: Chief Executive Officer
            Telecopy: (515) 242-4031
            Telephone: (515) 242-4300

            with copies to:

            Willkie Farr & Gallagher
            787 Seventh Avenue
            New York, New York 10019
            Attn: Peter J. Hanlon
            Telecopy: (212) 728-8111
            Telephone: (212) 728-8000

            Munger, Tolles & Olson LLP
            355 South Grand Avenue
            Los Angeles, CA 90071,
            Attn: Robert E. Denham
            Telecopy: (213) 687-3702
            Telephone: (213) 683-9100

            Fraser, Stryker, Vaughn, Meusey, Olson, Boyer & Bloch, P.C. 500 Energy Plaza
            409 South 17th Street
            Omaha, Nebraska 68102
            Attn: John K. Boyer
            Telecopy: (402) 341-8290
            Telephone: (402) 341-6000

            and

            LeBoeuf, Lamb, Greene & MacRae, L.L.P.
            125 West 55th Street
            New York, New York 10019
            Attn: Douglas W. Hawes
            Telecopy: (212) 424-8500
            Telephone: (212) 424-8000

     (ii) if to the Company, to:

            MidAmerican Energy Holdings Company
            666 Grand Avenue
            Des Moines, Iowa 50309
            Attn: General Counsel
            Telecopy: (515) 242-4080
            Telephone: (515) 242-4300

            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            919 Third Avenue
            New York, New York 10022
            Attn: Alan C. Myers
            Telecopy: (212) 735-2000
            Telephone: (212) 735-3000

     Section 10.3. Miscellaneous. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (other than the Confidentiality Agreement), (b) shall not be assigned by operation of law or otherwise and (c) shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law rules or principles and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the Iowa Act.

     Section 10.4. Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 10.5. Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 10.6. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of New York.

     Section 10.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 10.8. Further Assurances. Each party will execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof.


     Section 10.9. Waiver of Jury Trial. Each party to this Agreement waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.


     Section 10.10. Certain Definitions. The term "affiliate," except where otherwise defined herein, shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. The term "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).


     IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement as of the date first written above to be signed by their respective officers thereunto duly authorized.



                                   MIDAMERICAN ENERGY HOLDINGS COMPANY



                                   By: /s/ Steven A. McArthur
                                        ---------------------------------------
                                        Name:  Steven A. McArthur
                                        Title: Senior Vice President




                                   TETON FORMATION L.L.C.



                                   By: /s/ David L. Sokol
                                        ---------------------------------------
                                        Name:  David L. Sokol
                                        Title: Managing Member




                                   TETON ACQUISITION CORP.



                                   By: /s/ David L. Sokol
                                        ---------------------------------------
                                        Name:  David L. Sokol
                                        Title: Chief Executive Officer &
                                               President

                            INDEX OF PRINCIPAL TERMS


TERM                                               PAGE
----                                               ----
Acquisition Proposal ..........................    A-26
Agreement .....................................     A-1
Board of Directors ............................    A-26
Closing .......................................     A-5
Closing Date ..................................     A-5
Code ..........................................    A-10
Company .......................................     A-1
Company Benefit Plans .........................    A-11
Company Common Stock ..........................     A-2
Company Disclosure Schedule ...................     A-5
Company Financial Statements ..................     A-8
Company Material Adverse Effect ...............     A-5
Company Meeting ...............................    A-24
Company Options ...............................     A-4
Company Required Consents .....................     A-7
Company Required Statutory Approvals ..........     A-7
Company Rights ................................     A-2
Company Rights Agreement ......................    A-16
Company SEC Reports ...........................     A-8
Company Stock Plans ...........................     A-6
Confidentiality Agreement .....................    A-23
CSFB ..........................................    A-18
Dillon Read ...................................    A-16
Dissenting Shares .............................     A-3
Effective Time ................................     A-1
Environmental Permits .........................    A-15
ERISA .........................................    A-11
Excess Parachute Payments .....................    A-13
Exchange Act ..................................     A-8
Exchange Agent ................................     A-3
Expense Amount ................................    A-31
FERC ..........................................     A-8
GAAP ..........................................     A-8
Governmental Authority ........................     A-7
HSR Act .......................................    A-23
Indemnified Liabilities .......................    A-24
Indemnified Parties ...........................    A-24
Indemnified Party .............................    A-24
Independent Counsel ...........................    A-24
Investor Entities .............................    A-21
Investors .....................................    A-18
Iowa Act ......................................     A-1
IRS ...........................................    A-11
Lehman ........................................    A-16
Merger ........................................     A-1
Merger Sub ....................................     A-1
MidAmerican Funding ...........................     A-5
MidAmerican Utility ...........................     A-5

TERM                                              PAGE
----                                              ----
Parent .......................................      A-1
Parent Disclosure Schedule ...................     A-18
Parent Material Adverse Effect ...............     A-18
Parent Required Statutory Approvals ..........     A-18
PBGC .........................................     A-12
Per Share Amount .............................      A-2
Power Act ....................................      A-8
Proxy Statement ..............................      A-9
PURPA ........................................      A-8
Representatives ..............................     A-22
Schedule 13E-3 Transaction Statement .........     A-23
SEC ..........................................      A-8
Securities Act ...............................      A-8
Shares .......................................      A-2
Subscription Agreements ......................     A-18
Surviving Corporation ........................      A-1
Violation ....................................      A-7
Voting Debt ..................................      A-6
Year 2000 Compliant ..........................     A-17

                                                                      APPENDIX B


                                    FORM OF
                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                      MIDAMERICAN ENERGY HOLDINGS COMPANY


TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:


     Pursuant to the provisions of Division X and Sections 490.1101 and 1103 of the Iowa Business Corporation Act (the "Act"), the undersigned corporation hereby adopts the following Amended and Restated Articles of Incorporation ("Articles of Incorporation"):



                                   ARTICLE I.

     The name of the corporation is "MidAmerican Energy Holdings Company" (hereinafter sometimes called the "Corporation") and its registered office shall be located at 666 Grand Avenue, Des Moines, Iowa 50309 with the right to establish and maintain branch offices at such other points within and without the State of Iowa as the Board of Directors of the Corporation (the "Board of Directors") may, from time to time, determine. The name of the Corporation's registered agent at such registered office is John A. Rasmussen, Jr.


                                  ARTICLE II.

     The nature of the business or purposes to be conducted or promoted is to engage in any or all lawful act or activity for which a corporation may be incorporated under the Act.


                                  ARTICLE III.

     A. The aggregate number of shares which the Corporation shall have authority to issue is 60,000,000 shares of Common Stock, no par value ("Common Stock"), and 50,000,000 shares of Preferred Stock, no par value ("Preferred Stock").

     B. The shares of authorized Common Stock shall be identical in all respects and shall have equal rights and privileges. For all purposes, each registered holder of Common Stock shall, at each meeting of shareholders, be entitled to one vote for each share of Common Stock held, either in person or by proxy duly authorized in writing. Except to the extent required by law or as permitted by these Articles of Incorporation, as amended from time to time, the registered holders of the shares of Common Stock shall have exclusive voting rights.


     C. The Board of Directors, at any time or from time to time, may, and is hereby authorized to, issue and dispose of any of the authorized and unissued shares of Common Stock and any issued but not outstanding shares for such kind and amount of consideration and to such persons, firms or corporations, as may be determined by the Board of Directors, subject to any provisions of law then applicable. The holders of Common Stock shall have no preemptive rights to acquire or subscribe to any shares, or securities convertible into shares, of Common Stock.

     D. A first series of the Preferred Stock is created pursuant to Article IIIA hereof. The Board of Directors, at any time or from time to time may, and is hereby authorized to, further divide the authorized and unissued shares of Preferred Stock into one or more classes or series and in connection with the creation of any class or series to determine, in whole or in part, to the full extent now or hereafter permitted by law, by adopting one or more articles of amendment to the Articles of Incorporation providing for the creation thereof, the designation, preferences, limitations and relative rights of such class or series, which may provide for special, conditional or limited voting rights, or no rights to vote at all, and to issue and dispose of any of such shares and any issued but not outstanding shares for such kind and amount of consideration and to such persons, firms or corporations, as may be determined by the Board of Directors, subject to any provisions of law then applicable.

     E. The Board of Directors, at any time or from time to time may, and is hereby authorized to, create and issue, whether or not in connection with the issue and sale of any shares of its Common Stock, Preferred Stock or other securities of the Corporation, warrants, rights and/or options entitling the holders thereof to purchase from the Corporation any shares of its Common Stock, Preferred Stock or other securities of the Corporation. Such warrants, rights, or options shall be evidenced by such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times (which may be limited or unlimited in duration) at or within which, and the price or prices (which shall be not less than the minimum amount prescribed by law, if any) at which any such shares or other securities may be purchased from the Corporation upon the exercise of any such warrant, right or option shall be fixed and stated in the resolution or resolutions of the Board of Directors providing for the creation and issue of such warrants, rights or options. The Board of Directors is hereby authorized to create and issue any such warrants, rights or options from time to time for such consideration, if any, and to such persons, firms or corporations, as the Board of Directors may determine.

     F. The Corporation may authorize the issue of some or all of the shares of any or all of the classes of its capital stock without certificates.

     G. The Corporation shall not be required to issue certificates representing any fraction or fractions of a share of stock of any class but may issue in lieu thereof one or more non-dividend bearing and non-voting scrip certificates in such form or forms as shall be approved by the Board of Directors, each scrip certificate representing a fractional interest in one share of stock of any class. Such scrip certificates upon presentation together with similar scrip certificates representing in the aggregate an interest in one or more full shares of stock of any class shall entitle the holders thereof to receive one or more full shares of stock of such class. Such scrip certificates may contain such terms and conditions as shall be fixed by the Board of Directors and may become void and of no effect after a period to be determined by the Board of Directors and to be specified in such scrip certificates.

     H. The Corporation shall be entitled to treat the person in whose name any share of Common Stock or Preferred Stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any person, whether or not the Corporation shall have notice thereof except as may be expressly provided otherwise by the laws of the State of Iowa.


                                 ARTICLE IIIA.


     A. Creation, Designation and Amount of First Series of Preferred Stock. A first series of the Preferred Stock is hereby created as follows: The shares of such series (the "Preferred Shares") shall be designated as "Zero Coupon Convertible Preferred Stock", and the number of shares constituting such Preferred Stock shall be 40,000,000.


     B. Dividends and Distributions. In case the Corporation shall at any time or from time to time declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of a dividend, distribution or spin-off) on its Common Stock, other than (i) a distribution made in compliance with the provisions of Section F of this Article IIIA or (ii) a dividend or distribution made in Common Stock, the holders of the Preferred Shares shall be entitled (unless such right shall be waived by the affirmative vote or consent of the holders of at least two-thirds of the number of the then outstanding Preferred Shares) to receive from the Corporation with respect to each Preferred Share held, any dividend or distribution that would be received by a holder of the number of shares (including fractional shares) of Common Stock into which such Preferred Share is convertible on the record date for such dividend or distribution, with fractional shares of Common Stock deemed to be entitled to the corresponding fraction of any dividend or distribution that would be received by a whole share. Any such dividend or distribution shall be declared, ordered, paid or made at the same time such dividend or distribution is declared, ordered, paid or made on the Common Stock.

     C. Conversion Rights.

     Each Preferred Share is convertible at the option of the holder thereof into one Conversion Unit at any time upon the occurrence of a Conversion Event. A Conversion Unit will initially be one share of Common Stock of the Corporation adjusted as follows:

     (i) Stock splits, combinations, reclassifications etc. In case the Corporation shall at any time or from time to time declare a dividend or make a distribution on the outstanding shares of Common Stock payable in Common Stock or subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such event, the number of shares of Common Stock into which each Preferred Share is convertible shall be adjusted so that the holder thereof shall be entitled to receive, upon conversion thereof, the number of shares of Common Stock which such holder would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event or the record date therefor, whichever is the earlier. Any adjustment made pursuant to this clause (i) shall become effective (I) in the case of any such dividend or distribution on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (II) in the case of any such subdivision, reclassification or combination, on the day upon which such corporate action becomes effective.

     (ii) Issuances of Additional Shares below Fair Value Price. In case the Corporation shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a "conversion") for shares of Common Stock) (collectively, "convertible securities") (other than in Permitted Transactions) at a price per share (or having a conversion price per share) less than the Fair Value Price as of the date of issuance of such shares (or of such convertible securities), then, and in each such event, the number of shares of Common Stock into which each Preferred Share is convertible shall be adjusted so that the holder thereof shall be entitled to receive, upon conversion thereof, the number of shares of Common Stock determined by multiplying the number of shares of Common Stock into which such share was convertible immediately prior to such date of issuance by a fraction, (I) the numerator of which is the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and (II) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock which the aggregate consideration receivable (including any amounts payable upon conversion of convertible securities) by the Corporation for the total number of additional shares of Common Stock so issued (or into which the convertible securities may convert) would purchase at the Fair Value Price on such date. For purposes of the foregoing, "Permitted Transactions" shall include issuances (i) as consideration for the acquisition of businesses and/or related assets, and (ii) in connection with employee benefit plans and any other transaction approved by the Board of Directors (including the approval of the directors elected by the holders of the Preferred Shares), and "Fair Value Price" shall mean the average of the closing prices on the principal stock exchange or over-the-counter quotation system on which the Common Stock is then listed or quoted, or if not then listed or quoted, the fair value of the Corporation's Common Stock as determined in good faith by the Board of Directors. Although Permitted Transactions do not require adjustment of a Conversion Unit, the issuance of equity and equity-linked securities in a Permitted Transaction remains subject to the vote of the Preferred Shares as provided in Section D of this Article IIIA. Any adjustment made pursuant to this clause (ii) shall become effective immediately upon the date of such issuance.

     (iii) Mergers, Consolidations, Sales of Assets etc. In case the Corporation shall be a party to any transaction (including a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation or recapitalization of the Corporation, but excluding any transaction described in clause (i) or (ii) above) in which the previously outstanding Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Corporation is a party, exchanged for different securities of the Corporation or common stock or other securities or interests in another Person or other property (including cash) or any combination of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that each holder of Preferred Shares shall be entitled, upon conversion, to an amount per share equal to (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged times (B) the number of shares of Common Stock into which such share was convertible immediately prior to the consummation of such transaction. Any adjustment made pursuant to this clause (iii) shall become effective immediately upon the consummation of such transaction.

     In calculating the adjustments provided in clauses (i), (ii) and (iii) above, a Conversion Unit shall include any fractional share resulting from the calculation.

     A "Conversion Event" includes (i) any conversion of Preferred Shares that would not cause the holder of the shares of Common Stock issued upon conversion (or any affiliate of such holder) or the Corporation to become subject to regulation as a registered holding company, or as a subsidiary of a registered holding company, under the Public Utility Holding Company Act of 1935 ("PUHCA") either as a result of the repeal or amendment of PUHCA, the number of shares involved or the identity of the holder of such shares and (ii) a Company Sale. A "Company Sale" includes any involuntary or voluntary liquidation, dissolution, recapitalization, winding-up or termination of the Corporation and any merger, consolidation or sale of all or substantially all of the assets of the Corporation.

     The holder of any Preferred Shares may exercise such holder's right to convert each such share into a Conversion Unit by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the Preferred Shares to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section C of this Article IIIA and specifying the name or names in which such holder wishes the certificate or certificates for securities included in the Conversion Unit or Units to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of securities included in the Conversion Unit or Units in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of the securities and other property then included in a Conversion Unit or Units upon conversion of Preferred Shares pursuant hereto. As promptly as practicable, and in any event within three Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock (or other securities included in the Conversion Unit or Units) to which the holder of Preferred Shares so converted shall be entitled and (ii) if less than the full number of Preferred Shares evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and such surrender of the certificate or certificates representing the Preferred Shares to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive the securities and other property included in the Conversion Unit or Units in accordance herewith, and the Person entitled to receive the securities and other property included in the Conversion Unit or Units shall be treated for all purposes as having become the record holder of such securities and other property included in the Conversion Unit or Units at such time. No holder of Preferred Shares shall be prevented from converting Preferred Shares, and any conversion of Preferred Shares in accordance with the terms of this Section C of this Article IIIA shall be effective upon surrender, whether or not the transfer books of the Corporation for the Common Stock are closed for any purpose.

     The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Preferred Shares. The Corporation shall from time to time, subject to and in accordance with the Act, increase the authorized amount of Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding Preferred Shares.


     Whenever the number of shares of Common Stock and other property comprising a Conversion Unit into which each Preferred Share is convertible is adjusted as provided in this Section C of this Article IIIA, the Corporation shall promptly mail to the holders of record of the outstanding Preferred Shares at their respective addresses as the same shall appear in the Corporation's stock records a notice stating that the number of shares of Common Stock and other property comprising a Conversion Unit into which each Preferred Share is convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each Preferred Share is convertible, as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

     D. Voting Rights.

     The holders of the Preferred Shares shall have the following voting rights:


     (A) The holders of the then-outstanding Preferred Shares shall be entitled to elect, as a class, two (out of a total of ten) directors to the Board of Directors and to elect the replacement for any director elected by them who for any reason ceases to serve as a director. In addition, without first obtaining the consent or approval of the holders of a majority of the then-outstanding Preferred Shares, voting as a separate class, the Corporation will not (a) effect any Fundamental Transaction or (b) amend the provisions of the Articles of Incorporation of the Corporation in any manner which would alter or change the powers, preferences or special rights of the Preferred Shares or that would otherwise adversely affect the rights of the holders of the Preferred Shares. A "Fundamental Transaction" includes the following (in each case referring to a single transaction or series of related transactions): (i) the sale, lease, exchange, mortgage or other disposition (including any spin-off or split-up) of any business or assets having a fair market value of 25% or more of the fair market value of the business or assets of the Corporation and its subsidiaries taken as a whole, the merger or consolidation of the Corporation with any other Person, a liquidation, dissolution or winding-up of the Corporation or any recapitalization or reclassification of the securities of the Corporation; (ii) the acquisition of any business or assets (by way of merger, acquisition of stock or assets or otherwise) or the making of capital expenditures not included in the applicable annual budget approved by the Board of Directors, in each case for a consideration or involving expenditures in excess of $50,000,000; (iii) the issuance, grant or sale, or the repurchase, of any equity securities (or any equity-linked securities or obligations) of the Corporation (or securities convertible into or exchangeable or exercisable for any such equity securities); (iv) transactions with officers, directors, stockholders and affiliates of the Corporation except (x) to the extent effectuated on terms no less favorable to the Corporation than those obtainable in an arms' length transaction with an unaffiliated Person or (y) in the case of cash compensation arrangements, which are approved by the Board of Directors (without regard to the directors elected by the holders of the Preferred Shares); (v) the removal as chief executive officer of the Corporation of the person occupying that position on the date of original issuance of the Preferred Shares (the "Initial CEO") and (vi) the appointment or removal of any person as chief executive officer of the Corporation after the removal, resignation, death or disability of the Initial CEO (the consent of the holders of the Preferred Stock as to the matters set forth in this clause (vi) not to be unreasonably withheld).


     (B) Except as set forth herein, or as otherwise provided by law, holders of the Preferred Shares shall have no voting rights.

     E. Reacquired Shares.


     Any Preferred Shares converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any Articles of Amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law.


     F. Liquidation, Dissolution or Winding Up.

     Upon any involuntary or voluntary liquidation, dissolution, recapitalization, winding-up or termination of the Corporation, the assets of the Corporation available for distribution to the holders of the Corporation's capital stock shall be distributed in the following priority, with no distribution pursuant to the second priority until the first priority has been fully satisfied and no distribution pursuant to the third priority until the first and second priorities have both been fully satisfied, First, to the holders of the Preferred Shares for each Preferred Share, a liquidation preference of $1.00 per share, Second, to the holders of Common Stock, ratably, an amount equal to (i) $1.00 divided by the number of shares of Common Stock then comprising a Conversion Unit, multiplied by (ii) the number of shares of Common Stock then outstanding, and Third, to the holders of the Preferred Shares and the Common Stock (ratably, on the basis of the number of shares of Common Stock then outstanding and, in the case of the Preferred Shares, the number of shares of Common Stock then comprising a Conversion Unit multiplied by the total number of Preferred Shares outstanding), all remaining assets of the Corporation available for distribution to the holders of the Corporation's capital stock.

     Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation to a Person or Persons, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section F of this Article IIIA.

     G. Redemption. The Preferred Shares are not subject to redemption at the option of the Corporation nor subject to any sinking fund or other mandatory right of redemption accruing to the holders thereof.

     H. Defined Terms. For purposes of this Article IIIA, the following terms shall have the meanings set forth below:

     "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of Iowa are authorized or obligated by law or executive order to close.

     "Person" shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity.

     I. Conflict. If and to the extent the provisions of Article V conflict with the provisions of this Article IIIA, the provisions of Article V shall prevail.


                                  ARTICLE IV.

   The term of corporate existence of the Corporation shall be perpetual.


                                   ARTICLE V.

     A. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. The number of directors of the Corporation shall be fixed in accordance with the Bylaws but shall be no less than three and no greater than sixteen, and such number may be increased or decreased within such range from time to time in accordance with the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Directors shall be elected by the shareholders at each annual meeting of the

Corporation as specified herein and in the Bylaws. The directors shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1999 annual meeting of shareholders, the term of office of the second class to expire at the 2000 annual meeting and the term of office of the third class to expire at the 2001 annual meeting of shareholders.


     B. Each director shall hold office until his or her successor shall have been duly elected and qualified or until his or her prior death, retirement, resignation or removal. At each annual meeting of shareholders following the initial classification and election of directors, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. Should a vacancy occur or be created, whether arising through death, resignation or removal of a director or through an increase in the number of directors, such vacancy shall be filled solely by a majority vote of the remaining directors though less than a quorum of the Board of Directors. A director so elected to fill a vacancy shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which such director has been elected expires.


     C. Any director or the entire Board of Directors may be removed only for cause as set forth in this paragraph C. Removal of a director for cause must be approved by the affirmative vote of a majority of the Board or Directors at any meeting or by the holders of shares of capital stock of the Corporation having at least sixty-six and two-thirds percent (66 2/3%) of the votes of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, only at a meeting of shareholders called for the purpose of removing the director and after notice stating that the purpose, or one of the purposes, of the meeting is removal of the director.


     D. The Board of Directors, by a vote of a majority of the entire Board, may appoint from the directors an executive committee and such other committees as they may deem judicious; and to such extent as shall be provided in the resolution of the Board or in the Bylaws, may delegate to such committees all or any of the powers of the Board of Directors which may be lawfully delegated, and such committees shall have and thereupon may exercise all or any of the powers so delegated to them. The Board of Directors or the Bylaws may provide the number of members necessary to constitute a quorum of any committee and the number of affirmative votes necessary for action by any committee.


     E. The Board of Directors shall elect such officers of the Corporation as specified in the Bylaws. All vacancies in the offices of the Corporation shall be filled by the Board of Directors. The Board of Directors shall also have authority to appoint such other managing officers and agents as they may from time to time determine.


                                  ARTICLE VI.


     Special meetings of shareholders of the Corporation may be called at any time by each of the Chairman of the Board of Directors, the Chief Executive Officer and the President, by the Board of Directors and by the holders of at least fifty percent (50%) of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, on at least ten days' notice to each shareholder entitled to vote at the special meeting, specifying the time, place and purpose or purposes of the special meeting.


                                  ARTICLE VII.


   The private property of the shareholders of the Corporation shall be exempt from all corporate debts.

                                 ARTICLE VIII.

     The Board of Directors may adopt Bylaws, and from time to time may alter, amend or repeal any Bylaws; but any Bylaws adopted by the Board of Directors may be altered or repealed by the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of directors at any annual meeting or at any special meeting provided notice of such proposed alteration or repeal be included in the notice of meeting.


                                  ARTICLE IX.

     A. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; or

     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

     (iii) for any transaction from which the director derives an improper personal benefit; or

     (iv)  under Section 490.833, or a successor provision, of the Act.

     B. If, after the date these Articles of Incorporation are filed with the Iowa Secretary of State, the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be deemed eliminated or limited to the fullest extent permitted by the Act, as so amended. Any repeal or modification of Section A or this Section B of this Article IX, by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                   ARTICLE X.

     A. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or arbitration and whether formal or informal ("proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee, of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Act permitted the Corporation to provide prior to such amendment), against all reasonable expenses, liability and loss (including without limitation attorneys' fees, all costs, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director, officer or employee in his or her capacity as a director, officer or employee (and not in any other capacity in which service was or is rendered by such person while a director, officer or employee including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of (i) a written undertaking, by or on behalf of such director, officer or employee, to repay all amounts so advanced if it should be determined ultimately that such director, officer or employee is not entitled to be indemnified under this Article X or otherwise, or (ii) a written affirmation by or on behalf of such director, officer or employee that, in such person's good faith belief, such person has met the standards of conduct set forth in the Act.

     B. If a claim under Section A is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Act, shall not be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

     C. Indemnification provided hereunder shall, in the case of the death of the person entitled to indemnification, inure to the benefit of such person's heirs, executors or other lawful representatives. The invalidity or unenforceability of any provision of this Article X shall not affect the validity or enforceability of any other provision of this Article X.

     D. Any action taken or omitted to be taken by any director, officer or employee in good faith and in compliance with or pursuant to any order, determination, approval or permission made or given by a commission, board, official or other agency of the United States or of any state or other governmental authority with respect to the property or affairs of the Corporation or any such business corporation, not-for-profit corporation, joint venture, trade association or other entity over which such commission, board, official or agency has jurisdiction or authority or purports to have jurisdiction or authority shall be presumed to be in compliance with the standard of conduct set forth in Section 490.851 (or any successor provision) of the Act whether or not it may thereafter be determined that such order, determination, approval or permission was unauthorized, erroneous, unlawful or otherwise improper.

     E. Unless finally determined, the termination of any litigation, whether by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the action taken or omitted to be taken by the person seeking indemnification did not comply with the standard of conduct set forth in Section 490.851 (or any successor provision) of the Act.

     F. The rights conferred on any person by this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

     G. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Act.


                                  ARTICLE XI.

     Any action required or permitted to be taken by the shareholders of the Corporation must be effected at an annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders.


                                  ARTICLE XII.

     Any amendment, alteration, change or repeal of Article VA, VB, VC, VI, VIII, XI or this Article XII of these Articles of Incorporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                                                                      APPENDIX C



                                LEHMAN BROTHERS
                                                               October 24, 1999
Special Committee of the Board of Directors
Board of Directors
MidAmerican Energy Holdings, Inc.
302 South 36th St., Suite 400
Omaha, NE 68131

Ladies and Gentlemen:

     We understand that MidAmerican Energy Holdings ("MEHC" or the "Company") intends to enter into an agreement with TETON LLC (the "Acquirer") pursuant to which the Company will merge with a subsidiary of the Acquirer and, upon the effectiveness of such merger, each outstanding share of common stock of the Company will be converted into the right to receive $35.05 in cash (the "Proposed Transaction"). The Acquirer is an investor group consisting of David Sokol (Chairman & CEO of MEHC), Walter Scott (Director of MEHC) and Berkshire Hathaway Inc., with Berkshire Hathaway having a 75% interest in the Company on a fully diluted basis. The Proposed Transaction is expected to close by April 30, 2000. The terms and conditions of the Proposed Transaction are set forth in more detail in the October 22, 1999 draft of the Merger Agreement (the "Agreement") between the Acquirer and the Company.

     We have been requested by the Special Committee of the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the stockholders of the Company of the consideration to be received by such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) financial and operating information with respect to the business, operations and prospects of the Company and its operating business units furnished to us by the Company, (3) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, (4) a trading history of the Company's common stock from October 27, 1997 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant,
(6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, (7) after consultation with regulatory counsel, the estimated time required to consummate the Proposed Transaction, and (8) alternative transactions that possibly could be entered into by the Company, including the time required to consummate such transactions. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.


     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be received by the stockholders of the Company in the Proposed Transaction is fair to such stockholders.


     We have acted as financial advisor to the Board of Directors in connection with the Proposed Transaction and will receive a fee for our services which is in part contingent upon the sale of the Company. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past (including representing the Company (formerly CalEnergy Company) in its acquisition of MidAmerican Energy Holdings Inc.), and have received customary fees for such services. In the ordinary course of our business, we actively trade in the debt and equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.


     This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.


                                              Very truly yours,


                                              /s/ Lehman Brothers
                                              ---------------------------
                                              LEHMAN BROTHERS

                                                                     APPENDIX D



                        [WARBURG DILLON READ LETTERHEAD]



                                                               October 24, 1999

The Board of Directors and the Special Committee of the Board of Directors MidAmerican Energy Holdings Company
666 Grand Avenue
Des Moines, IA 50309

Dear Members of the Board of Directors and Members of the Special Committee:

     We understand that MidAmerican Energy Holdings Company, an Iowa corporation (the "Company"), is considering a transaction whereby Teton Acquisition Corp., an Iowa corporation ("Merger Sub") and a wholly owned subsidiary of Teton Formation L.L.C., an Iowa limited liability company ("Teton") formed by Berkshire Hathaway Inc., Walter Scott Jr., a member of the Board of Directors of the Company, and David L. Sokol, Chairman of the Board and Chief Executive Officer of the Company (collectively, the "Investor Group"), will merge (the "Merger") with the Company. Pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), each issued and outstanding share of common stock of the Company (the "Common Stock") other than shares held in treasury by the Company, shares owned by Teton, Merger Sub or any subsidiary of the Company, or dissenting shares (as defined in the Merger Agreement) ("Excluded Shares"), will be converted into the right to receive $35.05 in cash (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

     You have requested our opinion as to the fairness, from a financial point of view, of the Consideration to be received by the holders of Common Stock (other than Excluded Shares) in the Merger.

     In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company, including estimates and financial forecasts prepared by management of the Company, that were provided to us by the Company and are not publicly available; (iii) reviewed the historical market prices and trading volumes of the Common Stock of the Company; (iv) conducted discussions with members of the senior management of the Company; (v) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business we believe to be generally comparable to those of the Company; (vi) compared the financial terms of the Merger with the publicly available terms of certain other transactions which we considered relevant; (vii) reviewed the October 21, 1999 draft of the Merger Agreement and (viii) conducted such other financial studies, analyses and investigations, and considered such other information as we deemed necessary or appropriate.

     In connection with our review, at your direction, we have not assumed any responsibility for independent verification of any of the information reviewed by us for the purpose of this opinion and have, at your direction, relied on its being complete and accurate in all material respects. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Company. Our opinion is necessarily based on economic, monetary, regulatory, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     Our opinion does not address the Company's underlying business decision to effect the Merger or constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger. At your direction, we have not been asked to, nor do we, offer any opinion as to the material terms of the Merger Agreement or the form of the Transaction. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Merger Agreement does not differ in any material respect from the draft that we have examined, and that Teton and the Company will comply with all the material terms of the Merger Agreement. We have not negotiated the terms of the Merger and we have not been authorized to and have not solicited indications of interest in a business combination with the Company from any party.

     In the past, Warburg Dillon Read LLC ("WDR") and its predecessors have provided investment banking services to the Company and its predecessors and received customary compensation for the rendering of such services. An affiliate of WDR has credit facilities outstanding to the Company totaling approximately $74,000,000. In the ordinary course of business, WDR, its successors and affiliates may trade securities of the Company for their own accounts and, accordingly, may at any time hold a long or short portion in such securities.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of shares of Common Stock (other than the Excluded Shares) in the Merger is fair, from a financial point of view, to such holders.


                                     Very truly yours,


                                     WARBURG DILLON READ LLC




By: /s/ Kenneth S. Crews                   By: /s/ Jason D. Sweet
    ----------------------------------         ---------------------------------
        Kenneth S. Crews                           Jason D. Sweet
        Managing Director                          Managing Director

                                                                     APPENDIX E


                         IOWA BUSINESS CORPORATION ACT
                         DISSENTERS' RIGHTS PROVISIONS


                                 DIVISION XIII


                              DISSENTERS' RIGHTS


                                    PART A


     490.1301 DEFINITIONS FOR DIVISION XIII. In this division:

     1. "Beneficial shareholders" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

     2. "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     3. "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 490.1302 and who exercises that right when and in the manner required by sections 490.1320 through 490.1328.

     4. "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     5. "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     6. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     7. "Shareholder" means the record shareholder or the beneficial shareholder.

     490.1302 SHAREHOLDERS' RIGHT TO DISSENT. -- 1. A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     a. Consummation of a plan of merger to which the corporation is a party if either of the following apply:

     (1) Shareholder approval is required for the merger by section 490.1103 or the articles of incorporation and the shareholder is entitled to vote on the merger.

     (2) The corporation is a subsidiary that is merged with its parent under section 490.1104.

     b. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

     c. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

     d. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it does any or all of the following:

     (1) Alters or abolishes a preferential right of the shares.

     (2) Creates alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

     (3) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

     (4) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

     (5) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 490.604.

     (6) Extends, for the first time after being governed by this chapter, the period of duration of a corporation organized under chapter 491 or 496A and existing for a period of years on the day preceding the date the corporation is first governed by this chapter.

     e. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     2. A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter is not entitled to challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     490.1303 DISSENT BY NOMINEES AND BENEFICIAL OWNERS. -- 1. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in that shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

     2. A beneficial shareholder may assert dissenters' rights as to shares held on the shareholder's behalf only if the shareholder does both of the following:

     a. Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights.

     b. Does so with respect to all shares of which the shareholder is the beneficial shareholder or over which that beneficial shareholder has power to direct the vote.


                                    PART B

     490.1320 NOTICE OF DISSENTERS' RIGHTS. -- 1. If proposed corporate action creating dissenters' rights under section 490.1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this part and be accompanied by a copy of this part.

     2. If corporate action creating dissenters' rights under section 490.1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 490.1322.

     490.1321 NOTICE OF INTENT TO DEMAND PAYMENT. -- 1. If proposed corporate action creating dissenters' rights under section 490.1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must do all of the following:

     a. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated.

     b. Not vote the dissenting shareholder's shares in favor of the proposed action.

     2. A shareholder who does not satisfy the requirements of subsection 1, is not entitled to payment for the shareholder's shares under this part.

     490.1322 DISSENTERS' NOTICE. -- 1. If proposed corporate action creating dissenters' rights under section 490.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 490.1321.

     2. The dissenters' notice must be sent no later than ten days after the proposed corporate action is authorized at a shareholders' meeting, or, if the corporate action is taken without a vote of the shareholders, no later than ten days after the corporate action is taken, and must do all of the following:

     a. State where the payment demand must be sent and where and when certificates for certificated shares must be deposited.

     b. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

     c. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date.

     d. Set a date by which the corporation must receive the payment demand, which date shall not be fewer than thirty nor more than sixty days after the date the dissenters' notice is delivered.

     e. Be accompanied by a copy of this division.

     490.1323 DUTY TO DEMAND PAYMENT. -- 1. A shareholder sent a dissenter's notice described in section 490.1322 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice pursuant to section 490.1322, subsection 2, paragraph "c", and deposit the shareholder's certificates in accordance with the terms of the notice.

     2. The shareholder who demands payment and deposits the shareholder's shares under subsection 1 retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     3. A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this division.

     490.1324 SHARE RESTRICTIONS. -- 1. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 490.1326.

     2. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     490.1325 PAYMENT. -- 1. Except as provided in section 490.1327, at the time the proposed corporate action is taken, or upon receipt of a payment demand, whichever occurs later, the corporation shall pay each dissenter who complied with section 490.1323 the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

     2. The payment must be accompanied by all of the following:

     a. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any.

     b. A statement of the corporation's estimate of the fair value of the shares.

     c. An explanation of how the interest was calculated.

     d. A statement of the dissenter's right to demand payment under section 490.1328.

     e. A copy of this division.

     490.1326 FAILURE TO TAKE ACTION. -- 1. If the corporation does not take the proposed action within one hundred eighty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     2. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 490.1322 as if the corporate action was taken without a vote of the shareholders and repeat the payment demand procedure.

     490.1327 AFTER-ACQUIRED SHARES. -- 1. A corporation may elect to withhold payment required by section 490.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     2. To the extent the corporation elects to withhold payment under subsection 1, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under section 490.1328.

     490.1328 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.
-- 1. A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under section 490.1325, or reject the corporation's offer under section 490.1327 and demand payment of the fair value of the dissenter's shares and interest due, if any of the following apply:

     a. The dissenter believes that the amount paid under section 490.1325 or offered under section 490.1327 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated.

     b. The corporation fails to make payment under section 490.1325 within sixty days after the date set for demanding payment.

     c. The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

     2. A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection 1 within thirty days after the corporation made or offered payment for the dissenter's shares.

                                    PART C


     490.1330 COURT ACTION. 1. If a demand for payment under section 490.1328 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     2. The corporation shall commence the proceeding in the district court of the county where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     3. The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     5. Each dissenter made a party to the proceeding is entitled to judgment for either of the following:

   a. The amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation.

   b. The fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 490.1327.

     490.1331 COURT COSTS AND COUNSEL FEES. -- 1. The court in an appraisal proceeding commenced under section 490.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 490.1328.

     2. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, for either of the following:

     a. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 490.1320 through 490.1328.

     b. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                                     APPENDIX F


              TRANSACTIONS INVOLVING MIDAMERICAN COMMON STOCK BY
          BERKSHIRE HATHAWAY INC., WALTER SCOTT, JR., DAVID L. SOKOL,
       TETON FORMATION L.L.C., TETON ACQUISITION CORP., MIDAMERICAN AND
                   CERTAIN EXECUTIVE OFFICERS AND DIRECTORS


     Note: This Appendix F sets forth transactions involving MidAmerican common stock other than the transactions contemplated by the merger agreement or related agreements.

PURCHASES AND OTHER TRANSACTIONS INVOLVING MIDAMERICAN COMMON STOCK BY
MIDAMERICAN

                                                          AVERAGE
   QUARTER         SHARES                                PURCHASE
    ENDED        PURCHASED        LOW       HIGH     PRICE PER SHARE
------------   -------------   --------   --------   ----------------
   3/31/97              --         --         --              --
   6/30/97          57,100      32.29      32.92           32.83
   9/30/97         607,200      34.54      37.17           36.05
  12/31/97         957,900      32.04      33.48           33.14
   3/31/98      20,949,063      22.54      34.05           33.22
   6/30/98         497,200      29.69      30.50           30.05
   9/30/98         497,000      26.90      29.01           27.94
  12/31/98              --         --         --              --
   3/31/99         785,900      26.92      28.54           28.24
   6/30/99       1,253,000      33.17      34.88           33.95
   9/30/99       1,337,300      28.04      34.54           30.00

PURCHASES AND OTHER TRANSACTIONS INVOLVING MIDAMERICAN COMMON STOCK BY BERKSHIRE HATHAWAY INC., TETON FORMATION L.L.C. AND TETON ACQUISITION CORP.

     None.


PURCHASES AND OTHER TRANSACTIONS INVOLVING MIDAMERICAN COMMON STOCK BY WALTER SCOTT, JR.

                                                            AVERAGE
   QUARTER          SHARES                                 PURCHASE
    ENDED         PURCHASED         LOW       HIGH     PRICE PER SHARE
------------   ---------------   --------   --------   ----------------
   3/31/97                --         --         --              --
   6/30/97                --         --         --              --
   9/30/97                --         --         --              --
  12/31/97         2,000,000*     37.39      37.39           37.39
   3/31/98           500,000      28.00      28.00           28.00
   6/30/98                --         --         --              --
   9/30/98           500,000      27.63      29.00           28.62
  12/31/98                --         --         --              --
   3/31/99                --         --         --              --
   6/30/99                --         --         --              --
   9/30/99                --         --         --              --

*WS Charitable Remainder Unitrust II was the purchaser.

PURCHASES AND OTHER TRANSACTIONS INVOLVING MIDAMERICAN COMMON STOCK BY DAVID L. SOKOL

                                                        AVERAGE
   QUARTER        SHARES                               PURCHASE
    ENDED       PURCHASED       LOW       HIGH     PRICE PER SHARE
------------   -----------   --------   --------   ----------------
   3/31/97            --         --         --              --
   6/30/97            --         --         --              --
   9/30/97           743      28.58      28.58           28.58
  12/31/97            --         --         --              --
   3/31/98        40,000      27.56      27.63           27.61
   6/30/98            --         --         --              --
   9/30/98        40,869      23.58      26.82           25.18
  12/31/98            --         --         --              --
   3/31/99            --         --         --              --
   6/30/99            --         --         --              --
   9/30/99           722      29.43      29.43           29.43
                  ------

TRANSACTIONS IN MIDAMERICAN COMMON STOCK DURING THE PAST 60 DAYS BY ANY PENSION, PROFIT SHARING OR SIMILAR PLAN OF MIDAMERICAN OR AFFILIATE OR BY ANY ASSOCIATE OR MAJORITY OWNED SUBSIDIARY OF MIDAMERICAN OR AFFILIATE

     During the 60 day period ending October 31, 1999, the latest date for which such information is available, the plan administrator for the MidAmerican Energy Company Retirement Savings Plans (401(k)) acquired a total of 44,458 shares of MidAmerican common stock, after giving effect to individual open market purchase and sale transactions.

                                                                     APPENDIX G


      INFORMATION RELATING TO BERKSHIRE HATHAWAY INC., WALTER SCOTT, JR., DAVID L. SOKOL, TETON FORMATION L.L.C., TETON ACQUISITION CORP. AND
                   CERTAIN EXECUTIVE OFFICERS AND DIRECTORS


     References to "MidAmerican" in this Appendix G include the current MidAmerican Energy Holdings Company and CalEnergy Company, Inc. (predecessor by merger to MidAmerican). References to "Old MidAmerican" herein refer to MidAmerican Energy Holdings Company prior to its merger with CalEnergy Company, Inc.

I.  MIDAMERICAN ENERGY HOLDINGS COMPANY

   A. The name, principal business and address of the principal executive offices of MidAmerican Energy Holdings Company are set forth below.

        NAME AND ADDRESS OF
    PRINCIPAL EXECUTIVE OFFICES                       PRINCIPAL BUSINESS
    ---------------------------                       ------------------
      MidAmerican Energy Holdings   MidAmerican is headquartered in Des Moines,
        Company                     Iowa and has approximately 9,800 employees.
      666 Grand Avenue              Through its retail utility subsidiaries, MidAmerican
      Des Moines, Iowa 50309        provides electric service to 2.2 million customers
      (515) 242-4300                and natural gas service to 1.2 million customers
                                    worldwide. MidAmerican also manages and owns
                                    interests in approximately 8,300 megawatts of
                                    diversified power generation facilities in operation,
                                    construction and development.

   B. The name, present principal occupation or employment and five-year employment history of each director and executive officer of MidAmerican Energy Holdings Company are set forth below. Unless otherwise indicated, the business address of each such person is 666 Grand Avenue, Des Moines, Iowa 50309 and each such person is a citizen of the United States.




                                   PRESENT PRINCIPAL OCCUPATION
   NAME OF DIRECTOR              AND FIVE YEAR EMPLOYMENT HISTORY
   ----------------              --------------------------------
  David L. Sokol       Mr. Sokol is MidAmerican's Chairman of the
                       Board and Chief Executive Officer. He has been
                       Chief Executive Officer since April 19, 1993 and
                       served as President of MidAmerican from
                       April 19, 1993 until January 21, 1995. He has been
                       Chairman of the Board since May 1994 and has
                       been a MidAmerican director since March 1991.
                       Formerly, among other positions held in the
                       independent power industry, Mr. Sokol served as
                       President and Chief Executive Officer of Kiewit
                       Energy, a wholly owned subsidiary of Peter Kiewit
                       Sons', Inc. and Ogden Projects, Inc.

                                      PRESENT PRINCIPAL OCCUPATION
     NAME OF DIRECTOR               AND FIVE YEAR EMPLOYMENT HISTORY
     ----------------               --------------------------------
  Edgar D. Aronson        Mr. Aronson has been a director since April 1983.
                          Mr. Aronson founded EDACO, Inc., a private
                          venture capital company, in 1981, and has been
                          President of EDACO, Inc. since that time. Prior to
                          that, Mr. Aronson was Chairman of Dillon, Read
                          International from 1979 to 1981 and a General
                          Partner in charge of the International Department
                          at Salomon Brothers from 1973 to 1979. Mr.
                          Aronson served from 1962 to 1968 as Vice
                          President consecutively in the International
                          Departments of First National Bank of Chicago
                          and Republic National Bank of New York. He
                          founded the International Department of Salomon
                          Brothers and Hutzler in 1968.

  Judith E. Ayres         Ms. Ayres has been a director since July 1990.
                          Since 1990, Ms. Ayres has been principal of The
                          Environmental Group, an environmental
                          consulting firm in San Francisco, California. From
                          1988 to 1989, Ms. Ayres was a Vice President of
                          William D. Ruckelshaus Associates, an
                          environmental consulting firm. From 1983 to 1988,
                          Ms. Ayres was the Regional Administrator of
                          Region 9 (Arizona, California, Hawaii, Nevada
                          and the Western Pacific Islands) of the United
                          States Environmental Protection Agency.

  Terry E. Branstad       The Hon. Terry E. Branstad has been a director
                          since April 1999. He served as the Governor of the
                          State of Iowa from 1983 to 1999. Prior to that,
                          Governor Branstad was the Lieutenant Governor
                          of the State of Iowa from 1979 to 1983. Prior to
                          that, Governor Branstad was an attorney in private
                          practice from 1974 to 1982. From 1973 to 1979,
                          Governor Brandstad was a representative in the
                          Iowa House of Representatives. Governor
                          Branstad has served as Chairman for the
                          Education Commission of the States, Republican
                          Governors' Association, Governors' Ethanol
                          Coalition, National Governors' Association and
                          the Midwest Governors' Association.

                                       PRESENT PRINCIPAL OCCUPATION
     NAME OF DIRECTOR                AND FIVE YEAR EMPLOYMENT HISTORY
     ----------------                --------------------------------
  Stanley J. Bright       Mr. Bright is Vice Chairman of the Board and a
                          member of the executive committee. Mr. Bright
                          served as Chairman, President and Chief Executive
                          Officer of Old MidAmerican. Mr. Bright has
                          served as Chairman of MidAmerican Energy
                          Company since December 1, 1996, Chief Executive
                          Officer since July 1, 1998, President since 1995 and
                          President of the Office of the Chief Executive
                          Officer of Iowa-Illinois Gas and Electric Company,
                          a predecessor company of MidAmerican Energy
                          Company, from 1991 to 1995. Mr. Bright joined
                          Old MidAmerican in 1986 and its Board of
                          Directors in 1987. Prior to the merger of
                          CalEnergy Company, Inc. with Old MidAmerican,
                          Mr. Bright was Chair of the Strategy and
                          Executive Committees and a member of the
                          Finance Committee. Mr. Bright is also a director of
                          Norwest Bank Iowa, N.A. and Utilx Corporation.

  Jack W. Eugster         Mr. Eugster has been a director since 1987. Mr.
                          Eugster has been Chairman and Chief Executive
                          Officer of Musicland Stores Corp. (specialty
                          retailer), Minneapolis, Minnesota, since 1986 and
                          President since 1981. He joined the board of Old
                          MidAmerican in 1987 and served as Chair of the
                          Compensation Committee and a member of the
                          Executive Committee prior to the Merger.
                          Mr. Eugster is also a director of Damark, Inc.,
                          Donaldson Company, Inc., Josten's, Inc. and
                          ShopKo Stores, Inc.

  Richard R. Jaros        Mr. Jaros has been a director since March 1991.
                          Mr. Jaros served as President and Chief Operating
                          Officer from January 8, 1992 to April 19, 1993 and
                          as Chairman of the Board from April 19, 1993 to
                          May 1994. Mr. Jaros served as President of Kiewit
                          Diversified Group, Inc. (now Level 3
                          Communications) from 1996 to 1997 and as
                          Executive Vice President of Peter Kiewit Sons'
                          Inc. ("PKS") from 1993 to 1997 and as Chief
                          Financial Officer of PKS from 1995 to 1997. Mr.
                          Jaros served in various capacities at PKS between
                          1980 and 1993. Mr. Jaros is a director of Level 3
                          Communications, RCN Corporation, Commonwealth
                          Telephone, and DTN Corporation.

                                         PRESENT PRINCIPAL OCCUPATION
      NAME OF DIRECTOR                 AND FIVE YEAR EMPLOYMENT HISTORY
      ----------------                 --------------------------------
  Davis R. Morris           Mr. Morris was appointed a director in February
                            1997. Mr. Morris was Chairman of Northern
                            Electric plc from 1989 to January 1997. In 1980, he
                            joined Delta plc becoming Managing Director of
                            the Switchgear and Accessories Division in 1981
                            and a director in 1984. Prior to that, Mr. Morris
                            was Managing Director of Wildt Mellor Bromley
                            Ltd., a subsidiary of Sears Holdings, plc, from 1975
                            to 1980. From 1958 to 1975, Mr. Morris was
                            employed by English Electric, which merged with
                            GEC, in production, development and general
                            management. Mr. Morris has served as a director
                            of Delta Group plc, EA Technology, Regional
                            Technology Centre (North) Ltd. and Northern
                            Arts.

  Robert L. Peterson        Mr. Peterson has been a director since 1990. Mr.
                            Peterson has been Chairman and Chief Executive
                            Officer of IBP, Inc. (meat processor), Dakota City,
                            Nebraska since 1980, President since 1977 and a
                            director since 1975. Mr. Peterson joined the Board
                            of Old MidAmerican in 1990 and served as a
                            member of the executive and nominating
                            committees prior to the merger of Old
                            MidAmerican with CalEnergy Company, Inc.

  Bernard W. Reznicek       Mr. Reznicek has been a director since May 1995.
                            Mr. Reznicek has been President of Premier
                            Enterprises and National Director--Utility
                            Marketing for Central States Indemnity Co. of
                            Omaha since January 1997. Prior to that, he was
                            Dean, College of Business Administration at
                            Creighton University. From 1987 to 1994, Mr.
                            Reznicek was the Chairman, President and Chief
                            Executive Officer of Boston Edison Company and
                            was the President and Chief Executive Officer of
                            the Omaha Public Power District from 1981 to
                            1987. Mr. Reznicek serves on the boards of
                            directors of Stone & Webster, Incorporated, State
                            Street Corporation, Guarantee Life Companies,
                            Inc. and the Nebraska Humane Society.

                                       PRESENT PRINCIPAL OCCUPATION
     NAME OF DIRECTOR                AND FIVE YEAR EMPLOYMENT HISTORY
     ----------------                --------------------------------
  Walter Scott, Jr.       Mr. Scott is the Chairman of the Board of Level 3
                          Communications, Inc., a communications and
                          information services company that is building the
                          first international network optimized for Internet
                          protocol technology, a position he has held since
                          September 1979. Level 3 Communications was
                          formerly known as Peter Kiewit Sons', Inc., for
                          which, until the spin-off of its construction
                          operations in March 1998, Mr. Scott also served as
                          Chief Executive Officer. Mr. Scott has been a
                          MidAmerican director since June 1991 and served
                          as MidAmerican's Chairman and Chief Executive
                          Officer from January 8, 1992 until April 19, 1993.
                          Mr. Scott is also a director of Berkshire Hathaway,
                          Burlington Resources, Inc., ConAgra, Inc.,
                          Valmont Industries, Inc., Commonwealth
                          Telephone Enterprises, Inc. and RCN Corporation,
                          a publicly traded company in which Level 3
                          Communications holds a majority ownership
                          interest.

  John R. Shiner          Mr. Shiner has been a director since May 1995. He
                          joined the law firm of Morrison & Foerster in
                          1993, where he is a partner resident in the Los
                          Angeles office. Prior to that time, he was a partner
                          in the law firm of Baker & McKenzie. Mr. Shiner
                          has practiced law in Los Angeles since 1968,
                          specializing in litigation and consultation with the
                          senior management and boards of closely held and
                          public corporations.

                                           PRESENT PRINCIPAL OCCUPATION
       NAME OF DIRECTOR                  AND FIVE YEAR EMPLOYMENT HISTORY
       ----------------                  --------------------------------
      Sir Neville G. Trotter   Sir Neville Trotter, JP, DL, FCA, FRAeS, has been
                               a director since May 1997. In June 1997 he was
                               appointed a Deputy Lieutenant of the County of
                               Tyne and Wear to assist the Lord Lieutenant as a
                               representative of Queen Elizabeth. He was elected
                               a Member of Parliament from 1974 to 1997 serving
                               as a Member of the Trade & Industry Select
                               Committee, Defence Select Committee and the
                               Transport Select Committee. He is a Chartered
                               Accountant and continued to practice as an active
                               Consultant with Grant Thornton after his election
                               to Parliament having previously been a Senior
                               Partner and member of the firm's National
                               Executive Team. He currently serves as
                               Non-Executive Director or Advisor with several
                               British corporations and trade associations. He is
                               Vice President of the British Marine Equipment
                               Council and a director of the North East Chamber
                               of Commerce Trade and Industry based in
                               Newcastle upon Tyne, Chairman of the British
                               American Chamber of Commerce in the North
                               East of England and an Honorary Colonel in the
                               Royal Marines Reserve.

      David E. Wit             Mr. Wit has been a director since April 1987. He is
                               Chief Executive Officer of Logicat Inc., a software
                               development/publishing firm. Prior to working at
                               Logicat Inc., Mr. Wit worked at E.M. Warburg,
                               Pincus & Company, where he analyzed seed-stage
                               financing and technology investments.


                                        PRESENT PRINCIPAL OCCUPATION
 NAME OF EXECUTIVE OFFICER            AND FIVE YEAR EMPLOYMENT HISTORY
 -------------------------            --------------------------------
  David L. Sokol            See above.

  Gregory E. Abel           Mr. Abel is President and Chief Operating Officer.
                            Mr. Abel joined MidAmerican in 1992. Mr. Abel is
                            a Chartered Accountant and from 1984 to 1992, he
                            was employed by Price Waterhouse. As a manager
                            in the San Francisco office of Price Waterhouse, he
                            was responsible for clients in the energy industry.

  Steven A. McArthur        Mr. McArthur is Senior Vice President, Mergers
                            and Acquisitions and Corporate Secretary. Mr.
                            McArthur joined MidAmerican in February 1991.
                            From 1988 to 1991, he was an attorney in the
                            Corporate Finance Group at Shearman & Sterling
                            in San Francisco. From 1984 to 1988 he was an
                            attorney in the Corporate Finance Group at
                            Winthrop, Stimson, Putnam & Roberts in New
                            York.

                                            PRESENT PRINCIPAL OCCUPATION
   NAME OF EXECUTIVE OFFICER              AND FIVE YEAR EMPLOYMENT HISTORY
   -------------------------              --------------------------------
      John A. Rasmussen, Jr.,   Mr. Rasmussen is Senior Vice President and
                                General Counsel. Mr. Rasmussen has been Senior
                                Vice President and General Counsel of
                                MidAmerican Energy Company since November 1,
                                1996, and Group Vice President and General
                                Counsel from July 1, 1995 to November 1, 1996.
                                Prior to that, he was Vice President and General
                                Counsel of Midwest Power Systems, Inc., a
                                predecessor company, from 1993 to 1995.

      Patrick J. Goodman        Mr. Goodman is Senior Vice President and Chief
                                Financial Officer. Mr. Goodman joined
                                MidAmerican in June 1995, and served as
                                Manager of Consolidation Accounting until
                                September 1996 when he was promoted to
                                Controller. Prior to joining the company, Mr.
                                Goodman was a financial manager for National
                                Indemnity Company and a senior associate at
                                Coopers & Lybrand.

      Robert S. Silberman       Mr. Silberman is Senior Vice President and Chief
                                Administrative Officer. Mr. Silberman joined the
                                company in 1995. Prior to that, Mr. Silberman
                                served as Executive Assistant to the Chairman and
                                Chief Executive Officer of International Paper
                                Company, as Director of Project Finance and
                                Implementation for the Ogden Corporation and as
                                a Project Manager in Business Development for
                                Allied-Signal, Inc. He has also served as the
                                Assistant Secretary of the Army for the United
                                States Department of Defense.

      Keith D. Hartje           Mr. Hartje is Senior Vice President, Human
                                Resources. Mr. Hartje has been with MidAmerican
                                Energy Company and its predecessor companies
                                since 1973. During that time, he has held a number
                                of positions with MidAmerican, including General
                                Counsel and Corporate Secretary, District Vice
                                President for southwest Iowa operations, and Vice
                                President, Corporate Communications.

      Ronald W. Stepien         Mr. Stepien has been President, MidAmerican
                                Energy Company, since November 1, 1998, and
                                Chief Operating Officer since March 1999,
                                Executive Vice President from November 1, 1996
                                to October 31, 1998, and Group Vice President
                                from 1995 to November 1, 1996. He was Vice
                                President of Iowa-Illinois Gas and Electric
                                Company, a predecessor company, from 1990 to
                                1995.

                                       PRESENT PRINCIPAL OCCUPATION
 NAME OF EXECUTIVE OFFICER           AND FIVE YEAR EMPLOYMENT HISTORY
 -------------------------           --------------------------------
  Eric Connor               Mr. Connor is Director, Northern Electric and
                            Managing Director, Utility Services. Mr. Connor
                            joined Northern Electric in 1992 as a Director.
                            Prior to joining Northern Electric, he was a
                            Director at NEI Reyrolle Ltd. and prior to that,
                            his appointments included: deputy group head of
                            engineering, National Nuclear Corporation;
                            manager computer systems, NEI Electronics (C&I
                            Systems); systems engineer, Davy-Leowy; software
                            engineer, Marconi Space & Defence.


II.  TETON FORMATION L.L.C.

   A. The name, principal business and address of the principal executive offices of Teton Formation L.L.C. are set forth below.

          NAME AND ADDRESS OF
      PRINCIPAL EXECUTIVE OFFICES                    PRINCIPAL BUSINESS
      ---------------------------                    ------------------
      Teton Formation L.L.C. c/o MEHC   Teton Formation was formed as an Iowa limited
      666 Grand Avenue                  liability company on October 14, 1999 by the
      Des Moines, Iowa                  investor group for the purpose of entering into the
      Attn: Chief Executive Officer     merger agreement. Teton Formation has not
      (515) 242-4031                    engaged in any business activity other than in
                                        connection with the merger and the related
                                        transactions.

   B. The name, business address, present principal occupation or employment and five-year employment history of each member of Teton Formation L.L.C. are set forth below. Unless otherwise indicated, each such person is a citizen of the United States.

                                        PRESENT PRINCIPAL OCCUPATION
     NAME AND ADDRESS OF MEMBERS      AND FIVE YEAR EMPLOYMENT HISTORY
     ---------------------------      --------------------------------
      David L. Sokol                 See I. B. of this Appendix G.
      MidAmerican Energy
      Holdings Company
      302 S. 36th Street, Suite 400
      Omaha, NE 68131
      (402) 341-4500

      Walter Scott, Jr.              See I. B. of this Appendix G.
      1000 Kiewit Plaza
      Omaha, NE 68131
      (402) 341-2052

                                            PRESENT PRINCIPAL OCCUPATION
  NAME AND ADDRESS OF MEMBERS             AND FIVE YEAR EMPLOYMENT HISTORY
  ---------------------------             --------------------------------
      Berkshire Hathaway Inc.   Berkshire Hathaway is a holding company owning
      1440 Kiewit Plaza         subsidiaries engaged in a number of diverse
      Omaha, NE 68131           business activities, the most important of which is
      (402) 346-1400            the property and casualty insurance and
                                reinsurance business. Other business activities
                                conducted by Berkshire Hathaway's subsidiaries
                                include publication of a daily and Sunday
                                newspaper in Buffalo, New York; training services
                                to operators of aircraft and ships; providing
                                fractional ownership programs for general aviation
                                aircraft; manufacturing and marketing of home
                                cleaning systems and related accessories;
                                manufacture and sale of boxed chocolates and
                                other confectionery products; licensing and
                                servicing of approximately 5,800 Dairy Queen
                                stores, which feature hamburgers, hot dogs, various
                                dairy desserts and beverages; retailing of home
                                furnishings; retailing of fine jewelry; and
                                manufacture, import and distribution of footwear.

                                Berkshire Hathaway has been engaged in various business activities during the past five years.
                                Warren E. Buffett is Berkshire's Chairman and
                                Chief Executive Officer and has served in such capacity for the past five years.

III.  TETON ACQUISITION CORP.

   A. The name, principal business and address of the principal executive offices of Teton Acquisition Corp. are set forth below.

           NAME AND ADDRESS OF
       PRINCIPAL EXECUTIVE OFFICES                    PRINCIPAL BUSINESS
       ---------------------------                    ------------------
      Teton Acquisition Corp. c/o MEHC   Teton Acquisition was formed as an Iowa
      666 Grand Avenue                   corporation on October 13, 1999 for the purpose of
      Des Moines, Iowa                   entering into the merger agreement. Teton
      Attn: Chief Executive Officer      Acquisition is a wholly owned subsidiary of Teton
      (515) 242-4031                     Formation. Teton Acquisition has not engaged in
                                         any business activity other than in connection with
                                         the merger and the related transactions.
                                         Substantially all of the assets of Teton Acquisition
                                         consist of subscription agreements with each
                                         member of the investor group to provide a portion
                                         of the financing required to complete the merger.

   B. The name, business address, present principal occupation or employment and five-year employment history of each director and executive officer of Teton Acquisition Corp. are set forth below. Unless otherwise indicated, each such person is a citizen of the United States.

         NAME AND ADDRESS OF                   PRESENT PRINCIPAL OCCUPATION
 EACH DIRECTOR AND EXECUTIVE OFFICER         AND FIVE YEAR EMPLOYMENT HISTORY
 -----------------------------------         --------------------------------
      David L. Sokol                  See I. B. of this Appendix G.
      MidAmerican Energy
      Holdings Company                Position at Teton Acquisition Corp.: Chairman,
      302 S. 36th Street, Suite 400   President and Chief Executive Officer; Vice
      Omaha, NE 68131                 President and Treasurer, Vice President
      (402) 341-4500                  and Secretary

      Walter Scott, Jr.               See I. B. of this Appendix G.
      1000 Kiewit Plaza
      Omaha, NE 68131                 Position at Teton Acquisition Corp.: Director
      (402) 341-2052

      Warren E. Buffett               Warren E. Buffett has been a director of Berkshire
      Berkshire Hathaway Inc.         Hathaway Inc. since 1965 and has been its
      1440 Kiewit Plaza               Chairman and Chief Executive Officer since 1970.
      Omaha, NE 68131                 Mr. Buffett is a controlling person of Berkshire.
      (402) 346-1400                  He is also a director of The Coca-Cola Company,
                                      The Gillette Company and The Washington Post
                                      Company.

                                      Position at Teton Acquisition Corp.: Director

IV.  BERKSHIRE HATHAWAY, INC.

   A. The name, principal business and address of the principal executive offices of Berkshire Hathaway Inc. are set forth below:

      NAME AND ADDRESS OF
  PRINCIPAL EXECUTIVE OFFICES          PRINCIPAL BUSINESS
  ---------------------------          ------------------
      Berkshire Hathaway Inc.   See II. B. of this Appendix G.
      1440 Kiewit Plaza
      Omaha, Nebraska 68131
      (402) 346-1400

   B. The name, business address, present principal occupation or employment and five-year employment history of the Warren E. Buffett, the person who controls Berkshire Hathaway Inc., a United States citizen, are set forth below.

                                  PRESENT PRINCIPAL OCCUPATION
   NAME AND BUSINESS ADDRESS    AND FIVE YEAR EMPLOYMENT HISTORY
   -------------------------    --------------------------------
      Warren E. Buffett        See III. B. of this Appendix G.
      Berkshire Hathaway Inc.
      1440 Kiewit Plaza
      Omaha, Nebraska 68131
      (402) 346-1400

   C. The name, business address, present principal occupation or employment, five-year employment history and citizenship of the executive officers and directors of Berkshire Hathaway Inc. are set forth below. Unless otherwise indicated, each such person is a citizen of the United States.

                                                    PRESENT PRINCIPAL OCCUPATION
       NAME AND BUSINESS ADDRESS                  AND FIVE YEAR EMPLOYMENT HISTORY
       -------------------------                  --------------------------------
      Warren E. Buffett                 See III. B. of this Appendix G.

      Howard G. Buffett                 Mr. Buffett has been a director of Berkshire
      1004 East Illinois Street         Hathaway since 1993. Mr. Buffett is Chairman of
      Assumption, Illinois 62510        Directors of The GSI Group, a company primarily
                                        engaged in the manufacture of agricultural
                                        equipment. From 1992 until June 5, 1995,
                                        Mr. Buffett had been Vice President, Assistant to
                                        the Chairman and a Director of Archer Daniels
                                        Midland Company, a company engaged principally
                                        in the business of processing and merchandising
                                        agricultural commodities. He is also a director of
                                        Coca-Cola Enterprises, Inc., Lindsay
                                        Manufacturing Co. and Mond Industries Inc. His
                                        business address is 1004 East Illinois Street,
                                        Assumption, Illinois 62510.

      Susan T. Buffett                  Mrs. Buffett has been a director of Berkshire
      1440 Kiewit Plaza                 Hathaway since 1991. Mrs. Buffett has not been
      Omaha, Nebraska 68131             employed in the past five years.

      Malcolm G. Chace                  Mr. Chace has been a director of Berkshire
      One Providence Washington Plaza   Hathaway since 1992. In 1996, Mr. Chace was
      Providence, Rhode Island 02903    named Chairman of the Board of Directors of
                                        Bank RI, a community bank located in the state of
                                        Rhode Island. Prior to 1996, Mr. Chace had been a
                                        private investor.

      Charles T. Munger                 Mr. Munger has been a director and Vice
      355 South Grand Avenue            Chairman of Berkshire Hathaway's Board of
      Los Angeles, California 90071     Directors since 1978. He is Chairman of the Board
                                        of Directors and Chief Executive Officer of Wesco
                                        Financial Corporation, approximately 80%-owned
                                        by Berkshire Hathaway. Mr. Munger is also
                                        Chairman of the Board of Directors of Daily
                                        Journal Corporation and a director of Costco
                                        Companies, Inc.

      Ronald L. Olson                   Mr. Olson was elected a director in 1997. For more
      355 South Grand Avenue            than the past five years, he has been a partner in
      Los Angeles, California 90071     the law firm of Munger, Tolles & Olson LLP. He is
                                        also a director of Edison International, Western
                                        Asset Trust, Inc. and Pacific American Income
                                        Shares, Inc.

      Walter Scott, Jr.                 See I. B. of this Appendix G.

      Marc D. Hamburg                   Mr. Hamburg has been the Chief Financial Officer
      1440 Kiewit Plaza                 and Vice President of Berkshire Hathaway for
      Omaha, Nebraska 68131             more than the past five years.

V.  WALTER SCOTT, JR. AND DAVID L. SOKOL


   A. The name, business address, present principal occupation or employment and five-year employment history of Walter Scott Jr., a United States citizen, are set forth below.




                                PRESENT PRINCIPAL OCCUPATION
  NAME AND BUSINESS ADDRESS   AND FIVE YEAR EMPLOYMENT HISTORY
  -------------------------   --------------------------------
      Walter Scott, Jr.      See I. B. of this Appendix G.
      1000 Kiewit Plaza
      Omaha, Nebraska 68131
      (402) 341-2052

   B. The name, business address, present principal occupation or employment and five-year employment history of David L. Sokol, a United States citizen, are set forth below.

                                        PRESENT PRINCIPAL OCCUPATION
      NAME AND BUSINESS ADDRESS       AND FIVE YEAR EMPLOYMENT HISTORY
      -------------------------       --------------------------------
      David L. Sokol                 See I. B. of this Appendix G.
      MidAmerican Energy Holdings
       Company
      302 S. 36th Street, Suite 400
      Omaha, NE 68131
      (402) 341-4500

                       MIDAMERICAN ENERGY HOLDINGS COMPANY
                                666 GRAND AVENUE
                             DES MOINES, IOWA 50309

                                      PROXY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 27, 2000

     The undersigned shareholder of MidAmerican Energy Holdings Company ("MidAmerican"), revoking all previous proxies, hereby constitutes and appoints Steven A. McArthur and John A. Rasmussen, Jr., and each of them, as proxies with full power of substitution to attend the special meeting of shareholders
of MidAmerican at 9:00 a.m., Central time, on January 27, 2000 at    , and at
any adjournment or postponement thereof (the "Special Meeting"), and to vote the number of shares of common stock of MidAmerican the undersigned would be entitled to vote if personally present at the Special Meeting on the matters set forth herein. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and proxy statement relating to the Special Meeting and hereby instructs said proxies to vote or refrain from voting such shares of MidAmerican common stock as marked on the reverse side of this proxy card upon the matters listed thereon.


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND THE MERGER (INCLUDING THE AMENDED AND RESTATED ARTICLES OF INCORPORATION) IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF MIDAMERICAN. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

            (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)

[X] Please mark your vote as in this example.
THE BOARD OF DIRECTORS OF MIDAMERICAN RECOMMENDS A VOTE FOR PROPOSAL 1.

1. To approve the Agreement and Plan of Merger, dated as of October 24, 1999, among MidAmerican, Teton Formation L.L.C. and Teton Acquisition Corp., and the merger of Teton Acquisition Corp. with and into MidAmerican, as described in the accompanying proxy statement. In the merger, (a) each issued and outstanding share of MidAmerican common stock (other than shares held by MidAmerican, Teton Formation, Teton Acquisition and their respective subsidiaries and other than shares held by shareholders who perfect dissenters' rights under Iowa law) will be converted into the right to receive $35.05 per share in cash and (b) the articles of incorporation of MidAmerican will be amended and restated to be substantially in the form attached as Appendix B to the proxy statement.
   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Please sign and date this proxy and return it in the enclosed return envelope, whether or not you expect to attend the Special Meeting. You may also vote in person if you do attend.
                                               Date: ---------------------------

                                               ---------------------------------

                                               ---------------------------------
                                                          Signature(s)

Note: Please sign this proxy exactly as name appears hereon. If shares are held as joint tenants, both joint tenants should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporate officers or other signing in a representative capacity should indicate the capacity in which they are signing.